Prospectus Supplement (Sales Report) No. 17 dated November 24, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 434558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434558	$12,000	$12,000	14.26%	1.00%	November 24, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434558. Member loan 434558 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	IHG	Debt-to-income ratio:	24.77%
Length of employment:	5 years	Location:	East Rutherford, NJ

Home town:
Current & past employers:	IHG
Education:

This borrower member posted the following loan description, which has not been verified:

Money used to pay off high interest credit cards 518490 added on 11/17/09 > In these tough economic times, I have been fortunate enough to work for a solid company with great stability. I plan to use the funds to pay off credit cards. Every single card that I have has raised their interest rates before the government steps in to regulate the rates and it's completely unfair. <br/>I'm never ever late with my payments and am very responsible. I want to pay off these cards and eliminate myself from paying these abusive high interest rates.<br/>Thank you for your support!!!<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,958.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you get into debt?	Most of my debt I acquired in school while getting my Masters Degree. Tuition, books, and commuting were the biggest factors in contributing to the debt.
A few questions. 1) Please provide some monthly budget info: rent, car payments, credit card monthly payments, other commitments monthly. 2) How long ago completed Masters degree? You have a good income and seem to have the right attitude about taking control of the CC debt situation. Will fund after answers. Thanks!	My household bills including rent and electric is $1000. Car payment w/insurance $600. Credit card bills a month total $700. Don't have children or pets and live alone. I haven't completed my degree. I finish in Fall 2010. After seeing my debt and payments rise so much I took a year off from school, stressed over it and sought out alternative ways to pay. In Sept of this year I re-enrolled but now receive tuition reimbursement from my work and go to school part-time. Thanks again for your consideration and support!
Please respond to the following: What are your responsibilities at IHG? Does this loan completely pay off the credit card debt? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I do sales at IHG and this will pay off the most of my credit cards. I'm targeting paying off those that have really high interest rates. I transfered some debt from the cards with high rates to cards with lower rates and will continue to work with those. Fortuantely for me, my company already experienced layoffs early this year therefore I'm not fearful of losing my job. We are actually looking to hire about 10 people in 2010 to assist my team as business has been increasing and we are short staffed. Thank you for your consideration.

Member Payment Dependent Notes Series 439010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439010	$12,000	$12,000	12.53%	1.00%	November 24, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439010. Member loan 439010 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Crown Cork & Seal	Debt-to-income ratio:	16.08%
Length of employment:	10 + years	Location:	Methuen, MA

Home town:
Current & past employers:	Crown Cork & Seal
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I thought applying for a peer lending loan would be the best way for me to get a quality loan while others (rather than banks) are able to gain some return. I am a single, working mother with two boys. The oldest is 24 and recently got his MBA. My youngest is 16 and learning to drive. I ended up accumulating most of my debt in the past couple years. The main reason is that my youngest son was in and out of the hospital. Hotel rooms, food etc added up as well as other bills. I have a very secure union job with over 20 years at the same company. I have not been one day late on any payment in over 6 years and have been paying way above the minimum balance on many bills. However, one lump sum loan would make juggling various bills much easier while also lowering my interest rates significantly. I thank you for your time!

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,244.00	Public Records On File:	1
Revolving Line Utilization:	66.60%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$12,000 loan questions: 1. Credit Report reflects Public Record 85 months past; either bankruptcy, taxes, court judgment, payroll liens? Please explain. Advance thanks for answer to question. Investment occurs after answer received.	The public record was a Chapter 7 bankruptcy discharge. This occured after I became separated. Since then, I have not been late once on any payment due.
Please describe your current credit card usage, and talk about the last Public Record 85 months ago.	I almost never charge anything anymore but if I do it goes on AMEX and is paid off in full the next month so that I am not accumulating more debt. The current credit card debts are mostly due to my youngest son's past medical expenses and related expenses which are no longer an issue.

Member Payment Dependent Notes Series 443251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443251	$15,000	$15,000	12.87%	1.00%	November 20, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443251. Member loan 443251 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Care1st Health Plan	Debt-to-income ratio:	13.38%
Length of employment:	2 years	Location:	La Puente, CA

Home town:
Current & past employers:	Care1st Health Plan
Education:

This borrower member posted the following loan description, which has not been verified:

I have approx. $15K in credit debt that I would like paid off due to the high interest rates. I have a 733 credit score and have been in my profession for over 15 years. I'm currently employed by a healthcare insurance provider and chances of being laid off are very slim. I'm looking for an interest rate of less than 8% of which I will pay back in 3 years or less. Payment would be approx. $470/mo. of which I can afford. I do not want a pre-payment penalty since I may pay off my debt early. Thank you for your consideration. 413167 added on 11/09/09 > I have approx. $15K in credit debt that I would like paid off due to the high interest rates. I have a 768 credit score and have been in my profession for over 15 years. I'm currently employed by a healthcare insurance provider and chances of being laid off are very slim. I'm looking for an interest rate of less than 12% of which I will pay back in 3 years or less. Payment would be approx. $500/mo. of which I can afford. I do not want a pre-payment penalty since I may pay off my debt early. Thank you for your consideration.<br/>

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	81
Revolving Credit Balance:	$14,045.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Care1st Health Plan? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	1) I'm a Purchasing & Facilities Mgr. 2) 2 auto loans w/bal. of $5K & $9k. 3) I'm not concerned with job loss due to my employment with a healthcare organization. 4) I already verified my income with Lending Club.
I know that you said you were looking for an 8% interest rate... It appears that you have been assigned a 12.87% interest rate. Will you still be pursuing your loan with Lending Club? If so: 1) What are your average monthly expenses? 2) Please account for the credit inquiry in the past 6 months. 3) Please account for the delinquency 81 months ago. 4) Do you have any additional debt or loans? (Student loans, mortgages, heloc, etc.) If so, what are their monthly payments?	Yes, I'm still pursuing my loan since the 12.87% rate is still far less than my cc interest rates. 1) Avg. monthly are approx. $2,700.00 2) What inquiry are you referring too? 3) The delinquency was due to my payment being lost in US Mail. They would not remove that from my report. 4) None. All included above. Thank you, John R. Sanchez

Member Payment Dependent Notes Series 449926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449926	$6,000	$6,000	8.59%	1.00%	November 18, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449926. Member loan 449926 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,633 / month
Current employer:	Federal Deposit Insurance Corporation	Debt-to-income ratio:	24.00%
Length of employment:	2 years	Location:	Red Oak, TX

Home town:
Current & past employers:	Federal Deposit Insurance Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

552978 added on 11/05/09 > I am borrowing this money to help my husband consolidate some small bills and get his credit back on track. During the past two years I was unemployed due to multiple surgeries. During this time my husband used everything available to him to keep us afloat and to keep my credit rating. These things included maxing out his credit cards borrowing small loans, etc. Now that I am back at work and making a decent salary I really would like to get him back to where he was prior to my health issues.<br/> 552978 added on 11/10/09 > The biggest reason I want this loan is to end the debt consolidation payments you will see in our expenses. These payments are paid to a debt settlement company, but will continue for another 18 months. My husband has negotiated settlements with all of the parties involved in the debt consolidation. They will accept one time cash settlements which are far less than the amount that will be paid at the end of 18 months but there is a time frame for this. Keep in mind that my husband will pay this loan himself, but has refused to allow me to use my line of credit or other means to help out, nor will he allow me to pay the rent or utilities, he sends an allotment. Below please see information on our current expenses, and present and future salaries.<br/><br/><br/>CURRENT RECURRING EXPENSES<br/><br/>RENT ???????????????????????????????????????.990<br/>CAR??????????????????????????????????????????525<br/>CAR INSURANCE????????????????????????120<br/>UTILITIES-WATER/ELECTRIC??????..220<br/>CABLE????????????????????????????????????...105<br/>PHONE/INTERNET?????????????????????..100<br/>STORAGE?????????????????????????????????..143<br/>DEBT CONS. PLAN (HUSBAND)???...496<br/>INSTALLMENT LOANS???????????????..405<br/><br/><br/>MY SALARY 4300 PER MONTH<br/>HUSBAND'S SALARY PRESENTLY.......$2834 PER MONTH<br/>HUSBAND'S SALARY AFTER NOVEMBER 30 $5200 PER MONTH<br/>(62400 PER YEAR)<br/>

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	29
Revolving Credit Balance:	$9,377.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. You indicate that you recently starting working, but your employment history points to 2 years of employment with FDIC. 2. Is the 4,633 / month income from both of you, or just yours. 3. It looks like you can get the 6K you are looking for, from your untapped credit line. What is(are) the interest rate(s) of that credit line? 4. Can you please, elaborate on your delinquency 2 and half years ago? 5. Can you please, detail your monthly recurring expenses? Thank you!	1. This more than likely represents my 2 year term at the IRS. Prior to the job now at FDIC, I worked at the Bureau of Prisons for far less money. 2. This is my salary only. My husband is a military reservist and is currently deployed (3rd and last), and his current monthly salary is about 2800.00. His commitment ends permanently on November 30, his salary will then change back to 5000 per month on his regular job. 3. The current rate for this credit line is 14.9% Lending Club is lower. 4. This delinquency comes from a home purchased in January 2005. Shortly after the purchase my husbands first deployment occurred which cause a drop in income. I held on to the home for a while by getting help through the military liaison office, however, the lender refused to temporarily modify the loan terms. Finally a major surgery made it all but impossible to hold on to the home, and my husband finally convinced me to let it go, and promised me he would get us another home once his deployments were over. 5. I will update the profile information.

Member Payment Dependent Notes Series 450363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450363	$5,600	$5,600	8.59%	1.00%	November 20, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450363. Member loan 450363 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Mercer Investment Consulting	Debt-to-income ratio:	18.06%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Mercer Investment Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

553866 added on 11/09/09 > Hi. I plan to use these funds to pay down my car loan???s negative equity in order to sell my personal vehicle. The loan will allow me to eliminate, in total, more than 50-percent of its outstanding debt. In essence, my monthly payments will decrease by more than 60-percent. As a city of Chicago resident, a personal vehicle is of little use to me, and is more a drain [financially and logistically] than it is a benefit. This loan will serve as my way out of its confines!<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,556.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Mercer? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Roadtrip, good question. I am a Senior Analyst at Mercer in a group that specializes in market risk assessment. Our business is anti-cyclical, and we have grown staff over the past year to meet client obligations. I mention this because I see no immediate reason, despite our economy, to believe I will need a contingency plan. However, as a risk analyst, I still always have one! As we all know, there is no assurance we will not lose our jobs, and, while I would do all that I can (part-time jobs, private consulting, etc) to avoid tapping into ???savings???, I do have reserves to get me through a few months of unemployment. That said, I am a sole wage owner for myself, but live with a roommate. My rent, utilities, car (which I plan to get rid of with this loan), and food are, in total, about 40-percent of my AFTER-tax income. With this loan, my ???required??? bills will drop to about 32-percent of my after-tax income. While I have student loans under my name, my father has and [at least for the foreseeable future] will continue to pay this student loan expense.
Hi, what do you plan to do after you pay down the Equity in your car? If it's not sold, you'll be obligated to both your current car loan plus this loan. How much is your rent including utilities? List any on going expenses.(life ins, cell, gym, etc.) Are you paid Commission base or salary? How much do you spend on car ins & gas? Any dependents?	Hi DebtCollector. Working somewhat backwards, I am paid an annual salary, with bonus potential. My annual salary figure stated here does NOT include that bonus, as I consider it a variable. Last year, my bonus (payable at calendar year end) was 10-percent of my salary. I keep rather detailed records of my expenses, and since 3 January 2009, I have filled my car 11 times for a total of $406.95 (average, $37.00 per fill); insurance is $750 per year. As mentioned, I will sell the car, as I do not rely on a vehicle for work or any daily activities (grocery shopping for instance), so these expenses will disappear. I am selling the car to CarMax, who has already provided me a quote, so there is no waiting game to find a buyer. That said, I will not be obligated to both a car loan and this loan, as this loan will be used to pay off the negative equity so that I can sell it to CarMax. The breakdown of MONTHLY rent and utilities, as requested; please note that rent and utilities are split with a roommate, these figures represent my share: Rent: $687.50 Utilities: $100-$150 (Internet: $31.68 (last month, fixed), Gas: $19.83 (last month, variable), Energy: $31.70 (last month, variable)) Car payment currently: $460.81; this will be removed and substituted with this loan of $177.02. Monthly public transportation is about $70 per month. I do not have a personal cell phone, as I use my work???s BlackBerry that is paid in full. Gym membership is paid through the year (remainder of 2009 and rest of 2010), but will be about $200 in another 13-months or so. Life, health, dental insurance is taken out of my semi-monthly paycheck, and thus is not part of my after-tax salary / budget figures I quoted earlier. And, finally, I have no dependents.
Simple question: How long will it take you to repay the loan and as a Chicago resident myself, do you take public transportation?	Hi lender2009_USA and fellow Chicago resident! This may be a bad answer, depending on your perspective, but (and according to my budget) this loan will be paid off in about 9.5-months, but no longer than 12-months. I do not intend to keep this open for the entire term (3-years); the no-penalty-for-early-payment clause is my best friend! And, yes, I generally take the Blue Line from Damen into the city.

Member Payment Dependent Notes Series 451556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451556	$5,500	$5,500	8.59%	1.00%	November 18, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451556. Member loan 451556 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,700 / month
Current employer:	n/a	Debt-to-income ratio:	17.37%
Length of employment:	n/a	Location:	new hyde park, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,163.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 454334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454334	$3,250	$3,250	12.53%	1.00%	November 20, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454334. Member loan 454334 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	noyes memorial hospital	Debt-to-income ratio:	22.54%
Length of employment:	< 1 year	Location:	DANSVILLE, NY

Home town:
Current & past employers:	noyes memorial hospital
Education:

This borrower member posted the following loan description, which has not been verified:

562530 added on 11/09/09 > thanks<br/> 562530 added on 11/09/09 > when will expect to receive mymoney<br/> 562530 added on 11/10/09 > thanks<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	65
Revolving Credit Balance:	$6,211.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 455414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455414	$2,000	$2,000	12.87%	1.00%	November 19, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455414. Member loan 455414 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,368 / month
Current employer:	Peabody Energy	Debt-to-income ratio:	10.49%
Length of employment:	< 1 year	Location:	Grants, NM

Home town:
Current & past employers:	Peabody Energy
Education:

This borrower member posted the following loan description, which has not been verified:

564788 added on 11/08/09 > Jeep Cherokee for family camping trips.<br/> 564788 added on 11/08/09 > I am wanting to purchase a used jeep cherokee so that I can take my (growing) family on camping trips. I have an older jeep CJ5, too small to take more than two people in, that I am selling, to cover some of the costs of the loan.<br/>

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	64
Revolving Credit Balance:	$700.00	Public Records On File:	0
Revolving Line Utilization:	15.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a home equity loan, or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Peabody Energy? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have no other outstanding debts due at this time. My wife is attending school to become a paramedic, and she did borrow money through FAFSA, but that loan is deferred. My total monthly expenses are in the range of $1600-1800. I work as a diagnostic electrician for Peabody Energy. My responsibilities include maintaining and repairing mobile mining equipment, as well as crushing and conveying equipment and all electrical systems for office facilities. I maintain a savings account with a minimum balance of $3000, currently around $4800, and I keep two credit cards both with zero balances as a last resort. I am also a lending member of lending club, although currently only through the trading platform, as my state has not approved the direct purchasing of notes. My income shown is calculated based on a straight 80 hour paycheck, and does not account for monthly safety and production bonuses or overtime that I receive. I am willing to verify my income.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Prior to coming to Peabody in march, I was with Freeport McMoRan Copper and Gold (Formerly Phelps Dodge) in Morenci AZ for almost 4 years. Before that I worked mostly as a freelance computer diagnostics and repair technician in the Silver City, and Deming, NM areas. Prior to my freelance work, I worked as a contracted technical support agent through a company called Stream International in Silver city, NM where I supported Hewlett Packard, Gateway, and MSN over the phone .

Member Payment Dependent Notes Series 455941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455941	$10,000	$10,000	12.18%	1.00%	November 20, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455941. Member loan 455941 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Lehigh Valley Hospital	Debt-to-income ratio:	10.68%
Length of employment:	1 year	Location:	ALLENTOWN, PA

Home town:
Current & past employers:	Lehigh Valley Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

565827 added on 11/09/09 > I am a resident physician in training seeking a personal loan to consolidate some debt and simplify my monthly payments.<br/> 565827 added on 11/09/09 > I currently rent a house with 3 other co-workers. My portion of the monthly rent is $525. In June, when my lease expires, I will be moving in with my fiancee and will, therefore, have significantly lower monthly living costs. My job is very stable, as I am a resident physician. My income will dramatically increase once I finish my residency training (in June of 2011).<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	36
Revolving Credit Balance:	$3,486.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 455997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455997	$12,000	$12,000	11.14%	1.00%	November 23, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455997. Member loan 455997 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Music Exchange, Inc.	Debt-to-income ratio:	16.71%
Length of employment:	6 years	Location:	San Jose, CA

Home town:
Current & past employers:	Music Exchange, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

565931 added on 11/06/09 > Bank doubled interest rate on my Mastercard! I'm a long time customer and that's what they do to me?? No late payments and I use the Mastercard often....What's their problem?? I have a very small balance....they are soooo greedy!!!! I also want to fix up my kitchen to make my new wife happy!!!! She deserves it!!!!<br/>

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,746.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your income based upon one wage earner or two? Do you have a mortgage payment? A car payment?	My income is based on one earner, me!! I own my car and my house!! I have no payments on either!

Member Payment Dependent Notes Series 456014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456014	$10,000	$10,000	12.18%	1.00%	November 18, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456014. Member loan 456014 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	irs	Debt-to-income ratio:	16.14%
Length of employment:	< 1 year	Location:	Medford, NY

Home town:
Current & past employers:	irs
Education:

This borrower member posted the following loan description, which has not been verified:

565962 added on 11/06/09 > Hello, my name is Laura Rubilotta and I'm looking to consolidate my credit card debt and pay it off with a lower interest rate. I've never been late on my payments, and I pay above the minimum balance. The problem is the high interest rates are keeping me from paying off my debt. I'm hoping to receive a loan so I can pay off this debt sooner. Thank you.<br/>

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,006.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Saturday, November 7th 2009 Hi Laura, many small investors working together fund LC loans. Questions I have concerning your $10,000 Refinance Debt loan application are: 1. Position @ is IRS ? 2. IRS job is either temporary for tax season? Or permanent for year-around? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Hello. I'm a tax examiner at the IRS. It is a seasonal position, however the next furlough wouldn't be until 7-9 months and with in that time there will be perm positions. I will be applying as soon as they are available (around March). I also wanted to point out that there is an error on my acct. It states that I've worked there for less that a year, when actually I've worked there for at least two years. I'm in the process of fixing that error. My housing situation is a good one, financially. I'm currently living with my mother and she does not expect rent. I do not have any monthly car payments as well. Thank you.

Member Payment Dependent Notes Series 456450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456450	$25,000	$25,000	11.48%	1.00%	November 23, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456450. Member loan 456450 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Americare	Debt-to-income ratio:	10.17%
Length of employment:	6 years	Location:	Fisk, MO

Home town:
Current & past employers:	Americare
Education:

This borrower member posted the following loan description, which has not been verified:

566854 added on 11/10/09 > We purchased our home three years ago and want to do a little updating and would also like to add a shop building for storage.<br/>

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,148.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 456880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456880	$23,200	$23,200	16.00%	1.00%	November 18, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456880. Member loan 456880 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	0.56%
Length of employment:	n/a	Location:	Fife, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

567648 added on 11/03/09 > I own a profitable small business and have been turning away customers because I am lacking some equipment. The equipment packages generally run about $40,000 and I could lease to own the entire setup but feel it is way overpriced. I have found places that will allow me to buy each piece and put the stuff together in my shop and by doing this I can get the costs down to about half the amount but by going this route traditional leasing companies will not work with me even though I have excellent credit so I decided to try here.

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,018.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 4th 2009 Many small investors working together fund LC loans. Questions I have concerning your $23,200 Small Business Loan application are: 1. Self-employed either business type is ? 2. $6,250 reported monthly gross income either yourself or yourself and another income earner ? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Loan application describes loan's category as "Business Loan"; narrative provides NOTHING in detail about business; Products? Services? "Bridge loan" to finance equipment? What type equipment? Etc. Describe both business and type equipment that intended loan will finance. Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Here are the answers to your questions: 1. Self-employed business type ?. My business setup as a Sole Proprietor 2. Reported monthly gross income either yourself or another income earner?. The income is from myself. 3. Housing payment per month?. My mortgage payment is just over $1400 per month. 4. Car payments per month?. None. 5. Business Loan details and type of equipment?. I am part of a national floor care franchise and the types of equipment include: air compressor, steel racks, track buffer, containment tank, drying tubes, air movers, & some additional hand tools and supplies. The equipment is sold in packages with huge markups and I am able to buy virtually identical stuff and piece it together for about half the cost of leasing to own it and this is the reason for seeking the loan here instead of a more traditional finance company.
Does your franchise agreement give you complete freedom in choosing your equipment? When I managed a franchise for its owner, the agreement required that we buy or lease exclusively from the franchisor or its designated partner.	The answer to your question is yes & no, any equipment we use in someone's home or business has to be of a certain type and labeled with the franchise logo but the equipment I am purchasing will be setup in my shop to work on pieces picked up so as long as the equipment does the job correctly the franchisor will allow any brand or type.
Loan 83% funded; should fully fund BEFORE 14 days listing expires. Funding pace will improve AFTER borrower employment/income verified by LC Home Office. (On-screen application reflects this has NOT occurred yet.) Final 15% to 25% often funds within last 2 listing days. After loan fully funds is your intention to accept loan? Or decline and compariosn shop loan elsewhere (Recently that seems to be in	I completed the phone verification and email process with the LC home office. I will call them on Monday (Nov 16th) to double check that they have all the information they need.

Member Payment Dependent Notes Series 457027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457027	$7,500	$7,500	8.59%	1.00%	November 19, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457027. Member loan 457027 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Portland Public Schools	Debt-to-income ratio:	0.00%
Length of employment:	10 + years	Location:	Damascus, OR

Home town:
Current & past employers:	Portland Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

567905 added on 11/03/09 > This is for my son to complete grad school, and become a teacher like myself. He was so close to finishing when the economy took his job. Now he is still close but we need to close this $7,500 gap for him to finish. I have always paid my bills on time, and pride myself on taking care of my responsibilities. Now, with student loans drying up, I just want to pay for the last part of my son???s education. Thank you.

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	That is an excellent idea. I am a little surprised that they do not do that kind of thing automatically. Do you know how to do that? I will send them an e-mail this afternoon, but I am left with wondering if that is the usual approach? Is there not an easier way that I just do not see?
I agree. However, they require that you actually reach out to them and initiate the process.	I will e-mail them this afternoon and see if they will start the verification process.

Member Payment Dependent Notes Series 457034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457034	$1,500	$1,500	11.48%	1.00%	November 20, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457034. Member loan 457034 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	macarroni grill	Debt-to-income ratio:	23.67%
Length of employment:	5 years	Location:	LAWNDALE, CA

Home town:
Current & past employers:	macarroni grill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$280.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 457048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457048	$5,000	$5,000	11.83%	1.00%	November 20, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457048. Member loan 457048 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	US Air Force	Debt-to-income ratio:	23.75%
Length of employment:	< 1 year	Location:	Colorado Springs, CO

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

567939 added on 11/15/09 > Length of Employment is 24 years, not <1 year.<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	32
Revolving Credit Balance:	$66,179.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Review your loan application. NO WAY someone in in US Air Force with less than 1 year service (	I selected 10+ years, twice, when entering the data but it showed up as <1 when I submitted it. I've been in for 24 years! Thanks
Just a heads up to you and ReitredUSMC, LendingClub has an issue with their application. For whatever reason, if you enter an employment length greater than 9 (10+) if shows up as less than 1 year. There's clearly a glitch with their coding. 1) What is your rank in the air force? 2) What are your average monthly expenses? 3) Please account for the credit inquiry in the past 6 months. 4) Please account for the delinquency 32 months ago. 5) Do you have any additional debt or loans? (Student loans, mortgages, heloc, etc.)	Could be a costly glitch (to me!). Thanks. 1) MSgt 2) I live in base housing so no utilities (gas, electric, water, trash). I have phone bill/Cable/Internet bundled and usually about $200 a month. 3) ? Don't know what you mean? 4) When I got divorced my ex-wife got one of our shared credit cards in the divorce and was responsible for the payment (although still in both of our names). She missed a payment because I had to send child support to an agency and they refused to release it to her until the "account was set up". It took two months and she was unable to make the payment. She should have called the credit card company but didn't know any better. I didn't know about it until it was too late as well. Thanks again!

Member Payment Dependent Notes Series 457063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457063	$4,750	$4,750	14.96%	1.00%	November 23, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457063. Member loan 457063 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,160 / month
Current employer:	Agua Caliente Casino	Debt-to-income ratio:	22.36%
Length of employment:	2 years	Location:	COACHELLA, CA

Home town:
Current & past employers:	Agua Caliente Casino
Education:

This borrower member posted the following loan description, which has not been verified:

567973 added on 11/05/09 > My husband needs surgery and insurance doesnt cover everything thats why im asking for a loan! Thanks<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	23
Revolving Credit Balance:	$275.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Agua Caliente Casino? Can you account for your delinquency 23 months ago?	im an office clerk, i was leaving overseas so when i came back to the states i couldnt make all of my payments that is why, it took me few months to find a job and catch up on everything
I am interested in helping fund your loan but first have a few questions. 1. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 2. In the event of job loss what is your contingency plan to repay this loan? 3. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	i only have a student loan with sallie mae, the monthly is 200 and i have to pay that for at least 5 yrs. in case of job loss with the money that I would make through unemlpoyment would cover all amounts that I owe until I can find further employment.

Member Payment Dependent Notes Series 457298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457298	$15,000	$15,000	13.92%	1.00%	November 18, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457298. Member loan 457298 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,917 / month
Current employer:	bank of America	Debt-to-income ratio:	19.35%
Length of employment:	10 + years	Location:	BEL AIR, MD

Home town:
Current & past employers:	bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$149,822.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of your ~ 150K revolving credit balance.	Bank of America - mc - $16,000, Discover -$6,000, Bank of America-Personal Loan $25,000, Toyota Car Loan -$6,000, Dept of Edcuation-$12,000, IRS - $7,000 - Home Equity - $98,000
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Bank of America? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	I am a sourcing manager and have been with the bank or one of its acquired banks fo over 20 years. I would get one year severance if let go (short term). I also have a 401K which is over $350K as of 9/30/09 in reserves. The loans were listed in the application. I also help my kids completing paying for their educations which is about $400 / month.

Member Payment Dependent Notes Series 457349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457349	$16,000	$16,000	16.00%	1.00%	November 18, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457349. Member loan 457349 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	powerline	Debt-to-income ratio:	20.60%
Length of employment:	< 1 year	Location:	los angeles, CA

Home town:
Current & past employers:	powerline
Education:

This borrower member posted the following loan description, which has not been verified:

568480 added on 11/09/09 > Thanks<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	23
Revolving Credit Balance:	$10,441.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 457410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457410	$16,000	$16,000	12.87%	1.00%	November 20, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457410. Member loan 457410 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	AFT	Debt-to-income ratio:	17.93%
Length of employment:	8 years	Location:	TEMPLE CITY, CA

Home town:
Current & past employers:	AFT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,953.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is your position at AFT? 2) What are your average monthly expenses? 3) Do you have any other loans or debt (Student, Mortgages, etc.)? 4) What is the nature of your $25k revolving debt? 5) After your loan you will be left with approximately $9k in revolving debt, how do you intend on paying it off?	1)I am in sales at AFT, we sell computer components we are one of the top gaming system providers in the country. one of our sites is ibuypower.com I have been with the company for almost 8 years right out of college 2) no other loans or debts, I need to pay 600 a month for rent and maybe another 200 for groceries, thats all 3) I'm trying to consolidate my credit card loans, my step father passed away recently and just had to spend a unexpected lump sum, I am only asking for the loan just to pay off the few cards that have a 19.99-21.99 interest rate. The 9k on the other card has a fixed rate of 5.9%. I take home roughly 3k a month, the 16k over 3 years will be about 550 a month and another $800 per month for rent and groceries. I will definitely be done paying the 9k first. thank you
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at AFT? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. Besides requesting this loan, have you taken other steps to address financial indebtedness? 4. In the event of job loss what is your contingency plan to repay this loan? 5. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	I work in sales at AFT, one of our branches and the most well known is Ibuypower.com, we are one of the biggest gaming system builders in the U.S. I do not have any other outstanding loans besides the credit card loans. The credit cards that I am requesting the 16k for has a APR of 27 and 29 percent. I have no worries whats so ever about losing my job, I have been in the computer industry for a long time and have made many contacts here and overseas. I am certain that I could get another job right away on the off chance I do lose this one as I am constantly getting offeres from the computer industry community. I am in the process of sending in my pay stubs to lending club for verification. I hope I have answered your questions. Thank you.
Please respond to the following: What are your responsibilities at AFT? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Sorry I'm new to this, are you able to see the answers that treefarmer asked? I take home roughly over 3k a month in cash, this loan that you guys provide will break down to about $550 a month. I need 600 a month for rent and 200 for groceries. There are no other financial obligations that I have besides a 9k at 5.9% which I would be able to pay off very quickly with your assistance. I have been with my current position for many years and am personal friends with the president, vp and general manager. I am very confidant that I my position is secure but in the case that I do lose my job I am sure that the many networks that I have made in the computer industry would allow me to find one right away. Thank you
Just so you know, lenders can only see previously asked questions after they've been answered. (Then they become visible)	Thank you for the heads up
Thanks for the quick answer. Although we would like to see all of the information as lenders, we most likely do not see all of the information that you provided to treefarmer. Unfortunately, all that we can see as lenders is what is on this page. Any additional information you can provide in the Description fiels I'm sure would be greatly appreciated by all lenders. Thanks, and again, good luck.	Thank you for the heads up, can you let me know what "fields" you are talking about. I am new to this and want to make sure everything is done correctly.
Sorry, I fat fingered that. I meant "field" instead of "fiels". There is a "Loan Description" field above where you can enter information about the loan for investors to be able to get a quick run down of why you need the loan and any other information you think would be useful. I believe you should still be able to enter information into this field. Sometimes this information doesn't come through from the third party referrers such as treefarmer. Thank you for your intentions to provide everything needed. Your diligence in finding out these things is a very big plus.	Thank you for all your assistance and advice. I still do not see where the Loan Description field is. The only thing under "my accounts" tab shows is how much the loan is funded and by how many people. Am I still missing something? Thank you for you time and patience.
Small world. I know the neighbor of the owner of Ibuypower. His son's own a Porsche, I think. I personally live in Temple City myself. I will be funding your loan =) Quick question. Regardless if you answer it or not, i will still fund your loan. What is it that you do exactly at AFT?	Wow, yeah small world. LOL. The boss owns a porsche, maybe his son drives it every now and then, but the son gets by with a BMW. LOL. But yes I am the Senior Sales Associate at AFT.
I'm not sure. I think there is a Details tab or something like that where this field is. You may want to call LendingClub directly for a better answer.	ok, thanks once again.

Member Payment Dependent Notes Series 457444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457444	$19,000	$19,000	14.96%	1.00%	November 23, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457444. Member loan 457444 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,032 / month
Current employer:	Texas Department of Transportaion	Debt-to-income ratio:	17.34%
Length of employment:	4 years	Location:	SAN MARCOS, TX

Home town:
Current & past employers:	Texas Department of Transportaion
Education:

This borrower member posted the following loan description, which has not been verified:

568661 added on 11/08/09 > This loan is to consolidate multiple high interest debts into one payment.<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,533.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sunday, November 8th 2009 5:30 AM ET Small investors working together fund LC loans. Questions I have about your $24,000 loan application are: 1. Position @ Texas DOT is ? 2. Reported $4,032 monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $23,533 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly minimum payments CC issuers indicate MUST be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers. Sent from Virginia Beach, VA.	1. I am a systems analyst in the network services group at TxDOT. 2. The $4032 is my income. 3. I currently rent for $500 an month. 4. I have no car payments. 5. I currently pay about $1200 a month towards the balance on the CCs.
Any other household income / debt (e.g. from spouse)?	My girlfriend lives with me and is employed with no debt. I did not include any of that information since her accounts are all separate.
Hello -- I have a few questions for you: 1. How/when did you accumulate the approx. $23,000 in credit card debt? 2. Do you have any other debts? 3. What are the interest rates on the credit cards that you are refinancing? 4. Can you contact the Lending Club to have them verify your income? Thanks!	1. these are credit card debts from school and while I was unemployed before returning to college so about 4 years old. 2. I have no other debts i own both my cars and rent the house I am in. 3. they vary but the highs is 25% apr 4. I am in the process of doing that now they sent me an email yesterday with the information they still need.

Member Payment Dependent Notes Series 457493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457493	$8,000	$8,000	14.61%	1.00%	November 19, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457493. Member loan 457493 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Milford Plaza	Debt-to-income ratio:	12.59%
Length of employment:	2 years	Location:	River Edge, NJ

Home town:
Current & past employers:	Milford Plaza
Education:

This borrower member posted the following loan description, which has not been verified:

180033 added on 11/04/09 > I am reliable client who need 5k-8k, i have a good payment history on my credit cards and have not been late on them. If any additional info needed feel free to contact me.<br/><br/>Truly yours,<br/>Kriste Desku<br/> 180033 added on 11/05/09 > I also have a life insurance of $1mil with Omaha mutual.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	28
Revolving Credit Balance:	$15,183.00	Public Records On File:	1
Revolving Line Utilization:	70.30%	Months Since Last Record:	65
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 4th 2009 Many small investors working together fund LC loans. Questions I have concerning your $8,000 Wedding Loan application are: 1. Position @ Milford Plaza is ? 2. $5,083 reported monthly gross income either yourself or yourself and another income earner ? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects current $15,183 revolving credit balance. Credit card payments per month are? (Total payments you actually pay monthly to CC issuers and NOT total of minimum payments that CC issuers indicate are due to be paid monthly.) 6. Credit Report reflects 1 Public Record on File from 65 months past; either bankruptcy, or income taxes due, court judgment lien or payroll garnishment. Please explain Public Record on File matter. Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. Milford Plaza is a hotel in NYC, 2. Monthly gross income is 4780 + minimum of 10% of bonus annually, 3. Monthly rent is 1250, 4. I don't have a car, 5. Total monthly payments are $550, 6. It is not a bankruptcy but it was tax due which it was paid in full in 2005 and i do have a prove if needed.
Could you please the ???Public Record on File??? ? Is it a bankruptcy? Thanks.	It was not a bankruptcy but tax default and it was paid in full in 2005, i can provide prove of settlement in full if needed
Hi there, What is your position at the hotel? Thanks in advance.	I am a Assistant Director of Housekeeping at the Milford Plaza
Hi, I	Hi, i am not sure what was the message about because i did not receive any accept that you said HI and nothing more. Is there anything that i can be of help to you?

Member Payment Dependent Notes Series 457533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457533	$25,000	$25,000	12.18%	1.00%	November 23, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457533. Member loan 457533 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Family Tree DNA	Debt-to-income ratio:	8.21%
Length of employment:	2 years	Location:	Houston, TX

Home town:
Current & past employers:	Family Tree DNA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2,290.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	To purchase equipment for my business.
Can you provide more information on t...	The question was cut off.
What kind of equipment for what business?	I am part owner of a sports bar and will need to purchase various items as the need arises. TVs, tables, chairs, stools, kitchen equipment, etc.
What type of business and what type of equipment?	I am part owner of a sports bar and will need to purchase various items as the need arises. TVs, tables, chairs, stools, kitchen equipment, etc.

Member Payment Dependent Notes Series 457562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457562	$14,500	$14,500	16.70%	1.00%	November 18, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457562. Member loan 457562 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Gables Executives Offices	Debt-to-income ratio:	7.54%
Length of employment:	4 years	Location:	Coral Gables, FL

Home town:
Current & past employers:	Gables Executives Offices
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,465.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This loan payment is over 21% of your gross income. There is no loan description. With a pretty good outline of why you want this loan and how it will be repaid, the investor out there might fund it.	Dear GentlemanBR, This loan is for my husband to buy some tools and equipment for him; he is an specialized mechanic and he is partner of the business where he works at. Thank You, Belkis Padilla,
What is the purpose of your loan? (there is no description) 1) What is your position at Gables Executive Offices? 2) What are your average monthly expenses? 3) Do you have any other loans or debt (Student, Mortgages, etc.)? 4) Can you account for the 2 credit inquiries the past 6 months? 5) Your revolving debt is $5.5k, why do you need $14.5k?	Dear Jny555, This loan is for my husband to buy some tools and equipment for him; he is an specialized mechanic and he is partner of the business where he works at. I am the assistant of executive director in Gables Executive Offices, my average monthly expenses are no more than $300, since I have my cars paid, and the student loans are differed until 2012. I am willing to pay the loan before the due time. Regarding my inquires they are from my insurance company State Farm. Thank You, Belkis Padilla,
Loan description?	I need this loan for bussiness plans
No loan description provided by you. Loan title alone does not provide any meaningful information about the investment. Specific information is key to obtaining any loan, if interested please provide this.	I need this loan for bussiness plans
LITTLE MORE INFO BEFORE I INVEST. WHAT IS YOUR BUSINESS PLAN???????????? TIA	Dear Member_570848, I am requesting this loan, to complete a investment that my husband has in his business; he will buy equipment and tools; he is an specialized mechanic. With this investment he will become a part in the partnership of the business. Thank You.
IS YOUR HUSBAND EMPLOYED, IF SO HIS EARNINGS	Dear MRTZ, Yes, actually my husband works in a specialized automotive service, and he earns according to his studies and job performance. Thank You, Belkis Padilla
You will receive an email when the borrower answers your question.	Dear MRTZ, I am sorry but I dont understand your question. Thank You, Belkis Padilla

Member Payment Dependent Notes Series 457651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457651	$8,000	$8,000	15.31%	1.00%	November 19, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457651. Member loan 457651 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Mastro's Steakhouse	Debt-to-income ratio:	0.49%
Length of employment:	5 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Mastro's Steakhouse
Education:

This borrower member posted the following loan description, which has not been verified:

569075 added on 11/06/09 > My family just rented a house a few months ago, only for the whole property to have severe plumbing and sewage problems causing it to be yellow-tagged by the city. We have been living in a hotel for the past 6 weeks, and my credit cards have been maxed out, and forced to move in with in-laws until landlord refunds our expenses.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	68
Revolving Credit Balance:	$858.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.07.2009 Your current living arrangement has my sincerest sympathy; reality is that living with in-laws is definitely not all it is cracked up to be. I'd want to move out also.	We certainly do appreciat it. My 7 year old daughter thinks it's great to live with grandma, but it really affects mine and my wife's relationship.
1. It appears that you only have one credit card with a credit line of $1,300 on which you owe $858. Is this correct? 2. You state that you will use the loan for debt consolidation, but it appears that only $858 will be used for this? What will the reminder, $7,142, be used for? 3. What are your fixed monthly expenses?	I actually have 2 credit cards with a combined limit of $3000 and both are maxed out. As well I stated that I borrowed $2500 from my father-in-law. As for the remainder $2500, that is being used for moving expenses as well rent and deposit for an apartment. My average fixed monthly expenses are $3500. However, during our 6 week hotel stay, I accumulated over $4000 in receipts alone, and then my $2000 deposit for the mentioned yellow-tagged property. I am awaiting a small claims hearing against the owner of this property, in which I am seeking my full deposit as well as all expenses incurred during the hotel stay and moving relocation expenses.
Can you please have LC verify your income?	I faxed them my 3 most recent paystubs. there is nothing else I can do.

Member Payment Dependent Notes Series 457826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457826	$23,000	$23,000	12.18%	1.00%	November 19, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457826. Member loan 457826 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,333 / month
Current employer:	Deliotte/ BearingPoint	Debt-to-income ratio:	14.96%
Length of employment:	5 years	Location:	Washington , DC

Home town:
Current & past employers:	Deliotte/ BearingPoint
Education:

This borrower member posted the following loan description, which has not been verified:

569486 added on 11/07/09 > - Two high earners in their early thirties, w/ increased earning potential in the future.<br/><br/>- Applied for a 36 month month loan, with a goal to pay it off in under 30 months.<br/><br/>- Will use loan to consolidate debt.<br/><br/>- Employment, very stable. Manager, Top 5 Consulting Firm and Director of Sales at software firm.<br/><br/>- Plan to use this service to help other borrowers in the future after we have paid off our loan.<br/><br/>- Thank you in advance for your consideration in funding a note in our loan.<br/> 569486 added on 11/09/09 > Thanks to all the investors so far!<br/> 569486 added on 11/10/09 > - Forgot to add monthly budget for us - it is $ 5,500. Including rent, car (1), food, bills and student loans.<br/><br/>- We have 3 to 4 months of emergency savings in case one of us loses a job and it would not effect our ability to pay off our loan through lending club.<br/> 569486 added on 11/10/09 > - We have been asked how soon we plan to pay off the lending club loan, we believe with lowering our current CC rates by a lot, it is feasible for us to pay off the loan at or just above 24 months. <br/><br/>- Our bank account has now been verified by Lending Club.<br/> 569486 added on 11/11/09 > Verifying employment, job, pay and budget with lending club tomorrow. Thanks again to all the investors so far!<br/> 569486 added on 11/17/09 > Almost there! Thanks again to all the investors.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,274.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified, as this will increase lender confidence in your loan.	Thanks so much. Will contact them tomorrow and get it verified.
Please respond to the following: What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thanks for your question. Mine is a fixed salary at $112k per year. My husband working in sales and has a base of $ 85, his W2 usually ends up around $110 to $125 depending on the year.

Member Payment Dependent Notes Series 457887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457887	$19,000	$19,000	12.18%	1.00%	November 18, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457887. Member loan 457887 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,325 / month
Current employer:	Data Foundry	Debt-to-income ratio:	13.71%
Length of employment:	4 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Data Foundry
Education:

This borrower member posted the following loan description, which has not been verified:

569590 added on 11/06/09 > My wife and I were married in June and my credit card debt from my three separate cards scares her. <br/><br/>I adjusted to my spending habits a couple of years ago, but post wedding and honeymoon all the headway I've made seemed to evaporate.<br/><br/>I turned 30 two months ago and we're looking to start having children within the next three years. I'd love to be debt free by the time my first child is old enough to walk, if not sooner. A rigidly set monthly payment seems like the best way for me to accomplish this.<br/> 569590 added on 11/07/09 > I thought I should add, the income listed is my income alone but she is currently making about $19,000 gross per year at her part time job.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,697.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what else have you done to get control of your finances?	1) Aside from the 10% of my check that goes to my 401k, we have been putting a portion of each paycheck towards building up a savings that makes credit cards unnecessary. We used this to pay for our wedding and honeymoon, as well as the purchase of an economical/reliable second vehicle. 2) We have reduced monthly bills considerably. Our primary vehicle is now completely paid off, and I have found lower prices on car insurance as well as cell and internet service. We have also either eliminated or reduced the commitment of other monthly bills. 3) We have taken on a roommate to further reduce our housing costs. 4) We continue to adjust our spending habits as we move to a more reliable budget. We have considerably cut back on eating out and other entertainment expenses as well.
Can you verify your income with Lendingclub?	I have supplied them with everything asked of me so far. If there's some place where I can submit the paystub for myself or my wife I have not seen it yet. Is there something that you're looking at that says my income is not verified? If it puts you at ease at all I can tell you that I routinely make over what my gross income should be and any documentation they request or that I can submit will show that.

Member Payment Dependent Notes Series 457919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457919	$7,000	$7,000	14.96%	1.00%	November 18, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457919. Member loan 457919 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	L3 communications	Debt-to-income ratio:	0.24%
Length of employment:	6 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	L3 communications
Education:

This borrower member posted the following loan description, which has not been verified:

Finishing final work on one of our many projects. Investor backed out and would rather borrow than bring another investor in. Make $150k with no debts and my partner makes $125k no debt. Our business is additionally profitable outside of our personal income. Will likely pay off in less than 6 months.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	47
Revolving Credit Balance:	$633.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Saturday, November 7th 2009 Many small investors working together fund LC loans. Questions I have concerning your $12,000 HIP "FLIP" loan application are: 1. Position @ L3 Communications is ? 2. Reported $12,500 monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Thank you for your question. I am an analyst for L3 communications. The income I've reported of 12,500 per month is my personal W2 income entirely from L3. I do have additional income that is outside of the L3 income but I have not included it as it isn't necessary to repay this quick loan. I have sent proof of this to LC and they are in the process of verifying it. I own my home clear and only pay taxes of approximately $250 per month. I own my car clear as well. Hope this helps...

Member Payment Dependent Notes Series 457922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457922	$20,000	$20,000	14.26%	1.00%	November 23, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457922. Member loan 457922 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Accuvant Inc	Debt-to-income ratio:	20.09%
Length of employment:	4 years	Location:	Denver, CO

Home town:
Current & past employers:	Accuvant Inc
Education:

This borrower member posted the following loan description, which has not been verified:

569652 added on 11/06/09 > I will be using this load to repay money to a friend loaned for education fees. I have a solid history of repaying my debts and have a stable steady job where I one of the top consultants in my company. I have budgeted my monthly income with personal finance tools for most of my life and believe I have approximately twice the loan repayment amount spare in my budget to repay this loan.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,803.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am I understanding correctly that you owe 20K to a friend in addition to the ~58K you have in revolving crecit balance? Do you have any additional outstanding debt?	Yes you understand correctly. I have no other outstanding debts.
Would you please detail your monthly expenses and provide a breakdown of the 58k revolving debt. Thank you.	Expenses - Housing $700, Food $300, Utilities $150, Transportation $100, Personal $100 and the rest to Debt Repayment. Revolving Debt - Loans $37k, Credit Cards $21k

Member Payment Dependent Notes Series 457931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457931	$6,000	$6,000	8.94%	1.00%	November 20, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457931. Member loan 457931 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	20.10%
Length of employment:	10 + years	Location:	Valdosta, GA

Home town:
Current & past employers:	U.S. Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,953.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us a bit about how this loan payment would fit into your budget? What other actions have you taken to get control of your finances and/or reduce your current debt? Thank you in advance.	As far as budget it would be easy I am using this loan to get rid of a 25% int card with a little over 5,000 on it. It will save me a lot of money it the long run.
I'm interested in helping fund this loan; always happy to help a servicemember. What is your position in the Air Force? 10+ years is a long time to be in the military and only make $2.1k/month. Can you still be an E-4 ($2219/mo) after 10 years? Is there a typo somewhere? And more importantly, what will the loan be used for? What does your other $12k of revolving debt represent?	This loan is to get rid of a high int card that is at 25% with a little over 5,000 on it.
What are your responsibilities in the Air Force? Please give us an idea of your monthly bills, ie, rent/mortgage,etc. What are your CC balances, int. rates, and min. monthly pmts?	Rent is paid for I have one other card with 8,000 at 18% on it and the one that I am trying to get this load for is a little over 5,000 at 25%. I will be using this load to get rid of the card with 25% so I can pay it off faster and save money on int.

Member Payment Dependent Notes Series 457938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457938	$13,000	$13,000	14.61%	1.00%	November 23, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457938. Member loan 457938 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,300 / month
Current employer:	Coast Real Estate Services	Debt-to-income ratio:	21.39%
Length of employment:	< 1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Coast Real Estate Services
Education:

This borrower member posted the following loan description, which has not been verified:

569693 added on 11/06/09 > It took a while to get established and I accumulated a lot of debt in the process. I currently have an incredible job with a great salary, but extremely high interest rates. I am going to school part-time determined to finishing my degree. This loan will give me the opportunity to consolidate my past and pay it off quickly. I am looking forward to endless possibilities in my future.<br/> 569693 added on 11/10/09 > I would like to extend my gratitude to the 26 lenders who have contributed to my loan thus far. I greatly appreciate it!<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	32
Revolving Credit Balance:	$14,021.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Coast Real Estate Services? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	1. I am a Leasing and Marketing Specialist (superstar). I work closely with building owners to ensure all their expectations are met during the process of filling an empty apartment building with new residents. 2. Yes, I do have another loan with a balance of $12,750.21. It is a 5-year loan (w/3-years left), the monthly payment is $397.56 and I???ve never been late. 3. I do not anticipate losing my job, but if this unfortunate thing were to happen, I would have temporary relief from a well off close family member. I???m confident I would find another job quickly, or work at the local grocery store if I had to. 4. I???m not opposed to verifying my income with Lending Club, and will call them tomorrow and start the process.
would you please list your monthly expenses, and current payments on credit cards? This would be very helpful. Good luck to you.	My current monthly expenses include: Rent $545 Cell phone $65 Living expenses (cable, w/s/g, electricity, food & internet) $200.00 Loan (disclosed in previous question) $397 Credit cards around $700

Member Payment Dependent Notes Series 458142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458142	$6,000	$6,000	13.57%	1.00%	November 19, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458142. Member loan 458142 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Buck Consultants	Debt-to-income ratio:	13.28%
Length of employment:	< 1 year	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	Buck Consultants
Education:

This borrower member posted the following loan description, which has not been verified:

569989 added on 11/13/09 > Building an autocross/track car.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	11
Revolving Credit Balance:	$679.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Buck Consultants? Previous employment history?	My title is Retirement Associate, I'm also in there actuarial study program (for people taking certification exams to become a certified actuary). I started in July, so this is my first full time job. Please let me know if you have any more questions. Thanks, Zhao
Given the current instability of the job market, what convinces you that you will remain employed for an extended period of time? Please explain the delinquency less than a year ago? What are the recent 3 inquiries on your credit? Thank you in advance for your answers.	Well, the actuarial profession has always been known for job security. In fact, retirement consulting is to a degree recession proof, though not depression proof. During a recession, many organizations need to re-evaluate their benefits package, so there is actually more work for retirement actuaries. The delinquency was a late payment on a credit card. It on the first credit card I had. I was on the same card as my mother, who after moving back to Beijing canceled the card. But shortly before she canceled the card, an annually recurring payment was posted to the card, and we didn't know about the late payment until I received a letter in the mail. The past three inquiries are 1) for a Discover Rewards card, 2) my current auto loan, and 3) from when I started looking for a personal loan about 2 weeks ago. Please let me know if you have more questions.
WHAT DO YOU PLAN ON USING FUNDS FOR	I'm planning on building an autocross/track car for the next season.

Member Payment Dependent Notes Series 458189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458189	$13,000	$13,000	8.94%	1.00%	November 23, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458189. Member loan 458189 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Department of Veteran Affairs	Debt-to-income ratio:	24.12%
Length of employment:	< 1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Department of Veteran Affairs, Centers for Disease Control and Prevention (CDC)
Education:	University of North Carolina at Chapel Hill (UNC), Emory University

This borrower member posted the following loan description, which has not been verified:

570078 added on 11/07/09 > Funds for: Debt consolidation.<br/><br/>Why am I a good borrower: I am very responsible about paying my bills on time and paying more than the amount due. <br/><br/>Job stability: Although most jobs are not 100% free from layoffs, and my current job is no exception, I have never had a problem getting or maintaining a job. Case in point, after 2 months of looking for a job in this economy, I got a well-paying job within 2 weeks of moving to a new city. I have had constant employment for numerous years, but just moved across country, so I have only been working at the Department of Veteran Affairs for a short while (<1 year).<br/><br/>About me: My husband is a full-time student, and I just finished 2 years of school while having a baby. So, we have racked up some debt while going to school and moving across the country. We want to pay it down ASAP!<br/> 570078 added on 11/10/09 > Job/Income Verification: Please note, because I am a new employee of the VA, they apparently don't have me in theworknumber.com income verification system quite yet. I am hoping it will be available by the end of the week.<br/> 570078 added on 11/14/09 > I faxed, to gentleman at Lending Club who is verifying my income, my offer letter from the VA and a letter from the VA's human resources about my start date (Oct 25) and my current salary. The government is slow about giving new employees access to the online paystub system (VA doesn't use paper paystubs anymore!), so this is slowing down my income verification process.<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,278.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. What kind of debt are you trying to pay off? Can you please list the balances and their interest rates? 2. Position at Department of Veteran Affairs? From your story it appears you are the only income-generating member of your household. The next couple of questions are very important in order for me to fund your loan: 3. Can you please, list your recurring monthly expenses? 4. Can you please, verify your income with LendingClub? Thank you!	1) I am trying to pay off credit card debt, which basically came from 2 months of not working and moving expenses. The interest rates on the credit card balances are reasonable right now (<8%), but I recently received a letter from the highest balance card (~$9,000 @ 7%) that it would be raising my interest rate to 30%, even though I have had a good payment history with them. This prompted me to consolidate all of my credit card debts ($~3400 on other card @ 6%) and make sure I will pay off the balances within the next couple of years. 2) I am a health science specialist at the VA. 3) Currently I am the only income generator, but my husband will be looking for a part-time job, as soon as it fits with our schedule. He looks after our child. So, this part-time job will help us pay for our debt as well. Our recurring monthly payments, including rent, are about $1555, which includes car loan, life and car insurance, and utilities. 4. I don't know how to verify my income with Lending club, but I will see ASAP. Thanks!
Thank you for your answer! To get a complete picture, could you please, break up your $1555 monthly expenses? Thank you!	Sure, it's (note correction, total = $1645): Rent $920 apt utilities $155 life insurance $18 cell $76 car insurance $76 car loan $302 other credit $98 BUT, I forgot to include my other credit card, which is not covered by this loan. It's $88 min/month and the interest rate is ~11%. I plan on budgeting $600/month to pay off the lending club loan and this other credit card in 3 years. I didn't include the card payments for those cards that would be paid off through the lending club loan. Thanks!
Thank you for your detailed answer. I would recommend you paying off the 11% credit card instead of the 6% one. I will help funding your loan.	I was answering these questions too quickly this morning before work. Both of the credit cards that I have are limited time low interest rates. They will raise to above 14% (30% for the higher one) within the year.
Please respond to the following: I'm still a little confused about which debt will be paid off with this loan and what the minimum monthly payments are currently on that debt. Please list these. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am paying off the high balance, soon to be high interest loans with this lendingclub loan -- the $9000 card will go up to 30% soon and the $3400 card will go up to 14% soon (limited time low interest rates). That's why I want to pay those off first (before the 11% card). Contingency plan for if I lose my job, I will claim unemployment, and I always have my family to bail me out. Either my husband or I, or both of us, can hunt for jobs again, if need be, and put our baby in daycare. My husband can get employed in an industry that pays $50-60,000+ around here (3-D modeling and animation). He's not working because he will start school again soon and we would prefer to keep our child out of daycare until he gets older.
If you have a card with 6% rate, why take a loan at a higher rate? Best of luck to you and your family	I was answering these questions too quickly this morning before work. Both of the credit cards that I want to pay off are limited time low interest rates. They will raise to above 14% (30% for the higher one) within the year.
You are a Federal employee. Do you not have Civil Service protection? Or do you plan on not being a career Federal employee (especially in this job market)? If you just started, how long is your probationary period for?	Sorry, I am not educated enough about the protections available to me or my probationary period duration. I plan to stay working for the VA as long as I can, to retirement if possible!

Member Payment Dependent Notes Series 458336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458336	$10,000	$10,000	12.18%	1.00%	November 18, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458336. Member loan 458336 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Verizon	Debt-to-income ratio:	0.52%
Length of employment:	10 + years	Location:	NEWARK, NJ

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

570333 added on 11/09/09 > my loan<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	11
Revolving Credit Balance:	$239.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please explain what you plan to use the loan for? Also, what are the two delinquencies you've had in the last year? Regards; Art	Type your answer here.I believe those were an American Express bill and an old loan. I normally have my bills automatically deducted from my checking but those weren't and i honestly do not always check my mail which made me late on some payments. but i immediately paid them off in full if you notice.
what do you intend to use the loan for? pls detail you monthly expenses: mortgage, credit-card, auto, utilities etc. doyou have assets: cds, 401k, savings etc.	i pay $1850 a month for my mortgage. i have no auto loans. no personal loans. and no credit card balance. im finishing my basement. yes i have a 401k.

Member Payment Dependent Notes Series 458423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458423	$25,000	$25,000	17.74%	1.00%	November 24, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458423. Member loan 458423 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$27,500 / month
Current employer:	VSR	Debt-to-income ratio:	13.19%
Length of employment:	2 years	Location:	san diego, CA

Home town:
Current & past employers:	VSR
Education:

This borrower member posted the following loan description, which has not been verified:

570559 added on 11/08/09 > Pay Federal and State Taxes<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,731.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Monday, November 9th 2009 Virginia 5:30 AM ET Small investors working together fund LC loans. Questions I have about your $25,000 Tax Payment Loan application are: 1. Please describe nature of VSR business. What it is? What it does? Etc.) 2.Position @ VSR is ? 3. Reported $27,500 monthly gross income either yourself or yourself and another income earner? 4. Housing payment (mortgage or rent) payment per month is? 5. Car payment(s) per month are? 6. Credit Report reflects $34,731 revolving credit balance. CC payments per month are? (Total monthly payments actually paid CC issuers and NOT total monthly minimum payments CC issuers indicate MUST be paid.) 7. What taxrelated circumstanes brought about this federal and state income tax payment problem you are currently experiencing? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. VSR is a registered broker dealer 2. President and CEO 3. Personal income for myself: salary 4. $4900/mo housing 5. $2600/mo car payments 6. $1000 7. IRS Audit of 2006, 2007 and 2008
Given your income and this loan's interest rate, do you intend to amortize it over 3 years or pay it off sooner?	As soon as possible.
Loan currently 65 percent funded. When fully-funded accepting loan? (17.74 APR BETTER than penalties and interest IRS asseses on taxes due but unpaid.) Thanks.	Yes
What are you driving that you pay $2600 in car payments?	We own four cars in the household. Four drivers.
Does this loan pay off all IRS/Tax obligations and penalties and satisfy your tax obligations?	yes

Member Payment Dependent Notes Series 458461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458461	$3,000	$3,000	7.05%	1.00%	November 18, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458461. Member loan 458461 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Frontier Refining Inc.	Debt-to-income ratio:	7.44%
Length of employment:	2 years	Location:	cheyenne, WY

Home town:
Current & past employers:	Frontier Refining Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

570635 added on 11/08/09 > Never made a late payment on a loan in my life!<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,440.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 458469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458469	$20,000	$20,000	12.18%	1.00%	November 24, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458469. Member loan 458469 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Pacific Research & Strategies, Inc.	Debt-to-income ratio:	6.96%
Length of employment:	7 years	Location:	Seal Beach, CA

Home town:
Current & past employers:	Pacific Research & Strategies, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

570662 added on 11/11/09 > Getting married May 2010; seek to pay off credit cards, planning to purchase first home with new wife (w/sterling credit) mid-2010. Currently director of strategy development for multiple-award-winning public relations firm (unique company - serve the growing Native American tribe economic/political consulting market) - been with company 7 years; very good credit rating, solid loan/credit card payment history; monthly budget approx. $3400.00 (gross = $6200/mo)<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	21
Revolving Credit Balance:	$11,522.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Question: Why ask for 20K when your revolving credit is 12K? Also, please explain the delinquency 21 months ago.	Additional available funding would be used first and foremost as seed capital for potential home purchase next year. As for your inquiry about the delinquency from 21 months ago, I honestly cannot recall any such delinquency at this writing. I would need to review my records to address that question with any further accuracy.
IF YOUR LOAN SHOULD NOT FULLY FUND DO YOU PLAN TO TAKE PROCEEDS ANYWAY	I will indeed use any and all proceeds, fully funded or not, for the reasons I stated in my application. Like millions of other Americans, I have been a solid customer of Chase and Capital One with a solid, years-long payment record. I also have seen my interests rates jump dramatically, making the immediate elimination of debt my top priority and allowing my fiancee and I to start building our savings more rapidly for a potential home investment next year.

Member Payment Dependent Notes Series 458470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458470	$10,000	$10,000	15.65%	1.00%	November 18, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458470. Member loan 458470 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,875 / month
Current employer:	Worldwide Refinishing Systems	Debt-to-income ratio:	22.23%
Length of employment:	7 years	Location:	Waco, TX

Home town:
Current & past employers:	Worldwide Refinishing Systems
Education:

This borrower member posted the following loan description, which has not been verified:

570658 added on 11/08/09 > I plan to use the funds to consolidate debt. My ex-spouse and I incurred significant debt while we were married, and now, divorced, I can focus on getting on the right track. I have been in my job for almost 8 years in increasingly responsible positions, and am with a stable company. In addition to my income noted on my application, I receive $1200 per month in child support.<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	30
Revolving Credit Balance:	$35,876.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Monday, November 9th 2009 Virginia 5:30 AM ET Small investors working together fund LC loans. Questions I have about your $10,000 loan application are: 1. Position @ Worldwide Refinishing Systems is ? 2. Reported $6,875 monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $35,876 revolving credit balance. CC payments per month are? (Total monthly payments actually paid CC issuers and NOT total monthly minimum payments CC issuers indicate MUST be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. My position is Vice President. I began as Marketing Manager and worked my way up through various positions. 2. The income of $6875 per month gross is solely my income; additionally, I receive $1200 per month child support, so total gross is $8075 per month 3. My mortgage payment is $1185 per month 4. My car payment (only one) is $327. 5. Monthly paid on revolving debt = $1500 - 1700 per month. Additional info: I have been able to negotiate better rates on most of my debt, 15% or less. However, I still have about $10,000 that I would like to move to a lower interest rate to speed up the process of getting things paid off. Please let me know if you have additional questions.
Hello -- I have a couple questions for you: 1. Do you have any other debts or debt payments that you have not mentioned above? 2. In rough figures, how do you spend the rest of your monthly net income? 3. Your credit report shows a delinquency about 2.5 years ago -- can you explain what this was? Thanks!	Let me see if I can answer your questions sufficiently: 1. Yes, I do have some medical expenses from 2007 and 2008 that I am paying out interest-free. My monthly payment is $125 per month 2. Keep in mind that my income is reported as gross. After my health and dental insurance is deducted, as well as cafeteria plan, taxes and a small 401K contribution, I take home appox. $4700 per month. I pay my mortgage and car payment which I believe has already been disclosed. My utilities run approx $400 - $500, and auto and life insurance $100. Childcare and other child-related expenses such as art/dance lessons $700. Household expenditures for groceries, drycleaning, medical, Rx, clothing, school supplies, haircuts, gasoline / auto maintenance, home maintenance, etc consume the balance. Please let me know if you need additional clarification. 3. In 2007 I had a major surgery followed by one in 2008. With the unplanned nature of the condition, as well as taking some unpaid leave from my job, I had to really manage to stay current, and I had that one deliquency as a result. Please let me know if you have any clarifying questions.
Thank you for your answers -- I have one other question -- what are the terms of your mortgage (i.e. fixed, adjustable, term, rate, etc.)?	Fixed! The only way to go when you plan on staying in place! I have two mortgages and let me explain why. When I took out my mortgage, I did an 80/15/5, putting 5% down, and taking a second mortgage for the 15%. I did this to avoid PMI, as at that time it was more advantageous for me to have the interest which was tax deductible vs. the PMI which was not. My primary mortgage is a 30-year, fixed rate of 5.75%. My second is a 15-year fixed at 7.475%. I've been in the home for over four years now.
Please provide verification of your income from your full time job to Lending Club. This will help you get funded.	I faxed verification today. Thanks!
I don't wish for you to get into terrible detail, and I only ask this because you have child support listed as income. Having said that, are your ex's child support payments current and has there been any issue with promptness on his part? Did you include those payments in your fax to Lending Club. Plus, I suspect this will be in the affirmative, but will those payments continue for at least the life of the loan (I don't care to know how long he's got to pay). One other question, what are you a VP of [department--is it still marketing]? What year did you become a VP? How many direct reports do you have and total number of people in your department? I only ask because I don't know many VPs who make your gross salary (not including child support). Thank you and good luck with the loan.	My ex is very promt with child support and there has never been any issue, and, yes, child support will continue past the term of this loan. Lending Club didn't ask me to verify child support, yet I have a divorce decree that details out the agreement should that be required. I am VP of administration and support, and I have three direct reports. There are 4 in the marketing dept that I oversee, 3 in support and 1 in admin that I direct in some ways, yet not all of these are direct reports. We are a small company and located in Waco, so salaries don't run what they do in major metro areas. I became VP at the beginning of this year. I am the only VP in the company, and report directly to the owner/president. Hope this helps.
It most certainly did help. I thank you for being forthcoming as well as being understanding that the nature of my questions was "just business" and within the scope of your loan request. I will proceed with my funding notes on your loan. Good luck with 100% funding,	Thanks, and yes, I understand.

Member Payment Dependent Notes Series 458490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458490	$9,500	$9,500	12.87%	1.00%	November 18, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458490. Member loan 458490 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	military	Debt-to-income ratio:	12.28%
Length of employment:	5 years	Location:	el paso, TX

Home town:
Current & past employers:	military
Education:

This borrower member posted the following loan description, which has not been verified:

570726 added on 11/13/09 > i plan to pay off another loan with this loan to lower my APR so i can this loan off even faster, i plan to pay off this loan off before 3 years. I am currently in the military so i have a very stable job.<br/> 570726 added on 11/14/09 > i was a co-signer on a car, and the person who was driving the car didn't pay the car note and failed to tell me. When i was notified i paid it off and since then i have not been late on payment<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	10
Revolving Credit Balance:	$6,696.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency less thn a year ago. Thank you.	I am a co-singer for a car. The person who had the car at the time failed to inform me that they didn't make the car payment. I wasn't informed until later so when i found out about it i made up the difference and since then there has been no late payments.
Please tell us what is your position in the military. Thank you	I am a sergeant in the U.S. Army who drives trucks and is in charge of 8 personal and 20 different types of trucks.
I	im sorry, what was your question?

Member Payment Dependent Notes Series 458509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458509	$1,000	$1,000	11.48%	1.00%	November 23, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458509. Member loan 458509 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,100 / month
Current employer:	U.S. Army	Debt-to-income ratio:	0.29%
Length of employment:	3 years	Location:	Palm Coast, FL

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 458528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458528	$5,000	$5,000	11.14%	1.00%	November 19, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458528. Member loan 458528 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,267 / month
Current employer:	Maricopa County Library District	Debt-to-income ratio:	13.31%
Length of employment:	< 1 year	Location:	Phoenix, AZ

Home town:
Current & past employers:	Maricopa County Library District
Education:

This borrower member posted the following loan description, which has not been verified:

570834 added on 11/08/09 > I need surgery in both hips for something called Femoroacetabular Impingement (What A Rod has) and my health insurance doesn't cover the surgeon, which means I have to pay the entire cost up front and am at the mercy of the health insurance provider for reimbursement. Here's a video describing the condition and surgery: http://www.bryankellymd.com/fai-movie.html.<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	27
Revolving Credit Balance:	$63.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Monday, November 9th 2009 Virginia 5:30 AM ET Small investors working together fund LC loans. Questions I have about your $18, 000 Medical Loan application are: 1. Position @ Maricopa County Library District is ? 2. Reported $4,267 monthly gross income either yourself or yourself and another income earner? 3. Pleaae provide employment history for 5 years prior to current Maricopa County Library District job. 4. Housing (mortgage or rent) payment per month is? 5. Car payment(s) per month are? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Hi, The answers to your questions are below. Please let me know if you have any additional questions. 1. Teen Services Manager (oversee teen library services for a 16 branch library system) 2. Income reported was self only. Other income earner earned $16,00 last year (freelance graphic artist). 3. Cuyahoga County Public Library, Teen Services Manager: 07/07-11/08 (I left under doctor's advisement to move to a warmer climate for the hip; however, I had planned to retire from this library system) Elyria Public Library, Children's Librarian: 10/06-07/07 (left due to salary reasons) Marlborough Public Library, Young Adult Librarian: 05/05-07/06 (left to return to my home state of Ohio) Framingham State College Library, Part-Time Reference Librarian: 10/04-06/06 (I stayed on as a weekend substitute from 05/05-06/06 when I left to return to Ohio). 4. $735/mo (with tax & water, and garbage, it's about $755/mo) 5. $390/mo (1 car for two people)

Member Payment Dependent Notes Series 458563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458563	$4,800	$4,800	13.57%	1.00%	November 18, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458563. Member loan 458563 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	JPMorganChase	Debt-to-income ratio:	0.89%
Length of employment:	4 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	JPMorganChase
Education:

This borrower member posted the following loan description, which has not been verified:

570926 added on 11/09/09 > Loan is to be used for my younger sister's wedding.<br/><br/>I have been at my job for 4 years and it is a VERY stable position that I am in currently.<br/><br/>I have excellent credit and always make all my payments on any sort of bill or credit card that I have.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,299.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 458623

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458623	$4,000	$4,000	13.22%	1.00%	November 23, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458623. Member loan 458623 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Siam River	Debt-to-income ratio:	2.47%
Length of employment:	< 1 year	Location:	MIAMI, FL

Home town:
Current & past employers:	Siam River
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,291.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 458649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458649	$3,500	$3,500	7.05%	1.00%	November 18, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458649. Member loan 458649 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	United Water System, Inc	Debt-to-income ratio:	23.42%
Length of employment:	3 years	Location:	ARNAUDVILLE, LA

Home town:
Current & past employers:	United Water System, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

571037 added on 11/10/09 > I am a very stable worker. I have minimum bills and my home is paid for. I know that I am able to repay this loan.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,748.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 458674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458674	$3,000	$3,000	7.05%	1.00%	November 19, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458674. Member loan 458674 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	U. S. Postal Service	Debt-to-income ratio:	13.67%
Length of employment:	10 + years	Location:	Austin, TX

Home town:
Current & past employers:	U. S. Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

571092 added on 11/09/09 > Seeking loan to cover unexpected & one-time expenses & to pay off my American Express card (account closed). Expenses include having to replace 14-yr. old dishwasher & repairs to truck after vehicle burglary.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1982	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,015.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 458741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458741	$12,000	$12,000	11.83%	1.00%	November 23, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458741. Member loan 458741 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,950 / month
Current employer:	n/a	Debt-to-income ratio:	5.69%
Length of employment:	n/a	Location:	Laguna Woods, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

571237 added on 11/10/09 > Debt Consolidation <br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,406.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	Trust, and social security.

Member Payment Dependent Notes Series 458788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458788	$24,250	$24,250	11.48%	1.00%	November 23, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458788. Member loan 458788 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	n/a	Debt-to-income ratio:	5.18%
Length of employment:	n/a	Location:	TOMKINS COVE, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

571344 added on 11/09/09 > I plan on using this money to fix up my house and help my father a little. My job is very stable, I work for a commodity trading group with the most proven traders in the industry. I always pay my bills on time and my credit will prove that. This will increase my monthly budget minimally. Should never be a problem.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1975	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,574.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your listing shows no employer, no length of employment.	I am self employed, I have been in the industry for 15 years and a trader for the last 6 years
IF LOAN DOES NOT FULLY FUND WILL YOU TAKE PROCEEDS ANYWAY	being this close, yes

Member Payment Dependent Notes Series 458797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458797	$22,000	$22,000	11.48%	1.00%	November 24, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458797. Member loan 458797 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,471 / month
Current employer:	MAD MATT'S Bar & Grille	Debt-to-income ratio:	0.56%
Length of employment:	8 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	MAD MATT'S Bar & Grille
Education:

This borrower member posted the following loan description, which has not been verified:

571361 added on 11/09/09 > The reason of this personal loan is to buy my son's vehicle since he'll be going to College. I would like to help him with the transportation taking advantage of the almost end of year sales. Therefore I'll be looking for an economy and convenient money wise car as well as low maintanence. <br/>Thank you lending club investors.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,123.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified as this will increase lender confidence in your loan.	Thank you ! I will contact Lending Club to increase confidence in my loan.
I would like to help fund your loan, but have a few questions. Would you provide some info on your monthly expenses? Do you have a savings account or any other kind of emergency fund?	Monthly Expenses: Rent: $1000, electricity: $180, water:$80, cable: $60, phone: $50, transportation:$300, insurance:$290, credit cards: $200 I do have a savings account which is use for emergencies only. It is my source of emergency funds.
What do you do at mad matts?	I am the manager in charge of running the business which includes administrative duties as well as personnel and inventory. Also making sure customer service and attention are up to the satisfaction of the clients including the exquisite taste of the menu.
What is your position at Mad Matts? What is your rent/month?	Position at Mad Matts: Manager Rent per month: $1,000
Why use lending club? With your credit you should easily get a car loan at 6-7%.	Because I can get a better offer with cash in hand than financing through the car dealer due to I can purchase it directly to the owner. I will be saving on dealer expenses.

Member Payment Dependent Notes Series 458874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458874	$25,000	$25,000	11.83%	1.00%	November 19, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458874. Member loan 458874 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	McNair, McLemore, Middlebrooks & Company	Debt-to-income ratio:	15.60%
Length of employment:	10 + years	Location:	Macon, GA

Home town:	Brunswick
Current & past employers:	McNair, McLemore, Middlebrooks & Company
Education:	Mercer University

This borrower member posted the following loan description, which has not been verified:

571559 added on 11/09/09 > I am a responsible professional who has been with the same firm for over 12 years. I have made many mistakes along the way, but I am ready to put those mistakes behind me and move forward. Getting my CC debt behind me would go along way toward that goal. I think that my loan is a great investment for anyone. I want the debt to go away as soon as possible and would like to possible prepay a portion if the opportunity arises. I work in the finance industry and am just extremely disappointed that I allowed myself to get in this position. I promise I will not let any investor down. Thank you for considering helping me.<br/> 571559 added on 11/09/09 > Just wanted to add that the revolving line balance consists of a $45,000 home equity line. My mortgage was designed as an 80/20 (20% home equity line) to avoid paying PMI. The remainder is my total CC balance. Thanks again.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,110.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
could you list your monthly expenses ... big things mortgage utility car payments... and income very short cash flow statement THANKS	My car is paid off. Mortgage = $1,000/mo Equity Line = $600/mo although I try to pay more. Utilities = $600/mo at most. I live in an old house and in the summer and winter it can be brutal. As you can see, paying the CCs is not the big issue. Its just the fact that the debt is spread over 4 cards; some with rather high rates. I would just like to combine them, CLOSE the cards, and move on.
so the total CC balance currently outstanding is? thanks	CC debt is just over $40k.

Member Payment Dependent Notes Series 458923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458923	$12,250	$12,250	11.48%	1.00%	November 20, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458923. Member loan 458923 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,086 / month
Current employer:	Guident Technologies	Debt-to-income ratio:	12.34%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:	Guident Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

571665 added on 11/10/09 > I am building two custom two-level flats in DC as an investment project, we are in the finishing stages, and that is the main purpose of this loan request.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$256,757.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance shows at $256,757. Is this a second mortgage? If so, what is the amount and payment of your first mortgage?	It should be a 2nd mortgage ($221K) on my DC home plus a HELOC ($15K) on a South Beach rental condo I own, both with very low rates. The rest should be my monthly household credit card expenses which I pay in full every month, plus two credit card balance transfers I got fixed rate deals for, and I make monthly payments until paid off. I never missed any payments. My 1st mortgage payment is $2,965.18. Also, I am building two custom two-level flats in DC as a side project, we are in the finishing stages, and that is the main purpose of this loan request. Hope this helps. Let me know if you have further questions.
Your revolving credit balance shows at $256,757. Is this a second mortgage? If so, what is the amount and payment of your first mortgage?	It should be a 2nd mortgage ($221K) on my DC home plus a HELOC ($15K) on a South Beach rental condo I own, both with very low rates. The rest should be my monthly household credit card expenses which I pay in full every month, plus two credit card balance transfers I got fixed rate deals for, and I make monthly payments until paid off. I never missed any payments. My 1st mortgage payment is $2,965.18. Also, I am building two custom two-level flats in DC as a side project, we are in the finishing stages, and that is the main purpose of this loan request. Hope this helps. Let me know if you have further questions.

Member Payment Dependent Notes Series 458938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458938	$20,000	$20,000	11.83%	1.00%	November 20, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458938. Member loan 458938 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,000 / month
Current employer:	Info-Link Technologies Inc.	Debt-to-income ratio:	14.67%
Length of employment:	5 years	Location:	Newark, OH

Home town:
Current & past employers:	Info-Link Technologies Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

571706 added on 11/09/09 > Low risk - high value. Excellent credit scores. Stable income from an executive position at a cash out of pocket company.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,156.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Excellent loan description, but it's also too good to be true especially in today's economy. Need to know what the "personal" loan will be used for? Specific information please.	Thank you for your question. The purpose of my funding request is to reduce then eliminate rising interest costs by consolidating higher interest CCs with LC.
I suggest you contact Lending Club and have your income verified as this will increase lender confidence in your loan.	Thank you for the information. You will see that confirmation from LC shortly. Information is indeed accurate.
Nothing says verification like an asterisk next to your income. When I see that, I will invest. So, click on	Thanks for your question. Lending Club has all the necessary documentation and I imagine will be placing your needed asterisk shortly.
Your CC balance is $8,156. What will the remainder of the $20K loan be used for?	Thank you for your question. The purpose of the loan is to consolidate debt at a lower rate.
You credit card debt is $8,156 (according to your credit history). That leaves a balance of $11,844. What will you use this money for? Do you have other debt not reflected in your revolving credit balance?	Thank you for your question. I appreciate your interest in the loan. As mentioned in the previous answer the purpose is to consolidate debt at a lower rate. The remaining balance you refer to will be used for the same purpose. The credit report is accurate related to my personal revolving balances.
I am sorry, but I still do not understand what the remaining $11,844 will be used for. Do you have other debt not reflected in your credit report? Do you have a business debt for example? If so, can you please describe this?	Thanks for your question. As I mentioned in the previous answer. The report is accurate as to my outstanding balances. I have no business debt. This loan is not to designed to fund any business related expenses. The purpose of the loan is to consolidate high interest debt to a lower rate loan.

Member Payment Dependent Notes Series 458960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458960	$13,000	$13,000	8.94%	1.00%	November 20, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458960. Member loan 458960 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Office of the District Attorney	Debt-to-income ratio:	16.76%
Length of employment:	5 years	Location:	Danielsville, GA

Home town:
Current & past employers:	Office of the District Attorney
Education:

This borrower member posted the following loan description, which has not been verified:

571750 added on 11/11/09 > Dear Potential Investor, <br/><br/>Help me achieve my financial goal of consolidating and paying my credit card debt so that I can move on to the next step in my career, provide a better living for my family, and help guarantee a sound financial future for my young child. <br/><br/>Eleven months ago, my spouse and I welcomed our first child into the world. We did so with great happiness and excitement, dreaming the dream that all parents share: that we would be able to provide the best life for our child possible. <br/><br/>Currently I work for the county as an Assistant District Attorney, and I enjoy this job, but it is hard to make ends meet on my salary. As the sole breadwinner for my family, my current salary doesn???t provide much beyond the basics, when you consider I am servicing a lot of credit card debt. I work hard to make sure we pay all of our bills regularly and on time, but it is hard to see an end to the credit card debt, especially when it seems I am paying more in finance charges than on the principal amount of the debt. <br/><br/>This credit card debt was acquired while I worked my way through law school and while my spouse and I renovated the modest farm house that we live in on our own. Even though we scrimped and saved while I was working through law school, and even though we invested our own sweat equity to make what was a virtually unlivable house into a home???we spent painting, plumbing, and hammering into the wee hours of the morning so that we could avoid having to pay someone else to do the work???I still racked up credit card debt just trying to make ends meet. <br/><br/>During law school, I often had to pay for groceries with my credit card, along with books and required class materials. One year, the engine in my 1995 Toyota Tercel died, and it had to be replaced because it was my only transportation to work, so I paid for the replacement with the credit card. During the year we renovated our house, which we had to do to help make sure the home was safe, I helped pay for many of the renovations to the home to make it livable with my credit cards. All of these times have come and gone, and I am still paying for these decisions, but I would like to be able to pay a more reasonable rate, get on a strong financial footing, and move into a new stage of my career where I can actually assist other people.<br/><br/>It has always been my dream to have my own practice where I could provide reasonably priced ???cradle to grave,??? legal services to folks who might not be able to afford other attorneys. <br/><br/>By investing in my loan, you can assist me to achieve my personal goals of providing properly for my family and getting on a sound financial footing so that I can move on to a stage in my career where I can focus on the needs of other people. <br/><br/>Many thanks for your consideration!<br/> 571750 added on 11/11/09 > As an investor, you might ask, what makes me a good borrower? I have been in my current job for 5 years, and plan to remain in this position until I have saved enough money to cover my expenses for at least 6 months. I am dependable in my payments and pay bills on time. The monthly payment on the amount I am requesting fits within my monthly income and still allows me to meet my other monthly obligations.<br/> 571750 added on 11/14/09 > I do not have a car loan or home equity loan. I do have student loans. My total monthly expenses, including mortgage, utilities, gas for vehicles, groceries, preventive medical, insurance, and minimum card payments are, on average, $2230. The monthly salary listed is my gross before taxes.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,266.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and ask them to verify your income, as this will increase lender confidence in your loan.	Many thanks for the suggestion. I will contact them to do this. THANKS!
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Would you provide some info on your monthly expenses?	Hi, please see response to your question in my account summary. Many thanks for your question and your interest in being a potential investor.
How would the consolidation of debt help you start your own practice? Will part of the loan go towards this business?	The consolidation of debt will allow me to have the debt controlled at a fixed interest rate so that I can get the debt paid off quicker. It will also give me peace of mind. With the one monthly bill, I can budget money to save toward starting my own practice. Right now I am unable to save because I am putting virtually all my excess income on the debt. No part of the loan will go toward the business; it will be used strictly to pay the debt, as I will be saving money to start the business.

Member Payment Dependent Notes Series 458975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458975	$8,000	$8,000	12.53%	1.00%	November 18, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458975. Member loan 458975 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,250 / month
Current employer:	Curtiss Wright Controls	Debt-to-income ratio:	12.06%
Length of employment:	1 year	Location:	Los Angeles, CA

Home town:	Madison
Current & past employers:	Curtiss Wright Controls, Harman International Industries, PhatNoise, Mann Theaters, Allied Signal
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

571796 added on 11/10/09 > I'm a Los Angeles based businessman, engineer, and inventor that needs to unplug from 80 hour work weeks every so often. I've dreamt of owning a chunk of desert land (Mojave, in this case) to go relax, think, invent, and to share with friends and family as a getaway. I plan to provide this location for desert research, and some experimental solar / wind / water reclaimation as well. There's 40 acres available to me now, but I need to move quick, and need to raise the capital to complete this dream. I am able to fund 25% this instant, and need the raise the rest, which this loan request represents.<br/><br/>My friends are already excited, but many being students (UCLA, as I was), they can't afford to chip in, so it is up to me.<br/><br/>I'm more than happy to take phone calls regarding any questions you have.<br/><br/>Thanks in advance!<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,784.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 459037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459037	$20,000	$20,000	13.57%	1.00%	November 23, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459037. Member loan 459037 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	MedAssurant, Inc.	Debt-to-income ratio:	14.60%
Length of employment:	< 1 year	Location:	Bethesda, MD

Home town:	Syracuse
Current & past employers:	MedAssurant, Inc., American College of Cardiology, Chantilly Academy
Education:	West Virginia University, George Mason University, Institute for Integrative Nutrition

This borrower member posted the following loan description, which has not been verified:

497227 added on 11/10/09 > I am consolidating credit card debt as we work to pay for our wedding (July 2010) and we are buying a new home this year.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,794.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wednesday, November 11th 2009 Virginia 7:00 AM ET. Small investors working together fund LC loans. Questions I have about your $20,000 loan application are: 1. Position @ Med Assurant Inc is ? 2. $8,333 reported monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. You have worked for current employer for less than 1 year. Provide 3 years work history PRIOR to current employer. 6. Credit Report reflects $23,794 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly MINIMUM payments CC issuers indicate must be paid.) 7. What $$ portions of $20,000 loan is intended for Debt Consolidation?. For 2010 wedding expenses? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers.	1. MedAssurant - Senior Marketing Manager 2. Monthly income reported is solely my own. My fiance's income is slightly higher than mine. 3. Rent is $1496 divided by two people 4. Car payment is $311/mo. 5. Past employer - I was at the American College of Cardiology for 7 yrs prior to my current position. (2400 N St, Washington, DC) 6. Total monthly payments to credit card issuers per month is typically $1200 - $1500/mo. 7. $20,000 is intended for debt consolidation. Zero is intended for wedding expenses as we will ask family to assist w/our next payment. Thank you for considering! I would love to give back to the Lending Club and become an investor in 3 yrs; people helping people is what the world is all about.

Member Payment Dependent Notes Series 459049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459049	$5,000	$5,000	8.59%	1.00%	November 19, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459049. Member loan 459049 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	6.30%
Length of employment:	n/a	Location:	Grand Junction, CO

Home town:	South Bend
Current & past employers:
Education:	Aims Community College

This borrower member posted the following loan description, which has not been verified:

571940 added on 11/12/09 > just over 2 years ago I took out a $5000 loan to cover business start up cost's and it was repaid in full in 24months. Now I am building my business and bringing on more staff members.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,406.00	Public Records On File:	1
Revolving Line Utilization:	9.80%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the public record on file? (107 months ago)	Bankruptsy, filed chapter 7...valid question, but I have had excellent credit for the past 9 yrs later.
I have the following questions: 1. Please, provide a narrative for your loan. Your loan description is empty. 2. What do you do for a living? 3. Can you please, verify your income with LendingClub? 4. List of debts you are trying to consolidate with their Balances and interest rates. 5. List of recurring monthly expenses. Thank you!	I am a Certified Residential appraiser, looking for a better interest rate on $5000 for businss expenses than I can get from my bank.

Member Payment Dependent Notes Series 459063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459063	$5,000	$5,000	15.31%	1.00%	November 23, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459063. Member loan 459063 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,240 / month
Current employer:	Awnings by Carolina	Debt-to-income ratio:	8.06%
Length of employment:	4 years	Location:	Cape Coral, FL

Home town:
Current & past employers:	Awnings by Carolina
Education:

This borrower member posted the following loan description, which has not been verified:

571976 added on 11/10/09 > The purpose of the loan is to pay for wedding expenses. I am getting married and this will help me to pay for the reception, catering service, banquet, wardrobe and honeymoon. However this loan is to cover my personal expenses. I want to express that it is of a great level of importance and happiness.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,229.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 459069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459069	$24,250	$24,250	15.31%	1.00%	November 20, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459069. Member loan 459069 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,625 / month
Current employer:	Eagle Investment Systems LLC	Debt-to-income ratio:	9.71%
Length of employment:	9 years	Location:	TOLLAND, CT

Home town:	Melrose
Current & past employers:	Eagle Investment Systems LLC
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

571982 added on 11/11/09 > Thank you for considering my loan request. I'm recently divorced and took on my ex's credit card debt. As you know the credit card companies are raising interest rates to outrageous amounts. I want to pay these off as quickly as possible, and this looks to be an excellent way to get it done. I have been employed with the same company for 9 years and hold a position as Information Security Manager, responsible for the entire company's Information Security Program. My job is very stable. I have enough work for 8 employees, and my team consists of 5.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,525.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wednesday, November 11th 2009 Virginia 6:30 AM ET. Small investors working together fund LC loans. Questions I have about your $24,250 loan application are: 1. Position @ Eagle Investment Systems LLC? 2. $10,625 reported monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $31,525 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly MINIMUM payments CC issuers indicate must be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers.	1. Information Security Officer 2. That is my sole income. Salary + Bonus 3. Mortgage payment is $1954.00 4. I own my car: no payments 5. credit payment per month - approx $850.00 reasone for loan request is to consolidate credit cards and get them paid off faster thanks!
Hello -- I have a few questions for you: 1. Can you describe in more detail how you accumulated the approx. $31,000 in credit card debt? You say this is your "ex's credit card debt" -- but wasn't it accumlated together when you were married? 2. Do you have any other debts besides your credit cards and mortgage? 3. What is the interest rate on your credit cards that you are refinancing? 4. Can you give me a rough idea of how you spend your net pay each month (i.e. in addition to the mortgage and credit card payments)? Thanks!	Some of the credit card debt was accumulated on house repairs in the first 2 years we owned the house, 2005 and 2006. I took on 12k of hers as part of our divorce agreement, some of which was accumulated during the marriage. Some of the CC debt was mine from before the marriage. I don't have other debts. I do pay child support, 90% of day care and health care costs, and alimony. This is approx $2400 per month. The rest of my income goes to the usual items. Electric, Heating Oil, Insurance, Gas for car (I drive 2000 miles per month for work) Food, Home and auto repairs, and I save enough ($500) to fly to California every other month to visit my son for a 4-day weekend. I pay out $800-$1000 to credit cards each month.
OK -- thanks for your answers. Can you contact the Lending Club to have them verify your gross income? It will help with your loan funding.	I will be submitting the necessary documentation today or tomorrow.
You appear to have never been late on a bill that reports to the CRAs. I would definitely be more comfortable though if you contacted Lending Club to verify your income. Speaking about your job, were you hired initially as a Information Security Officer or did you work your way up? Are you a CISSP? Also, can you please list financial assets and the amount (401k, taxable accounts, other savings, etc)? What percentage of assets got split in the divorce?	My income verification is in process. Documents were emailed last Friday. I was hired as a help desk technician and worked my way up. I am a CISSP and CISM.
Thank you. Please answer the other part of my original question: "Also, can you please list financial assets and the amount (401k, taxable accounts, other savings, etc)? What percentage of assets got split in the divorce?"	I don't have any taxable accounts. I retained ownership of the house. Remainder of assets were split 50/50 (none financial) 401K is due to be transferred into a 529 fund for my son per the divorce agreement. It's not relevant to this transaction.

Member Payment Dependent Notes Series 459139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459139	$8,000	$8,000	13.22%	1.00%	November 19, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459139. Member loan 459139 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	MidWest Television	Debt-to-income ratio:	17.01%
Length of employment:	3 years	Location:	San Diego , CA

Home town:
Current & past employers:	MidWest Television
Education:

This borrower member posted the following loan description, which has not been verified:

572106 added on 11/10/09 > I have 2 credit cards that have APR's that are WAY too high!<br/>MC w a 5000.00 limit, 4395.18 Balance @ 29.99 APR / Visa w 4200.00 limit, 3543 Balance @ 24.99 APR. Approving this loan would consolidate my debt at 1/2 the rate.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,320.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please explain your delinquency from 40 months ago? Regards; Art	My account was setup for automatic billpay for a Citi Bank credit card. The company transferred ownership to Bank Of America and therefore my monthly scheduled payments were going to an invalid account. Once it was noticed, it was corrected.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,320.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for MidWest Television? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have 3 credit cards with Debt totaling 10,320. I will be using this loan to pay off the 2 totaling 8,000 with APR's of 29.9 and 24.9. My 3rd credit card has a 7,000 limit with only a 2,000 balance and an APR of 6.9. My car loans and student loans are paid off in full. My monthly expenses: 1200 rent, 40 cable and util, 300 food, 280 lending club loan, 65 car insurance, + 300 credit cards debt. I am a journalist for a CBS affiliate.
What is your position/duties at KFMB?	I am a journalist

Member Payment Dependent Notes Series 459146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459146	$5,000	$5,000	11.83%	1.00%	November 20, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459146. Member loan 459146 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Sungard Consulting	Debt-to-income ratio:	16.74%
Length of employment:	< 1 year	Location:	College Station, TX

Home town:
Current & past employers:	Sungard Consulting, JPMorgan Chase & Co., Insurance Offices-Texas
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

572122 added on 11/10/09 > Graduating with a Computer Engineering Degree in December 2009, Starting new job ($59k/year) on January 11, 2010. Need help covering moving expenses.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,218.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 459168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459168	$12,000	$12,000	8.94%	1.00%	November 18, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459168. Member loan 459168 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,183 / month
Current employer:	n/a	Debt-to-income ratio:	0.94%
Length of employment:	n/a	Location:	Teaneck, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

572162 added on 11/10/09 > This loan will allow me to pay off my car and credit cards<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1979	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$201.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I retired from the Port Authority of NY & NJ on January 9, 2009. Presently, my source of income is my pension.
Congratulations on your excellent credit! To fund your loan I have the following questions: 1. List of Credit Cards and car loans with their Balances and interest rates. 2. List of recurring monthly expenses. 3. Can you please, verify your income with LendingClub? Thank you!	The loan is to assist a family member who has bad credit, I will be responsible for the loan, listed below are balances and interest rates as requested: 1. Car $6,000, interest 29% 2. Capital One Credit Card, $1,350, interest 19% 3. Merrick Bank Credit Card, $850, interest 29% (this card to be cancelled out) 4. Household Bank Credit Card $1,300, interest 19% Listing of monthly expenses: Rent: $1,167, Utilities: $50,(gas & electric), cable $99. Verification of my income, monthly pension $3,183.34
Thank you for your answer. As far as the income verification, please, contact LendingClub. They would verify your income and then, note your income has been verified. Once your income has been verified by LendingClub, lenders (like myself) are more likely to fund your loan. Thank you!	How do I contact the LendingClub for verification of my income, if via e-mail, please send me a link or contact telephone number. Thank you.
Hello, Please verify source of income. With out that information there is no way I will invest. I also wanted to get some clarity on the credit cards you listed. Are those the balances on the cards or just the available credit?	Source of income: Pension, $3,183 per month. Credit Cards: Balance owed. I hope this answers your question.

Member Payment Dependent Notes Series 459181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459181	$10,000	$10,000	12.53%	1.00%	November 20, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459181. Member loan 459181 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Blood Systems Laboratories	Debt-to-income ratio:	20.86%
Length of employment:	7 years	Location:	FORT WORTH, TX

Home town:
Current & past employers:	Blood Systems Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

572181 added on 11/10/09 > My plan is to borrow from my 401K. The problem is that I can only have one loan at a time. However, I owed approx. 10,000. What I want to do is payoff the 401K loan and re-borrow with the amount I owe you (10,000) to pay you and the rest is for personal use. I always pay my debts. I started a new business this year (in addition to my regular job) and I used everything that I have. Business is slow (less than one year). Besides, you have my word. I have a Master degree and a huge pride.<br/> 572181 added on 11/17/09 > Thank you! It is hard to get a break sometimes. I appreciate your confidence. You will not be disappointed.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,537.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 459185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459185	$5,875	$5,875	7.74%	1.00%	November 19, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459185. Member loan 459185 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$30,917 / month
Current employer:	n/a	Debt-to-income ratio:	0.30%
Length of employment:	n/a	Location:	Dallas, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

572188 added on 11/10/09 > I am using this loan to invest in other Lending Club loans -- intending to make money on the difference between the rate I'm paying and the rate of the loans I invest in. I am "retired" now -- generating income from investments I have in oil and gas wells, stocks, and venture capital. I have already put $25,000 cash into the Lending Club and hope to borrow up to an additional $25,000 -- all of which will be invested in Lending Club loans. I have no other debt, excpet for a $1 milliion mortgage ($4,271 monthly payments) on a house that was just appraised in October, 2009 for $2.4 million. I have plenty of other cash and don't need this money but want to use some leverage in my Lending Club investments. I have submitted tax returns for the last 3 years to Lending Club so they can verify my income. A lifetime of good credit has given me current ratings of 809, 809, and 821 by the 3 rating agencies. Please let me know if you have any questions. Thanks!<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,098.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This is odd. Your end of loan sum will be roughly 6,600. and if you make, for example, 12% on your loan you'll still fall short by ~ 20 dollars. Seems that someone with assets such as your own wouldn't be dabbling with such small amounts. Are you gaming, b/c I don't see the profitability?	Hello -- I think there are two parts to your question: 1. Regarding my ability to make money on this loan, I will pay an effective interest (after the fee that is charged) of about 8.6% -- so if I'm able to lend it out at effective rates higher than this, I will make money on the transaction. 2. Regarding the size of the loan, I had initially requested $25,000 but the computer gave me a rate of almost 12% -- which I deemed to be way too high to do what I'm wanting to do with the money. I was told (which turned out to be incorrect) that I could request multiple smaller loans (like this one) and get the lower rate on each of these smaller loans. However, the actual policy is that you can not request a second loan until you have paid for 6 months on the first one. Everything is done by computer and I was told there are no exceptions -- not even if Bill Gates wanted to borrow money!! Therefore, you're right -- this is hardly worth doing for such a small amount -- but I'm going to go ahead with it and hopefully increase the loan amount in 6 months.

Member Payment Dependent Notes Series 459263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459263	$10,000	$10,000	14.26%	1.00%	November 19, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459263. Member loan 459263 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,667 / month
Current employer:	n/a	Debt-to-income ratio:	15.74%
Length of employment:	n/a	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

572316 added on 11/12/09 > I have been planning to propose to my long time girlfriend sometime later next year. While this has been a topic that we frequently discussed, I thought she was reluctant for me to "pull the trigger" because we currently live in different cities (about an hour an half apart) and I thought she wanted to wait until we live together. However, she recently made it clear she's eager to get engaged. (Or maybe I've been missing subtle clues for a while.) In any event, I know it would be more meaningful for her if I were to ask during the holidays. Unfortunately, that didn't leave me with sufficient time to have available what I'd like to budget. So I have turned to Lending Club to make this happen. I've been employed as an attorney with the same firm for the last five years and am happy to answer any additional questions.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	61
Revolving Credit Balance:	$29,344.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Monthly salary. Attorey at Drinker Biddle & Reath.
You will receive an email when the bo...	I am having trouble reading this entire question. If you wouldn't mind resending, I will answer as soon as possible.
Congratulations. Don't worry, you will get better at picking up on the subtle clues after you are married for a while. I am funding part of your loan, and suggest that you call Lending Club to see if they can make corrections to your listing where it says "current employer n/a" and "length of employment n/a" so that Lenders who search specifically for Borrowers who are employed, will find your loan request. Your loan is apt to be 100% funded faster that way. Good luck.	That is a huge piece of advice. I sincerely appreciate the heads up. I'm calling them first thing tomorrow. My gratitude - both for the funding and the advice.
Congratulations on your decision to "pull the trigger". Heck, some of us like being married so much we have done it more than once! I will be pledging $500 toward your loan request. Once you get married and get your finances squared away please return to Lending Club as a lender. I think you would find it fun. Good luck to you and the lucky gal.	First, let me thank you for the contribution. I sincerely appreciate it. And I do look forward to reruning as a lender. The program is really interesting and I wad really impressed. I am looking forward to coming back on the other end. Thanks again!
What is your job at the law firm? What will the $10K be used for? What do your monthly payments consist of, and how much for each?	I have been an associate in the firm's litigation group for several years. I will be using the funds towards the purchase of an engagement ring. Unfortunately, I think the loan is already fully funded. Thank you for the interest!
IM INTERESTED IN INVESTING AS WELL. ANY DISCOUNTS ON ATTY SERVICES	Well, assuming it's the area of law that I practice, perhaps someday that can be arranged!

Member Payment Dependent Notes Series 459266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459266	$14,000	$14,000	11.48%	1.00%	November 19, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459266. Member loan 459266 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Efficient Frontier	Debt-to-income ratio:	6.20%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	Efficient Frontier
Education:

This borrower member posted the following loan description, which has not been verified:

572328 added on 11/10/09 > I've been out of school for about 2 years and am currently working at a mid-sized tech company in NYC. I'm looking to pay off my debt in the next few years so that I can get this weight off my shoulders.<br/><br/>Most of my debt is on credit cards that began accumulating in the last 2 years of my time in college, when I began charging tuition expenses on them..in retrospect, a terrible idea. I've paid down quite a bit over the past year but would like to consolidate everything in one place and really focus on paying down my debt.<br/><br/>Any help would be greatly appreciated!<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,875.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified, which will increase lender confidence in your loan.	Thanks will the advice -- I will do so.

Member Payment Dependent Notes Series 459375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459375	$1,500	$1,500	13.92%	1.00%	November 19, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459375. Member loan 459375 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	M&M Contract Cleaning Inc	Debt-to-income ratio:	19.08%
Length of employment:	< 1 year	Location:	BROCKTON, MA

Home town:
Current & past employers:	M&M Contract Cleaning Inc
Education:

This borrower member posted the following loan description, which has not been verified:

572549 added on 11/11/09 > The loan I have applied for is to give more credit so I can buy a house<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,603.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I worked for another company Nautica Cleaning Service for 7 years. But they went out of business. They gave notice and I started working where I am now right away.

Member Payment Dependent Notes Series 459462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459462	$3,400	$3,400	8.94%	1.00%	November 18, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459462. Member loan 459462 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,367 / month
Current employer:	Landmark College	Debt-to-income ratio:	20.24%
Length of employment:	7 years	Location:	Brattleboro, VT

Home town:
Current & past employers:	Landmark College
Education:	Southern Connecticut State University, Manhattanville College

This borrower member posted the following loan description, which has not been verified:

572719 added on 11/13/09 > Thank you for considering funding my loan request even though I only have one credit card to my name..this balance at the outrageous apr was too much to bear..I want to be debt free sooner.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,459.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the 5 recent inquiries on your credit report? Your position at Landmark College? Thank you in advance.	Hello: I assume the 5 inquiries related to my credit report pertain to my recent purchase of a use car in August, I know the dealership has to inquire as do the banks considering financing my car loan. I've made no other credit requests. I work work in the library at Landmark.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,459.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Landmark College? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, thank you for your questions. Yes, I will be using the loan to pay off my one credit card. I do have a car loan for a used car recently acquired in August in the amount of 10,000; and a student loan that I have been paying off since 1997 with about $7000 remaining. Total monthly expenses are about 1600.00. Yes, I am willing to verify my income and I believe I checked off the box on the Lending Tree Application so they may do so. I work in the library at Landmark College providing students with research and technical assistance. I do have a savings account, but my emergency fund was depleted with car repairs last year. Hence, the purchase of the used car in August which should also explain the inquiries into my credit history as that is the only other time I have taken out a loan recently.
What's your job with the college? What's the rate on your credit card? And what do the five recent credit inquiries represent? Thanks!	Hello: I work in the library provide research and techincal assistance to students. The apr on the one credit card I have is 17.99 and is jumping to 22%. The five recent credit inquires are most likely from my recent purchase of a used car in August, I am assuming the car dealership and the banks they contacted to finance my loan would certainly have pulled my report.
Not to mock or anything but you provide research and technical assistance to students but you reference	I'd be happy to answer your question if I knew what it was it doesn't appear as if it was completed.

Member Payment Dependent Notes Series 459463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459463	$6,500	$6,500	12.53%	1.00%	November 23, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459463. Member loan 459463 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	ken nelson	Debt-to-income ratio:	14.20%
Length of employment:	1 year	Location:	DIXON, IL

Home town:
Current & past employers:	ken nelson
Education:

This borrower member posted the following loan description, which has not been verified:

572730 added on 11/12/09 > i sold my house and moved back in with my parents and need to pay back some things<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,799.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your current monthly expenses. Thank you in advance.	car bill that is 234, and a cell phone bill 60, best buy card that i owe 400 dollars on and i pay 20, and a capital one card that is 1400 dollars and i pay 40, and insurance on car 225 put that together it 579 i take home 400 a week

Member Payment Dependent Notes Series 459471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459471	$10,000	$10,000	8.94%	1.00%	November 18, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459471. Member loan 459471 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Fiserv	Debt-to-income ratio:	15.86%
Length of employment:	3 years	Location:	Dacula, GA

Home town:
Current & past employers:	Fiserv
Education:

This borrower member posted the following loan description, which has not been verified:

572750 added on 11/11/09 > Tired of having credit card debt at a higher interest rate - we're cutting up the cards and paying them off on a regular scheduled basis...<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,508.00	Public Records On File:	0
Revolving Line Utilization:	40.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified as this will increase lender confidence in your loan.	Thank you I will do so!
What is your total monthly expenditure? What is the minimum monthly payment of the debt you are paying off? Are you the sole wage earner? If there is another, combined income?	I am the sole wage earner - I am paying two loans off at a fixed rate and I pay 850 a month in debt payments every month. The Lending Club loan will allow me to pay the same amount on debt every month but accelerate the pay off (because the interest will be lower).
Why are you only requesting a 10K loan if you have 32.5K in outstanding debt?	Two of the debt are loans I have on a fixed payment schedule. As this is the first time I have used Lending Club I did not want to request too large an initial loan. I am paying off the remainder of the credit using the debt snowball technique.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, or student loans? Can you provide info on your monthly costs including your mortgage payments? Do you have a savings account or any other kind of emergency fund?	No car loans, 9000 emergency fund, 25000 in student loans with 150 a month payment (went back for a second degree several years back).
No need to respond to this posting...if wanting to respond my email address is roadtrip67@yahoo.com. Judging by your last name we may be related. My dad is a Dickerson from Tupelo with relatives all over Georgia, OK, MS, LA, etc. Glad to invest in a possible relative!	Very well may be... I'm from Alabama, moved to Atlanta GA to marry my beloved 16 years back...

Member Payment Dependent Notes Series 459542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459542	$20,000	$20,000	13.57%	1.00%	November 23, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459542. Member loan 459542 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Data Communique Inc	Debt-to-income ratio:	9.80%
Length of employment:	4 years	Location:	union, NJ

Home town:
Current & past employers:	Data Communique Inc
Education:

This borrower member posted the following loan description, which has not been verified:

572889 added on 11/11/09 > I need to consolidate 2 credit cards which I have kept current for years and still continue to keep current. I make $1,000 payment every month that never seem to have any impact on the principal. The interest rates are %19 and %26 respectively. I want pay the about the same amount on a consolidated loan that would actually make a difference on my principal. I always use automated pay and would do the same in this case. thanks<br/> 572889 added on 11/11/09 > I need to consolidate 2 credit cards which I have kept current for years and still continue to keep current. I make $1,000 payment every month that never seem to have any impact on the principal. The interest rates are quite high at %19 and %26 respectively. I want pay about the same amount on a consolidated loan that is not revolving. That way I would be able to pay down the principal. I have always use automated pay and would do the same in this case as soon as my loan is approved. thanks Eddie<br/> 572889 added on 11/19/09 > I appreciate very much everyone who is taking a chance on this loan. I have to admit I was skeptical about the process and perhaps somewhat naive. But most importantly I have a greater appreciation for the human spirit and the notion of people coming together for a greater purpose. I probably make more than some of the people helping me today. That is why I am even more appreciative of everyone. My job right now is to make sure I keep that faith and trust of the good hearted people whom have taken a chance on me by repaying the loan in an expedited fashion.<br/><br/>Thank you guys.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	15
Revolving Credit Balance:	$27,421.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $27,421.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Data Communique Inc.? Do you have a savings account or any other kind of emergency fund?	I don't have any car loan or car payment. No student loan. all paid off. No equity loan either. I have 401k thats doing well so far, but I am not touching it. I have about 5k savings. I have 3 main credit cards that reflect what you see on my credit profile. 2 large ones that account for most it, both have high interest rates. That is precisely why I chose to get a consolidation loan. The third one is quite manageable. At work my specialty is all things databases. However at home I do web developments designed to help other entrepreneurs and small business. I spend some part of my monthly expenses on books and self training. I hope this answers your questions and if it doesn't please let me know and I would explain further. Thanks
Hello -- I have a couple questions for you: 1. Is the gross income of $8,333/mth just from Data Communique or does that also income income from your web development work? 2. Can you contact the Lending Club to have them verify your income? That will help with faster funding of your loan. 3. What is the amount, type, and terms of your mortgage? Thanks!	1) Gross Income is %100 from Data Communique 2) I have no problem contacting Lending club to verify income. I would be glad to furnish them with pay stubs and bank statements if necessary. 3) My mortgage is 304k, 30yrs fixed at %5.3 . If you noticed on my credit profile there were 2 inquiries in the last 6 months. It is because I just refinanced to a lower interest rate. I was previously at %6.5. I am an entrepreneur at heart and would always be. I have exciting stuff on my web development projects that would generate a significant amount of revenue over the next 3yrs. Some projects are still in the works and are proprietary. Most of the work I do myself at night and the weekends. I don't have any issues revealing projects that I have launched provided it does not violate the rules here. I hope I have answered your questions. Thanks
Thanks for the information -- I have a couple follow up questions: 1. How is your company doing in this recession and how would you be able to repay this loan if you lost your job? 2. Please describe your current job in more detail -- I'm technical so will understand -- and also give a summary of your prior work and education. 3. How/when/why did you incur the credit card debt that you want to refinance? 4. Your credit report shows a delinquency 15 months ago -- what was this? Thanks again!	1) We are in publishing and document automation workflow. We serve the financial industry. The recession on the contrary is a positive for us because we specialize in compliance for this industry. Examples of things we publish are prospectus, fact sheets etc. We help financial firms be in compliance with SEC, including their EDGAR filings. Due to the current financial break down there is more emphases on transparencies and compliance therefore more work for us. 2) I have both hands on application programming experience and database administrator ( DBA for IBM DB2 UDB) in a data-warehouse environment. I have experiences in OLAP and data analyses. My high school and college is from outside the United States. I have formal certifications here in Java and IBM products including mainframes. At my current job I specialize on the backend stuff, from database design, data architecting and stored procedures. At home I do web stuff because its fun and I like it. I am very versatile, technical and hands on. I would have no problem what so ever in securing another job if God forbid I were to loose this one :-) 3) Very good question I have never really took the time to ask myself that question primarily because I can afford to make the payments and keep the accounts current. However I am taking a closer look now to structure my finances to my advantage rather than paying paying paying. To answer your question directly majority of them was accumulated over the years in technical conferences, software and technology stuff. I keep learning and I know it would payoff very very soon. I have very exciting stuff in my labs and would be excited to launch them in the near future. 4) Delinquency was a Macy???s bill less than a $100 and I have since paid off that account and not even using it anymore. I enjoy your questions :-) I hope I have answered them to your satisfaction. Thanks
Thanks for your detailed answers -- two more things: 1. What is the amount, type, rate, and term of your mortgage? 2. Following up on what "StocksMan" asked earlier, can you give us a rough breakdown of how you spend your net pay each month?	1) Amount $304k FHA 30yr fixed %5.3 ($2,400) monthly including taxes , $1000 on bills ,$1,000 living expense

Member Payment Dependent Notes Series 459544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459544	$10,000	$10,000	7.74%	1.00%	November 19, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459544. Member loan 459544 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	US-DHS	Debt-to-income ratio:	3.56%
Length of employment:	6 years	Location:	HARRISON, NJ

Home town:
Current & past employers:	US-DHS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,184.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DHS is a big place. What component do you work for? Are you restoring the car as an investment, or for yourself? What does the restoration entail?	I work for ICE. The restoration is for an investment for a 69 fastback mustang with a 514 ci engine. The drive train is new. It has new staineless steel disk brake system and new suspention. Most of the sheetmetal is replaced but needs a good paint job and a few finishing touches. The car has over 700hp and will be worth over 60k when completed. Thanks for your interest.

Member Payment Dependent Notes Series 459545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459545	$15,000	$15,000	12.53%	1.00%	November 23, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459545. Member loan 459545 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	steven schaffel	Debt-to-income ratio:	10.13%
Length of employment:	< 1 year	Location:	stillwater, MN

Home town:
Current & past employers:	steven schaffel
Education:

This borrower member posted the following loan description, which has not been verified:

572894 added on 11/11/09 > im want to redo my kitchen and taking out this loan will help me do that.<br/> 572894 added on 11/12/09 > I have owned my home for almost 9 years and have been wanting to upgrade my kitchen ever since, it seems like now would be a great time to do so. I had been hearing that the home repair business was suffering lately so i had inquired with a few contractors, the contractor is going to perform the job for nearly a third of the cost is was when i had gotten estimates three years ago.Thanks in advance and I am sure my wife would love to thank you if this happens to go through.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	61
Revolving Credit Balance:	$15,690.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have been in this line of work for many years, I am an animal behavioralist. I work with various animals and owners of animals in all aspects of animals behaviors. I am slao contracted by some rather large clients.
please tell us about yourself: a. what is the nature of your job. b. what are yourmonthly expenses: mortgage, car, cc pmt, utilities etc. d. do you have savings, cds, 401k etc. e. what is the $15k in revolving debt you currently have. pls give details.	An animal behaviorist. My total monthly expenses including all bills is $2700.00 that includes verything. I have stocks, bonds, and a 401k. The 15k in revolving debt is credit card debt that i have.

Member Payment Dependent Notes Series 459562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459562	$14,000	$14,000	14.26%	1.00%	November 23, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459562. Member loan 459562 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Shiloh Treatment Center	Debt-to-income ratio:	21.82%
Length of employment:	< 1 year	Location:	Cypress, TX

Home town:
Current & past employers:	Shiloh Treatment Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,479.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.13.2009 Questions I have about your $14,000 loan application are: 1. Position @ Shiloh Treatment Center is? 2. $3,667 reported monthly gross income yourself? Or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Application reflects you have worked for current employer for less than 1 year (	1: My Position: Day Care Staff Supervisor 2. Myself, I can provide my recent pay stubs and my tax returns if needed. 3. My monthly mortgage payment is $789.00 Per month. I can provide my recent credit report if needed. 4. My Car Payment is $297.00 Per month. You may verify from my credit report if needed. 5. Yes, I am less then a year with this employer but I have more then 3 years experience in this type of service business. Thank you. Alan Olivo
What is the nature of the business that you are requesting this loan for?	Home care agency, we typically provide personal services to the 50+ years old, helping with daily activities such as bathing, dressing, and transportation. However, at the same time we also provide healthcare services as well and they come in all shapes and sizes. Our licensed professional medical staff, can administer medication and provide wound therapy amongst others. Thank you, Alan Olivo

Member Payment Dependent Notes Series 459628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459628	$7,000	$7,000	13.57%	1.00%	November 18, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459628. Member loan 459628 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	McCoy Grading, Inc.	Debt-to-income ratio:	12.55%
Length of employment:	5 years	Location:	MANCHESTER, GA

Home town:
Current & past employers:	McCoy Grading, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

573051 added on 11/12/09 > This is a debt consolidation loan. I am trying to pay off some high interest credit cards. I am very capable of paying this loan off within 2 years because I do not have many bills at this time besides rent and a car payment.<br/> 573051 added on 11/12/09 > I have a very stable job where I get paid every week.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,964.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,964.) Do you have any other outstanding debts, like a student loan? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for McCoy Grading, Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I will pay off all the revolving debt I owe. The only other outstanding debt I have is a car loan. I pay $563 per month for this. My monthly expenses are around $1700 not counting the credit card bills. I am a grading foreman at McCoy Grading. I normally construct roads and other sites such as schools and churches. I do not have a savings account. I am willing to make some kind of down payment if necessary. I don't mind verifying my income.

Member Payment Dependent Notes Series 459675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459675	$8,000	$8,000	13.92%	1.00%	November 24, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459675. Member loan 459675 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	FedEx Home Delivery	Debt-to-income ratio:	8.93%
Length of employment:	< 1 year	Location:	MORENO VALLEY, CA

Home town:
Current & past employers:	FedEx Home Delivery
Education:

This borrower member posted the following loan description, which has not been verified:

573185 added on 11/12/09 > The purpose of this loan is to manufacture a NEW, non-existing, baby product. <br/><br/>This new product eliminates opening and closing containers, avoids spills, eliminates measuring, saves time, is easy to use, and best of all it is portable.<br/><br/>Now a parent/caregiver will be able to prepare a baby's bottle anywhere, anytime, fast, easy, with the push of a button.<br/><br/>Thank you for taking the time to read this.<br/> 573185 added on 11/12/09 > What makes me a good borrower is:<br/>I currently have a stable job. I am a FedEx Home Delivery driver and earn 750 a week. I have no bills other than my cell phone and 200 dollars of rent (I live with my parents). <br/><br/>In regards to my employment history. I've only been working since January 2009. This is because I was a full time student at a Community College and then transferred to UCLA. This is where I acquired most of my debt.<br/>So, aside from paying off my debts, which are now 80 dollars a month combined, I have been investing heavily in this product. <br/><br/>All paperwork and prototype are done. <br/>The production cost is 3 dollars a piece and the retail is going to be from 10-15 dollars.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,568.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you applied for a patent?	Yes I have. It's currently patent pending. I have to wait 18 to 24 months until the patent comes out. In the mean time I'd rather keep moving forward and begin manufacturing this product myself. Also, I contacted several baby companies about this product but none accept patent pending products.
How do you plan on marketing the product after it	I wish I could just launch this product using newspaper ads, tv commercials, ect. but I cant. I would not be on here if I could right...lol. I've been talking to a target store manager and he suggested to rent a retail space at any large superstore like walmart or target. If I decided to actually sell this product to Target, for example, I would have to be able to produce around 4000-5000 units per store. So, this loan is to make a small amount of these units and I do plan to rent a few retail spaces. The plus side is that no matter where I decide to put this product, babies are bound to be around. What motivated me to go forward with this is the feedback I've received from consumers. I went to 5 different malls and conducted a survey. I let people try out the prototype and they loved it! They either knew of someone who would benefit from it or that person found it extremely helpful. For now I will not be doing major marketing. I just plan to put a video above my retail space, put it on ebay, put the video on youtube, and let this product sell itself. Thanks for taking the time to read this.
IAM INTERESTED BUT........HOW MUCH OF YOUR OWN CASH DO YOU HAVE INVESTED	I just added up all my receipts and it totaled up to 8,753.77. That includes patents and prototypes. Which may sound like a lot for something like this but there are lawyer fees to do the patents. Also, CAD drawings for 2 prototypes are expensive as well, not to mention the prototypes themselves. But the good news is that all is done and all I need to pay for are manufacturing fees. Thanks for your interest.
Do you have a website for your product?	I'm not going to have a website for this product until i see the results. Promoting it on youtube and ebay should be good enough for now. Thanks and have a nice day! =)

Member Payment Dependent Notes Series 459712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459712	$25,000	$25,000	12.87%	1.00%	November 24, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459712. Member loan 459712 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	11.38%
Length of employment:	n/a	Location:	St. Charles, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

573214 added on 11/12/09 > We are consolidating our credit cards into one low rate loan. We are currently paying more per month then the monthly payment that Lending Club has set up for us. The only problem is we aren't making any headway by making the minimum payments. With the lower interest rate we can pay this loan off in 3 years and not just pay the credit card company interest. My husband and I are employed and have been doing the same work for 10 and 20 years. We want to get free of the debt that was built up by investing in my business, which is still doing well.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	33
Revolving Credit Balance:	$111,307.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.13.2009 Questions I have about your $25,000 loan application are: 1. Self-employed either occupation or business is? 2. $6,667 reported monthly gross income yourself? Or yourself and another income earner (spouse or	The loan application was made out based on my husbands income only. He sells Police and Fire Dept. equipment such as uniforms, tasers etc.. to Government and Municipalities. The economy doesn't seem to affect that type of business. I have had a landscape business for 11 years and most of the debt is from the capital we invested in the business for better and more equipment. Thed business was slow but we were able to pay our bill and we'll be back in business next year. The problem is that the credit card companies are increasing the interest rates so high that our payments are going towards the interest and not towards reducing the debt.
Your loan request listing indicates no employer. What is your income source?	My husband works for a company in Danville, IL. He sells equipment to Police and Fire Dept. such as uniforms, Tasers etc.... His income and employment are not affected by the economy. I have owned a landscape business for 11 years and the debt is capital invested in the business. The interest rates have gone up so much that our payments are going towards interest rather then principal.
What are the balances, interest rates, and minimum monthly payments on the debt you will be paying off with this loan? Thanks	Total Credit to pay off is $23,185 the interest rates are from 22 to 29.99% and I make payments totalling approximately $950 per month.
Also, you mention that you will be back in business next year. Are you working now so you can make payments on this loan?	My husband has a full time job year round which makes all the household payments. The loan is based on his income. I own a seperate landscape business which slows down in the winter months, I do interior plant maintenance and another part time job to keep income coming in the winter months.
Thank you for the information. Please share the following also: What is your average monthly income during the winter months? So we know how this fits into your budget, what are your household's combined monthly expenses? Also, your husband has about $111,000 in revolving credit. Can you tell us what this is comprised of? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. Thank you	I have to put this information together for you, but I won't have it until tomorrow. Also, can you clarify what delinquency you're talking about. I have outlined the debt I'm paying off with this loan under another lenders question. This includes credit card balances and interest rates.
What are your major monthly expenses (rent, utilities, student loans, car payments, etc)? Also, could you please verify your income with Lending Club? If you contact them, they will let you know what documents are necessary to do the verification which makes lenders more confident in making loans. Thanks!	I just sent them an e-mail, because for some reason the information I faxed didn't come thru or something. Hopefully I'll hear from them soon.
IF LOAN DOESNT FULLY FUND WILL YOU ACCEPT THE PROCEEDS	My loan is fully funded as of today

Member Payment Dependent Notes Series 459737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459737	$8,000	$8,000	13.22%	1.00%	November 20, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459737. Member loan 459737 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,892 / month
Current employer:	Downstate Medical Center	Debt-to-income ratio:	9.50%
Length of employment:	4 years	Location:	QUEENS VILLAGE, NY

Home town:
Current & past employers:	Downstate Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

573288 added on 11/12/09 > need loan to do some home improvement, thanks for your cooperation, i really needed this<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,751.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tell me more about the home improvements you are planning and why you need to do them now. Thanks for your cooperation.	I have a roof to fix, i live in new york, the weather is changing winter is coming, so i have to do it before, it gets too cold (temp falling below 50 degrees for the day) its starts snowing or freezing rain sets in. When it gets cold like that, the roofing materials (flashing) won't work properly, most contractors and their men don't want to work on a roof when its sub-zero temperatures outside either and the few contractors that do, will charge much more for labor.
If you own your home, couldn	yes, but im planning going to grad school so i have to focus on finishing school

Member Payment Dependent Notes Series 459758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459758	$19,000	$19,000	12.87%	1.00%	November 23, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459758. Member loan 459758 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Staples	Debt-to-income ratio:	21.30%
Length of employment:	10 + years	Location:	WORCESTER, MA

Home town:
Current & past employers:	Staples
Education:

This borrower member posted the following loan description, which has not been verified:

573329 added on 11/12/09 > consolidating credit card debt into one easy monthly payment with a lower rate.<br/> 573329 added on 11/17/09 > I have been a Sr. Manager at the Staples Corporate Headquarters for the past 12 years, gradually working my way up over the years. My position there is very stable. I am using this money to get a lower rate so I can pay off high interest credit cards. My credit score is high and you will see that I have no delinquencies.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,444.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is your position at Staples? 2) What are your average monthly expenses? 3) Please account for the 4 credit inquiries in the past 6 months. 4) Do you have any additional debt or loans? (Student loans, mortgages, heloc, etc.) 5) What will you be doing with the remaining $26,444 of revolving debt after the $19k loan?	Type your answer here. I work at the Corporate Headquarters of Staples and I am Manger of Retail Facilities. My average monthly expenses are $2100. The credit inquiries were because I was looking for consolidation loans, I have not taken any other loans because their rates were to high. I have a mortgage, and a heloc, no student loans. I receive a bonus every year in March, so I plan to pay off some of the remaining debt that way.
Please advise the size of your home equity loan and the interest rate. Are you paying off all of your credit card debt with this LC loan? Thank you.	The home equity loan is $21,000, and the rate is 8%. I am paying off the majority of my credit card debt with this loan, yes.
Can you give me a detailed, specific plan about how you plan on dealing with your remaining debt? (eg, I am paying X amount to Y debt..) What is you plan (EXACTLY) for the remaining debt? Thank you.	The remaining debt will just be one credit card balance in the amount of $10k. I plan on receiving a bonus this upcoming March in the amount of $4k. I am going to use that bonus toward that one remaining credit card. The rest of the 6k I will be doubling up on the minimum payments as to pay it off as fast as possible. Thank you.
Ok. Please ask Lending Club to expedite the verification of your income. I will bookmark this listing in the meantime. If I see an asterisk next to your gross income, I will help fund your loan. Thank you.	I called Lending Club and they told me that my loan is already approved (income has already been verified). Thank you.

Member Payment Dependent Notes Series 459766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459766	$15,000	$15,000	13.22%	1.00%	November 23, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459766. Member loan 459766 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,833 / month
Current employer:	FAA	Debt-to-income ratio:	8.36%
Length of employment:	10 + years	Location:	Lincoln, CA

Home town:
Current & past employers:	FAA
Education:

This borrower member posted the following loan description, which has not been verified:

573347 added on 11/17/09 > I've called Lending Club to correct an error in my work history. Error has not been corrected as of 11/17/2009. Work history should reflect 26+ years with the FAA.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	37	Months Since Last Delinquency:	6
Revolving Credit Balance:	$23,494.00	Public Records On File:	1
Revolving Line Utilization:	46.30%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.13.2009 Questions I have about your $15,000 loan application are: 1. Position @ FAA is? 2. $10,833 reported monthly gross income yourself? Or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Application reflects that you have worked for FAA for less than 1 year. Provide 3 years work history PRIOR to current employer. 6. Credit Report reflects $23,484 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID and NOT total monthly MINIMUM payments that must be paid.) 7. Credit Report reflects Public Record(s) on File from 113 months past; either bankruptcy, employer witholding or income taxes due, court judgment lien or payroll garnishment. Please explain Public Record on File matter. 8. Credit Report reflects 3 payment delinwuencies within past 2 years; most recent delinquency within last 6 months. Please provide details about payment delinquencies. Loan information I requested is NOT displayed on-screen; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers. Screen ID: RetiredUSMCInvestor	Type your answer here.1. I am an Operational Supervisor Air Traffic Controller 2. $10,833 is all my income per month. 3. My home is free and clear (2600 Sq Ft home on 77 acres across a lake in Northern California), there is a small equity line of credit on property for 6 more years on term at 1800 per month. 4. Out of three vehicles only my truck has loan $180.00 per month. Application reflects my work history incorrectly and I can't seem to make the changes. I have been employed by the FAA for 26 years. 6. Montly payments are approximately 600.00 per month. 7. I went through a divorce in 2000 and subsequently a bankruptcy as I was ordered to pay former spouse $2322 per month (welcome to California). That is now down to 1200 per month for child support for just 2 more years. 8. I have disputed the old past deliquencies - I thought one was removed as incorrect. The one with Macy's was I had moved and the bill never arrived at the address. The most recent one within 6 months was totally my fault as I didn't get it sent out before I travelled with my job for a lengthy training class and I didn't have the information with me to effect payment. Hope this helps. Mike
What do you plan on using this loan for? Please explain the 3 recent delinquencies, and also the Public Record about 9 years ago. Thank you in advance.	Type your answer here. I plan on consolidating higher interest rate credit cards. The delinquencies: One was disputed and I thought removed as it was incorrect. 1 was a Macy's bill that didn't get to me when I had moved from Bakersfield, and the most recent one was totally my fault as I didn't get it sent out before I was sent to an extensive training class for my employement and I didn't have the information with me to effect payment. The public record was a bankruptcy associated with divorce in 2000 (as I was ordered to pay $2300/month to my former spouse). My information also incorrectly shows my employment with the FAA less than 1 year. I have been trying to figure out how to change that. I have been with the FAA for 26 years.
You will receive an email when the borrower answers your question.	Type your answer here. What is your question?

Member Payment Dependent Notes Series 459770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459770	$8,000	$8,000	14.26%	1.00%	November 20, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459770. Member loan 459770 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,375 / month
Current employer:	Paragon Technology Group	Debt-to-income ratio:	11.61%
Length of employment:	< 1 year	Location:	WASHINGTON, DC

Home town:
Current & past employers:	Paragon Technology Group
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

573355 added on 11/13/09 > Please note that I have never been delinquent on any open accounts. I haven't had a single credit inquiry in the past 6 months, and also please note that the excessive number of credit lines are from my student loans for my degrees. I have since then consolidated those loans.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,514.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.13.2009 Questions I have about your $18,000 loan application are: 1. Position @ Paragon Technology Group is? 2. $7,375 reported monthly gross income yourself? Is there another income earner in household? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $15,514 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID and NOT total monthly MINIMUM payments that must be paid.) 6. Please describe your independent consulting business? Additional monthly income $? Loan information I requested is NOT displayed on-screen; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers. Screen ID: RetiredUSMCInvestor	1. I am a Capital Planning and Enterprise Architecture Specialist for a federal agency in Washington, DC. At a high-level - I consult my clients on how to better align their business processes with their IT investments. 2. Yes, this is my monthly gross income. $5000.00 of which come from my full-time job. The other from my independent consulting ventures. 3. 1800/month + 120 a month in parking 4. 425.16/per month 5. I pay approx 1450 a month in CC payments. Thats primarly because 1000.00 of which I have directly tied to an AmEx charge card that I use to fund my business. 6. I have a financial services practice that I am building that specializes in mortgage and retirement protection. I meet with clients to write insurance policies on their mortgages and/or transfer their retirement income into safe, fixed and/or indexed annuities. The 1000.00 a month covers the costs to generate new business for myself and my small team. Proceeds are generated directly from the insurance company on each policy written. This business is a little more in alignment with my degree in Finance. Thank you for your consideration.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Sure. My background is in IT Consulting. I started out doing Enterprise Resource Planning using PeopleSoft and Oracle for commercial clients while working for BearingPoint. Once the commercial industry slowed down, I then made a transition to the federal sector, doing Systems Development Lifecycle work for a federal client. Once that project ended, I joined Paragon. Consulting typically has a high turnover rate, (which is why I decided to look into another means of income), however, the demand is quite high in the federal industry, which is why I am able to increase my income substantially once a project ends. Thank you for your consideration.

Member Payment Dependent Notes Series 459845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459845	$16,000	$16,000	12.18%	1.00%	November 23, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459845. Member loan 459845 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Maricopa County	Debt-to-income ratio:	23.82%
Length of employment:	10 + years	Location:	Gilbert, AZ

Home town:
Current & past employers:	Maricopa County
Education:

This borrower member posted the following loan description, which has not been verified:

573512 added on 11/12/09 > I will be paying off my high interest rate credit cards and will cancel them immediately after paying them off with this loan. This loan is the final piece of my debt elimination plan. I am a firm believer in peer-to-peer lending and this loan will be repaid in good faith! Thank you for your consideration.<br/> 573512 added on 11/12/09 > I am a supervising environmental engineer with about 11 years at the same government agency and am a licensed professional engineer (PE).<br/> 573512 added on 11/13/09 > PLEASE NOTE: There is an error in the 'Length of Employment' stated in my listing! I have worked for the same employer, Maricopa County for nearly 11 years!<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,458.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.13.2009 Questions I have about your $15,000 loan application are: 1. $5,833 Maricopa County, AZ employer reported monthly gross income yourself? Or yourself and another income earner? 2. Housing (mortgage or rent) payment per month is? 3. Car payment(s) per month are? 4. Credit Report reflects $15,458 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID and NOT total monthly MINIMUM payments that must be paid.) Loan information I requested is NOT displayed on-screen; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers. Screen ID: RetiredUSMCInvestor	1) The income reported is for myself. 2) Mortgage is $1050/mo, however my share is only $525 as I co-own the house with my mother. 3) Car is paid for, therefore car payment is $0 4) Credit cards: Bank of America - $10,000 and Discover - $5,000. Payments (I pay more than the minimum) are $350 and $300 respectively. If I receive funding on this loan, my monthly payment will be less than the combined payment that I am now making. Thank You for your interest and please let me know if you have any other questions.

Member Payment Dependent Notes Series 459859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459859	$25,000	$25,000	12.18%	1.00%	November 23, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459859. Member loan 459859 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	The Walt Disney Company	Debt-to-income ratio:	16.67%
Length of employment:	2 years	Location:	Studio City, CA

Home town:
Current & past employers:	The Walt Disney Company
Education:

This borrower member posted the following loan description, which has not been verified:

573535 added on 11/17/09 > This loan is to consolidate the debt I have accumulated after credit cards raised my interest to 29.99%. I am a hard working person who is responsible and ver much credit-worthy. Nearly a third of this debt is attributed to starting up my Event Planning business. If you have any questions, please ask.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,602.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I am a legal assistant for a dvision under the Disney's corporate legal. I handle execution of contracts for global content distribribution deals.
Please provide the job title of your last two positions. Thanks.	Legal Assistant (current role) Human Resources, Recruiter Human Resources, Coordinator
How does the $832 monthly obligation for this LC loan compare to what you have been paying for your existing cc debt? Please describe your monthly expenses. Is your event planning business currently profitable, if not please advise expense. Thank you.	I would be paying off the actual principal of the debt while paying this reasonable12+% interest. All my current cc payments are going towards extremely high interest rates that were raised with little or no warning. My monthly payments would be nearly identical - I am currently paying $910 monthly. My event planning business is on an upward move and yes, I am currenly profitting. I work out of my home office so I have hardly any over-head. The debt incurred for this business has been due to the launch materials produced, i.e. website, online advertising, photo shoots, etc. I do not foresee additional expenses arising (aside from continued online advertising which is a minimal fee compared to my return on investment - and is being paid for from my current profit in the business).
So based on your last answer, will you be incurring debt again after you pay your credit cards? Or will you be spending your revenue since your business is profitable? Do you anticipate staying with the R..., errr I mean Mouse to help pay back this loan? Do you have any savings in case you have no income coming in? Thanks and good luck with the loan.	Hello, I fully intend on staying with the mouse for the next 5 years as I pay off this loan and also get my business off the ground. I absolutely do not plan on incurring more debt. My goal for the next three years is to pay off this loan and get a solid start for my event planning business. I have some funds put aside for minimal, yet ongoing, business expenses. Thanks for your well wishes.
Could you please provide some details on the following: * Monthly rent * Car payments * Typical monthly expenses unrelated to your business or credit cards (electrical, food, transportation, entertainment...) Also, your credit report lists just under $24K of debt, but you have requested a $25K loan - what will you use the remainder of the loan for? Thanks!!	My monthly rent is $1000.00, I do not have a car expense as I own my car free and clear. My typical monthly expenses including utilities and rent is just under $3000.00. I plan on using the remainder of the loan to pay for advertising expenses for my business. thank you.

Member Payment Dependent Notes Series 459877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459877	$7,500	$7,500	13.22%	1.00%	November 20, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459877. Member loan 459877 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,557 / month
Current employer:	Critchfield, Critchfield, & Johnston	Debt-to-income ratio:	16.51%
Length of employment:	2 years	Location:	Wooster, OH

Home town:
Current & past employers:	Critchfield, Critchfield, & Johnston
Education:	John Carroll University

This borrower member posted the following loan description, which has not been verified:

573576 added on 11/12/09 > I plan to use these funds to consolidate my debt by paying off several miscellaneous credit cards so that I can pay one lump monthly sum to my Lending Club loan. I am an excellent borrower because I have never defaulted on any previous loans and always make my monthly payments on time. My job at a law firm is incredibly stable and will allow for funding of my monthly payments.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,566.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.13.2009 Questions I have about your $7,500 loan application are: 1. Position @ CC	I am a paralegal in my current position. Thank you for your question.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $4,566.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I will be using this loan to completely pay off all my credit card debt. I also do have a car loan ($245/mo.) and student loans ($100/mo.) that I am paying on, but not using this loan's funding. My monthly expenses are around $1,500/month. This includes my monthly credit card debt payments, so with this loan, it will go down significantly. I currently do not have a savings or emergency fund, but I would be willing to verify my income with Lending Club. Thank you for your questions.
Please explain the 4 recent inquiries on your credit report? Thank you in advance.	Two were from trying to get a $7,500 loan from National City this week. Then, I did some research and found out about Lending Club. I wish I had known about it before I went to the bank. The other two, I believe, were from trying to get my credit line raised from Chase and Mastercard a few months ago.

Member Payment Dependent Notes Series 459885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459885	$10,000	$10,000	11.14%	1.00%	November 19, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459885. Member loan 459885 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,715 / month
Current employer:	n/a	Debt-to-income ratio:	19.93%
Length of employment:	n/a	Location:	Wesley Chapel, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

573585 added on 11/12/09 > Paying off high interest credit cards and buying a new bedroom set after 30 years.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1971	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,952.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current income source? Other than requesting this loan, what else have you done to reduce your debt and/or control your finances? Thank you in advance for your answers.	My monthly income is from pension and social security. The debt which you see is old debt with very high interest rates which is why I am trying to consolidate the loans.

Member Payment Dependent Notes Series 459912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459912	$11,000	$11,000	13.22%	1.00%	November 20, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459912. Member loan 459912 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Monticello Dental	Debt-to-income ratio:	20.38%
Length of employment:	5 years	Location:	St. Charles, MO

Home town:
Current & past employers:	Monticello Dental
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,065.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you kindly write a sentence or three regarding the purpose of this loan? Please go into some detail. This helps us potential investors understand the situation a little better and may help motivate us to invest in your loan. Thank you and good luck!	I am a mother of 4 and a wife. My husband lost his job over the summer.I work and can make enough to meet most of our bills. We could not afford to take out the cobra health insurance. I took a temporary health insurance for the kids. Of course it did not cover preexisting. My daughter has asthma. Long story short, I payed for the health premiums, copays and deductibles on my credit cards. This plus other life expenses helped increase my debt. My husband is finally back to work and I want to end the credit card mess. Please help me rid my credit card mess faster than I could myself.
Could you let us know how much your total credit card payments are and the average interest rate you are paying? Thank you and good luck.	My total credit card payments are about $600.00 I have 3 cards that this is spread over. The interest ranges from 19% to 29.9%. Thanks.

Member Payment Dependent Notes Series 459934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459934	$8,500	$8,500	13.22%	1.00%	November 23, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459934. Member loan 459934 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Cardiology Consultants	Debt-to-income ratio:	13.67%
Length of employment:	2 years	Location:	carmel, NY

Home town:
Current & past employers:	Cardiology Consultants
Education:

This borrower member posted the following loan description, which has not been verified:

573667 added on 11/17/09 > Moving closer to my Employer on my own for the first time.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,867.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this loan for a move? Are you moving locally or long distance? Will you have the same employer?	I will be moving closer to my employer. Only a 22 mile distance from my family???s residence where I live now.
$8,500 loan questions- 1. Job position? 2. Housing pmt $? 3. Car pmts $? 4. CR $4,867 revolving credit balance. CC pmts $? (Total paid pm- not minimums due.) Advance thanks for answers to all questions. Investment occurs after answers received.	I work for Cardiology Consultants of Westchester a very large medical practice, as a general clerk mostly in charge on patient files and records mgt. I live at home now with no rent. I would like to move with a rent of $600 monthly. My car was paid off in 2007 so I do not have a car payment other then insurance payment of $120 per month. I make a $75 CC payment a month. Thank You
I am interested to invest, but find it difficult to understand how you could afford the move. Could you please tell me how you plan your budget? Here is what I understand: Income (after Taxes etc): $1,200 This loan: -$287 New Rent: -$600 CC Payments: -$75 Car Insurance: -$120 -------- Left: $118 Is $118/month enough for living expenses (food, utilities, clothing, transportation, medical expenses etc)?	$118/ month is what I am left with from my 9 to 5 job....I also work part time as a bartender for extra cash 4 days a week. I average about 200 a night.

Member Payment Dependent Notes Series 460079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460079	$11,500	$11,500	11.83%	1.00%	November 19, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460079. Member loan 460079 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,375 / month
Current employer:	CIBER,Inc.	Debt-to-income ratio:	15.70%
Length of employment:	7 years	Location:	Aurora, CO

Home town:
Current & past employers:	CIBER,Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

573911 added on 11/13/09 > Of course as most people have heard interest rates are going up and I would like to get a handle on this. Thank you.<br/> 573911 added on 11/15/09 > Thank you all! :)<br/> 573911 added on 11/15/09 > I plan to pay off all credit card and put as much as I can to pay the loan off faster than 3 years.<br/> 573911 added on 11/15/09 > I work as a benefits administrator at a Corporate Headquarters. I have been with the company for seven years and I don't plan on leaving. Since our HR Department is so small we have escaped lay offs because we simply can't afford to lay off anyone when our department consists of 4 people which is pretty small for the number of employees we support.<br/> 573911 added on 11/15/09 > I managed to pay off my car loan 7 months early to free up some money for my debt. I have never been late on any payments and always pay more than the minimum even if it's just $10 more.<br/> 573911 added on 11/15/09 > I can defintely say I have learned from the huge mistake I have made by racking up so much debt. You defintely live and learn. I'm young and have learned and will continue to learn from my mistakes.<br/> 573911 added on 11/15/09 > The total amount of debt is really around $10,000. I'm a co-borrower on a loan with my Mother, she is the primary on the loan. We took out the loan to help one of our family members who was in desperate need of help. She pays that loan on a monthly basis.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,036.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to get control of your debt and/or finances, other than requesting this loan? Thank you in advance for your answer.	All credit cards have been cut up and are no longer being used. I have been putting any extra money left over for the month towards my credit cards bills. I have also started selling anything that I no longer find a use for. I got rid of my landline and cable to have more money toward my debt. Thank you. I have been trying to get a second job, but have not had much luck.
What are the min. monthly pmts on the debt being paid off? Are you the lone wage earner? If another, combined income? What are your monthly expenditures?	I am alone and don't have any other income. My monthly expenditures are about $1900, this includes credit card payments, gas, heating, car insurance, groceries, house payment, student loan, and water. My monthly payments range from $30-$100. Thank you.
please tell us about yourself: a.nature of job. b. monthly expenses:mortgage, car, credit card, utilities. c. assets: savings, cds, 401k etc. please list dollar amounts	I've been working in human resources at the corporate headquarters for an IT company for seven years and have no plans to leave. My monthly expenses with car insurance, gas, heating, water, groceries, student loan and mortgage are roughly $1900 a month. I am still contributing to my 401K, I have about $6500. I do have company stock options that are not fully vested and are of no use since the company stock is lower than what they were granted. I have $300.00 in savings. Thank you.
Congratulations on your actions to control your finances. You may find yodlee.com useful in managing your finances. It is free and used consistently, it will save you money.	Thank you for your suggestion. I hope after I can get control of my finances I can pay it forward and help other people in my situation like you are helping me. Thank you again.

Member Payment Dependent Notes Series 460102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460102	$3,500	$3,500	13.57%	1.00%	November 23, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460102. Member loan 460102 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,167 / month
Current employer:	Mumm Napa	Debt-to-income ratio:	8.05%
Length of employment:	7 years	Location:	Yountville, CA

Home town:
Current & past employers:	Mumm Napa
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	23
Revolving Credit Balance:	$450.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Mumm Napa?	Financial Analyst

Member Payment Dependent Notes Series 460108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460108	$4,000	$4,000	13.92%	1.00%	November 20, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460108. Member loan 460108 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	OnMedia	Debt-to-income ratio:	18.45%
Length of employment:	6 years	Location:	AMERICUS, GA

Home town:
Current & past employers:	OnMedia
Education:

This borrower member posted the following loan description, which has not been verified:

573967 added on 11/17/09 > I am upgrading my gear for shooting and editing independent movies and video productions. I've always paid my debts. I had a tight stretch a couple years back where some things were behind a bit, but I got everything caught up and all is going well now. My job is as steady and secure as they come. I work in video production, but my personal gear is outdated. Thanks for your help!<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	25
Revolving Credit Balance:	$7,094.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 460109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460109	$16,000	$16,000	16.35%	1.00%	November 18, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460109. Member loan 460109 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,750 / month
Current employer:	Oracle Corporation	Debt-to-income ratio:	18.76%
Length of employment:	5 years	Location:	West Frankfort, IL

Home town:
Current & past employers:	Oracle Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

573968 added on 11/13/09 > This loan will be used to consolidate credit cards that were used for a side business that I started. I prefer to have one payment instead of multiple payments to multiple card companies because it is better for my overall credit picture and a little lower rate<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	15
Revolving Credit Balance:	$31,742.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$16,000 loan questions: 1. Position @ Oracle? 2. $15,750 gross income is yourself or yourself and another? 3. Housing payment $ pm? 4. Car payments $ pm? 5. Credit Report reflects $31,742 revolving credit balance. CC $ payments pm are? (Total actually PAID and NOT total MINIMUM payments due.) Requested information is NOT displayed; thus must ask questions. Thanks for answers to all questions. Investment occurs after I receive clarifying answers.	Credit cards were used for a recent business venture that hasn't paid me back yet. I plan to have them paid off by August of next year, but one consolidated loan has a little better overall rate instead of multiple credit cards.
You explained reasons consolidating CC debts; but did not answer any questions. Questions were: 1. Position @ Oracle? 2. $15,750 gross income pm is you? Or you and another? 3. Housing pmt $ pm? 4. Car pmts $ pm? 5. Credit Report reflects $31,742 revolving credit balance. CC $ pmts pm are? (Total actually PAID and NOT total MINIMUM payments due.) Please provide answers to ALL questions. Thank you. RetiredUSMCInvestor sends.	1. I am a Business Development Manager 2.yes,the income is all mine. 3. Mortgage = $1003.00 4. two car payment - $629 and $819 The one for 819 is almost paid off 5. Total credit card payments are appx $1000.00, but some months I pay extra depending on my spend. But, with the recent use of credit cards being high due to a business venture, I am working to pay them off and consolidate.
Please tell us about the side business you started. What is it? Is it profitable yet? Income/expenses, etc. Thanks and good luck with funding your loan.	The business is an internet based niche social network based around specific communities. The initial community now has just over 25,500 members and growing each day. The revenue are based on a model that localizes the content even though the community is national. The employees and marketing are the two most expensive components. I do not take any money out of it yet, as I am working to grow it. It generates just over $8,000 per month in residual revenue and increases monthly based on a sponsor subscription model. I plan to take some profits by late next year, if the business continues to grow. The company is profitable, but not very much, as of now. I put all profits back in the business.
Can you explain the delinquency you had 15 months ago per the loan application? Also, have you submitted to have your income verified? Thanks.	The income from 15 months ago was on a mortgage. I scheduled it online when I was traveling and for some reason (not sure if my fault or not) it never posted. I didn't even notice it didn't post, as I was traveling for almost 3 weeks on business. By the time I found out, it had already been past due. I promptly paid it. My income is easily verifiable, but did not know I had to submit it to be verified. I gave them all the information to call and verify, but not sure if I should do something else.
In just 4 days loan now 60 percent funded. When fully-funded acceptng it? Or declining? Comparison shopping elsewhere? Just curious. Thanks for answer.	I am accepting it and I am not comparison shopping. This website is upfront, organized and if it goes well, in the future I plan to be an investor also. Thanks for asking

Member Payment Dependent Notes Series 460113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460113	$13,000	$13,000	12.18%	1.00%	November 23, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460113. Member loan 460113 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Emcore/JPL	Debt-to-income ratio:	3.36%
Length of employment:	< 1 year	Location:	Valencia, CA

Home town:
Current & past employers:	Emcore/JPL
Education:

This borrower member posted the following loan description, which has not been verified:

573977 added on 11/14/09 > I would like to pay off my parents for student loans.<br/> 573977 added on 11/14/09 > I would like to pay off my parents for student loans.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	16
Revolving Credit Balance:	$8,535.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 16 months ago. Thank you.	Had wells fargo credit card I paid in full and a few months letter I recieved a letter stating the account had remaining interest owed. So I then paid the balance. I thought when I paid in full it was paid off.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I was employed with Berg Electric for three years prior to Emore and before Berg Electric I was with R Electric Comapny for 2 Years. Left each job on my own for better pay.
What is your position at your work and since you have been working there for less then a year could your work history a bit more?	My position with Emcore is Electrican befroe Emcore I worked as Electrican for Berg Electric for three years, before Berg I worked as apprentence for another Electric compay. Left each job for better paying job.
What is the balance and interest rate of the student loan you are paying off? Will the entire $13,000 go towards paying off this student loan?	My parents paid for me to go to Sequoia institute for my ase license they actually paid $16,000 plus I continued to get schooling which they paid for. this loan is to thank them for all their help . My parents paid this loan off a few years ago. The interest was included in the amount. Due to my parents help I have a great paying job.
What will your total debt payments per month be if you recieve this loan?	Including this loan payment for $432.90 a month my bills would be $1182.90. which includes my rent. I clear more then that in one paycheck. thank you

Member Payment Dependent Notes Series 460122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460122	$11,000	$11,000	8.94%	1.00%	November 20, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460122. Member loan 460122 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,501 / month
Current employer:	College of the Holy Cross	Debt-to-income ratio:	19.02%
Length of employment:	3 years	Location:	Pomfret, CT

Home town:	Phnom Penh
Current & past employers:	College of the Holy Cross, Pomfret School, Connecticut College
Education:	Washington and Lee University

This borrower member posted the following loan description, which has not been verified:

574001 added on 11/14/09 > My husband and I are looking for funding to consolidate two credit card debts. Outside of these two debts, our only other debt is a car payment that comes to about $400 a month. Our other regular monthly expense is child care costs of about $800 a month. We neither pay rent or make mortgage payments because we reside in a boarding school environment and receive on campus housing. <br/><br/>My husband is a high school Spanish teacher at a boarding school and I am an admissions officer at a private 4-year institution and we are both in stable jobs. We are very responsible financially and are fairly conservative fiscally and are simply looking for a better way to manage our credit card debt than making monthly payments.<br/><br/>Our monthly budget is about $4,300 that includes both of our salaries.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,304.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Would you provide some info on your monthly expenses? Can you give a short deion of the type of work you perform? Do you have a savings account or any other kind of emergency fund?	Thank you for your questions. We currently have a car payment of $403 per month and do not make any mortgage or rental payments on our residence because we live at a boarding school and receive campus housing. We also pay about $800 in childcare costs a month. Neither my husband nor I have any student loans. My husband is a high school Spanish teacher at an independent boarding school and I an admissions officer at a 4-year private institution in Massachusetts. We have a joint savings account.
So, your total monthly fixed costs are around $800? What is your combined income? What are the min. monthly pmts on your debt being paid off?	My fixed costs including 1 car payment and childcare costs comes to about $1200. Our monthly combined income is about $4,300. My minimum monthly payments for our two credit card debt comes to about $250.
Can you please talk about how the debt was accrued? Thanks.	My husband and I are completely on our own during and after college without financial assistance from our parents because they didn't have the means to support us. We accrued the debt over these years in order to survive in college and to start up after graduation. We both went to school in a very small town where jobs were not easy to come by and had to make ends meet using credit cards.
Can you please, work with LendingClub to verify your income. The process requires you providing them (faxing or mailing) some paperwork, but I don't have all the details. Just get in touch with them, and explain you would like to verify your income. Thank you!	I am happy to do that but I haven't receive a request from Lending Club to do that.

Member Payment Dependent Notes Series 460123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460123	$2,500	$2,500	13.22%	1.00%	November 20, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460123. Member loan 460123 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	n/a	Debt-to-income ratio:	15.60%
Length of employment:	n/a	Location:	Sonora, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

574002 added on 11/14/09 > Expect to fully prepay this loan within a few months.<br/> 574002 added on 11/15/09 > I will pay off CashCall (even worse interest rates) and American General.<br/>I have NEVER missed a payment.<br/> 574002 added on 11/16/09 > I have a guaranteed teachers' pension.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1967	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	77
Revolving Credit Balance:	$3,777.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No employer is listed. What is your source of income?	Type your answer here. I have a teachers pension from California State Teachers Retirement Fund.

Member Payment Dependent Notes Series 460138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460138	$12,000	$12,000	8.59%	1.00%	November 23, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460138. Member loan 460138 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	NBC Universal	Debt-to-income ratio:	10.21%
Length of employment:	10 + years	Location:	Torrance, CA

Home town:
Current & past employers:	NBC Universal
Education:

This borrower member posted the following loan description, which has not been verified:

574045 added on 11/14/09 > Want to have one monthly payment for my debt. Consolidate credit card and college tuition.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$198,058.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe what cards you are wanting to address (remaining debt, rate, payment, etc.)? Also, is the tuition for you or someone else? Regards; Art	Hi - Credit card debt 12.9% and and another card where my son's tuition is on at 14.9%. I have a total of $11,000 on both cards. The payments are approx $250 per month. I pay more but that is the minimum. Thank you
HI AND THANKS , WHAT IS THE REVOLVING DEBT,PLEASE POST	Hi - Credit card debt 12.9% and and another card where my son's tuition is on at 14.9%. I have a total of $11,000 on both cards. The payments are approx $250 per month. I pay more but that is the minimum. Thank you
Could you please outline your revolving credit makeup? THanks, best of luck.	Hi - Credit card debt 12.9% balance approx $7000.00 and and another card where my son's tuition is on at 14.9% approx $4000.00 I have a total of $11,000 on both cards. The payments are approx $250 per month. I pay more but that is the minimum. Thank you
Congratulations on your excellent credit! To fund your loan I have the following questions: 1. List of Credit Cards and car loans with their Balances and interest rates. 2. List of recurring monthly expenses. 3. Can you please, verify your income with LendingClub? Thank you!	Hi - Credit card debt 12.9% balance approx $7000.00 and and another card where my son's tuition is on at 14.9% approx $4000.00 I have a total of $11,000 on both cards. The payments are approx $250 per month. I pay more but that is the minimum. Also I have no car note for it is paid off, and the only other debt is my mortgage at $2900 per month. I thought I did verify my income, but I will check again. Thank you
In the report above your	I will be happy to answer any questions, but for some reason I can not see this question? Thank you
Sorry LC is having a bit of a problem with the submitting of some comments. The question was, could you please breakdown what the revolving credit balance of $198,000 is for? Thank you.	The credit card debt is 2 credit cards one approx $7000, and the other for my son's tuition at $4000. The 198K in revolving credit is an equity line on my home that my husband pays. I am just the co-signer and I pay the main mortgage of $2900 a month. Thank you
You	Sorry I can't see your question can you please resubmit. Thank you
Sorry, something is wrong with posting questions. My question was: You state $13,750 / month income yet are borrowing 12K. What are you monthly expanses? Do you have any savings? Thanks	That is my gross income so after tax is is about $6400. I do have savings, but don't want to spend it all just incase something comes up. I have the 2 credit cards and my house payment of $2900. Also the normal living expenses. Thank you

Member Payment Dependent Notes Series 460147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460147	$7,000	$7,000	8.59%	1.00%	November 20, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460147. Member loan 460147 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	McKibbon Hotel Group	Debt-to-income ratio:	17.26%
Length of employment:	2 years	Location:	GAINESVILLE, GA

Home town:
Current & past employers:	McKibbon Hotel Group
Education:

This borrower member posted the following loan description, which has not been verified:

574058 added on 11/16/09 > Here are balances we are wanting to pay off<br/>$1039.51 - apr 11.24<br/>$2416.68 - apr 25.24<br/>$1468.42 - apr 23.24<br/>$1058.20 - apr 22.99<br/>$480.96 <br/>$469.49<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,211.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What will this loan be used for? Regards; Art	My husband and I want to consolidate some credit card debt.
What are the debts that you hope to consolidate with this loan?	My husband and I want to consolidate credit card debt.
I have several questions I	No questions came through.
What are the balance amounts and current APR's on each of the credit cards that you want to consolidate?	Here are balances we are wanting to pay off $1039.51 - apr 11.24 $2416.68 - apr 25.24 $1468.42 - apr 23.24 $1058.20 - apr 22.99 $480.96 $469.49 I'm not sure about the apr on the last two, I will have to look at a statement and I can't pull those two up online.
The Q submit system doesn't seem to working - Ill try again. your listed revolving credit is much lower than your requested loan - what other debts are you paying? Also, can you provide info on your monthly expenses?	The consolidation includes my credit cards and my husband's. We want to consolidate and pay off everything. Our other expenses include mortgage payment, one car payment, utilities, and two medical bills.
What are the current min. monthly payments of your CC	The credit cards are mine and my husbands and I estimate min. payments total around 225 to 250 per month.
Is the $3500 just your income per month or is it joint income?	that is just my income
can you provide an itemized $ amount for your monthly expenses?	mortgage $990 auto $450 insurance $100 utilities $120 groceries $300 medical bills $100 gas $300 total credit card payments $250 internet/satellite $120
Can you please talk about how the debt was accrued? Thanks.	This cc debt is mainly my husbands which he got into a few years ago when he was 18-21 not realizing how it would affect him later. We're trying to get everything consolidated and then pay the loan off as soon as possible so we can move foward and not have this hanging over our heads.
can you please provide your husbands income?	monthly income is 2516

Member Payment Dependent Notes Series 460209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460209	$5,000	$5,000	14.96%	1.00%	November 20, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460209. Member loan 460209 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	HighSpans Engineering	Debt-to-income ratio:	13.68%
Length of employment:	< 1 year	Location:	Sebring, FL

Home town:
Current & past employers:	HighSpans Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

574175 added on 11/13/09 > Debt Consilidation, Auto Purchase<br/> 574175 added on 11/15/09 > I am willing to pay more that 14.96%, up to 25% interest to secure this loan<br/> 574175 added on 11/15/09 > TreeFarmer I am willing to pay up to 25% interest to secure this loan<br/> 574175 added on 11/15/09 > I am an asphalt plant verification technician, working for Law/Gibb - Mactec Engineering as an inspector overseeing FDOT projects since 20002. I am currently employed by HighSpans Engineering in that same capacity. I make $22.50 an hour, work between 60 - 80 hours per week.<br/> 574175 added on 11/15/09 > TreeFarmer, I am sorry that I misunderstood your question. Yes, I am willing to pay a higher interest rate to secure this loan.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	25
Revolving Credit Balance:	$9,138.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been at your current employer for less than a year, please provide a bit of employment history? Thank you.	I have worked 7 years as a road and bridge construction inspector, 6 years with Law/Gibb which became Mactec Engineering in 2004. I was let go by Mactec due to two driving accidents while driving a company vehicle within a 9 month time fram. I am currently working as an asphalt plant production inspector for HighSpans Engineering on the I-75 reconstuction project between Naples and Fort Myers, Fl, a 160 lane mile project. I am more than happy to email you my resume, my email address is artieautry@yahoo.com
$24,000 loan questions: 1. Position @ High Spans Engineering? 2. Housing payment $ pm? 3. Car payments $ pm? 4. Employment reflects less than 1 year (	I am an asphalt plant production inspector workking for HighSpans Engineering representing FDOT at the asphalt plant. I have been doing this kind of work for 7 years, 7 years (2002 - 2009) with Law/Gibb Engineering which became Mactec Engineering in 2004. I was let go by Mactec for having two accidents with a company vehicle within a 9 month time frame from 09/30/08 - 05/04/09. I am happy to send you my resume, my email address is artieautry@yahoo.com. My housing payment is $1400.00 a month, I own my car, so no car payment. I currently make 22.50 an hour, with 60-80 hours per week. Last month I brought home almost $8000.00 working overtime.
Thank you for your answers. Glad to hear they are *finally* doing I-75 between Naples and Fort Myers. It is about time! I am familiar with the project - it should keep you busy for quite a while.	Yes, I have work lined up for the next 3 - 5 years, both in Polk County as well as the reconstruction of I-75 in Sarasota County. My work schedule is steady, my income is steady, I hope that you might be interested in meeting my loan needs.
Each Loan is funded by a multitude of individual Lenders, rather than just one Lender funding an entire loan the way oldfashioned Lenders (banks) do it, so it often takes a week or two for an entire loan to be funded.	Thanks for that information
Is 14.96% interest the best you could do for an auto loan?	I am seeking a loan, not a lender

Member Payment Dependent Notes Series 460213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460213	$8,000	$8,000	13.22%	1.00%	November 20, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460213. Member loan 460213 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Care Ambulance Service	Debt-to-income ratio:	9.02%
Length of employment:	8 years	Location:	FOUNTAIN VALLEY, CA

Home town:
Current & past employers:	Care Ambulance Service
Education:

This borrower member posted the following loan description, which has not been verified:

574186 added on 11/13/09 > I am using this loan to consolidate my debt to one payment. I am a reliable person and I want to pay my debt, and with this loan it will make it much easier. My job is very stable. I have been with Care Ambulance for 8 years and I have a very stable pay check. Currently my wife and I live at her parents house and pay no rent, therefor there should be no concern of me paying this loan on time. This loan will do so much for our family and will completely change our lives. Thank you so much for this loan. It means the world to me my wife and our children.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,844.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Besides requesting this loan, what else have you done to get control of your finances?	My wife and I have made a strict budget for us and our children.
I am interested in helping to fund your loan. Please answer the following questions. 1) Does your wife work and what is your total take home pay between you. 2) Do you have any other loans you are paying and if so what are the details of those loans. 3) What do you currently pay on credit cards monthly and how much will you be saving by getting this loan. Thank you.	Thank you for asking. 1) My wife is a stay at home mom to reduce the cost of childcare, but she does some baby sitting on the side. 2) Once I have this loan, I will not be paying on anything else. This will be my only loan. I currently pay. 3) I currently pay about $300 to $400 a month on credit cards. I will be saving quite a bit of money in the long run based off the current terms.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,844.) How many children do you have? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Care Ambulance Service? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	All the money I receive from the loan will go toward credit card debt. I have two children a boy and a girl. My estimate of monthly expenses I'm working on with my wife to get it as low as possible. Were trying to get it down to about 500-600 per month. At Care Ambulance I work as an Emergency Medical Technician. I respond on 911 medical calls and provide emergency care. As far as a savings account I do have one and my wife and I are in the process of saving for an emergency fund.

Member Payment Dependent Notes Series 460218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460218	$6,000	$6,000	8.94%	1.00%	November 24, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460218. Member loan 460218 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Southern California Edison	Debt-to-income ratio:	18.23%
Length of employment:	2 years	Location:	Covina, CA

Home town:
Current & past employers:	Southern California Edison
Education:

This borrower member posted the following loan description, which has not been verified:

574193 added on 11/13/09 > Thank you very much for the help. I'd like to make my monthly payment via my bank account.<br/> 574193 added on 11/15/09 > I'm a honest and reliable individual. I've never being late making my payments. In fact, I've always paid off my loan ahead of schedules.<br/> 574193 added on 11/15/09 > For those investors who lend me a helping hands, I'm greatly appreciated. I was taking about requesting a loan from a bank, but a friend of mine has suggested "Lending Club" because of the many advantages. I begin to see it now. Thank you all. I will be sure your generousity will not be taken for granted.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	33
Revolving Credit Balance:	$4,836.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $4,836.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Southern California Edison? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello Stocksman, Thank you for your questions.... Q1. Yes the loan would go toward my credit balance. Q2. I don't have any car loan, only student loan, but that have no impact on me making payment to Lending Club. Q3. My estimated monthly expenses would be around $1500. Q4. I worked as a program analyst with Southern California to management Energy Efficiency programs. Q5. Yes I do have savings put aside. Q6. I can verify my employment as my primary source of income. Thank you, and I can ensure that payment to your loan will be paid on time. I'm planning to pay back the Lending Club loan in a year.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Hello, I was employed my Kaiser Permanente, a national wide HealthCare Organization for 7 yrs, and moved over to my current job when advanced career opportunity was offered. Thank you again for your lending hands. Connie.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	No, I'm not the sole bread maker in the family. For the other questions, is too personal and I'm sorry I could provide those answers. Thanks.
Can you please account for the delinquency 33 months ago?	Sorry, couldn't remember the cause for the delinquency.

Member Payment Dependent Notes Series 460252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460252	$20,000	$20,000	12.18%	1.00%	November 24, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460252. Member loan 460252 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	american airlines	Debt-to-income ratio:	24.86%
Length of employment:	10 + years	Location:	new port richey, FL

Home town:
Current & past employers:	american airlines
Education:

This borrower member posted the following loan description, which has not been verified:

I believe I am a good loan candidate because with over fourteen years in the airline business, I have job stability, have never had even one late payment, and value my excellent credit score. I am simply seeking to replace an existing loan with another one that has a lower stable rate.

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,980.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with American Airlines? Since employment there is less than a year, please provide a little employment history? Thank you in advance.	Thank you for your question. I have been employed at American since 1995. I don't know why it stated less than a year because I clicked on the ten years plus icon. Feel free to contact me with any other questions. Sincerely, Blake Howard
I suggest you call Lending Club and see if they can change the length of employment showing in your listing, so that Lenders who do auto-searches for loan requests from Borrowers with a longer employment history will be able to find your loan. In the meantime, those of us that read all the information for each loan will be aware of your situation. Good luck on 100% prompt funding of your loan.	Thanks for the suggestion.
Please respond to the following: What are your responsibilities at American Airlines? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thank you for your interest. To answer to your question, I am seeking a lower rate loan to replace an existing loan. My lender has decided to change the terms which will significantly raise my rate. I have had the loan one year and have made every payment on time. As far as employment, I have worked as a flight attendant since 1995 and have survived two layoffs. Because of my tenure, It would take three thousand more before I would be impacted. I have never had even one late payment in my credit history and have maintained my excellent credit history, and plan to keep it that way. Hope this helps. Thank you once again.
I usually fly United. But I'll help out.	Thats great, thank you! This website is proof positive that its not just the skies that are friendly !
"Because of my tenure, It would take three thousand more before I would be impacted" Presumably this is part of a union contract, correct? And could you please tell me how many flight attendants there are total with your company?	Thank you for your interest. There are approximately 16,000 flight attendants systemwide. In this industry, seniority dictates almost every facet of the job. It dictates what trips one can fly, vacation time, wages, and quality of life issues, such as being able to pick trips versus being on call. Having started my 15th yr, I have pretty good seniority. Having "survived" the last two layoffs (they didnt reach my seniority), it looks as though they have finished trimming staff levels for the foreseeable future. The last layoff was mitigated by offering leaves of absenses for those that wanted them and as a result, instead of 1200 people being effected that number was drastically lowered to 228 of the most junior crewmembers that would be out of work. Although, even one layoff is a negative thing, the fact that company and the union have been working to find alternatives for people to keep their jobs is encouraging. One other factor is the attrition rate. Due to the fact that there are many senior crewmembers who are retirement age, or close to retirement, every month a handful of people systemwide are leaving, which means less chances of the company eliminating more positions. As time goes on, many are expected to retire within the next few years which means more job security for me. For these reasons, I am optimistic about my job security, and am confident about being able to meet my financial obligations.

Member Payment Dependent Notes Series 460290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460290	$10,000	$10,000	12.87%	1.00%	November 20, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460290. Member loan 460290 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	gnc	Debt-to-income ratio:	16.22%
Length of employment:	10 + years	Location:	west islip, NY

Home town:
Current & past employers:	gnc
Education:

This borrower member posted the following loan description, which has not been verified:

574389 added on 11/14/09 > just looking to consolidation debt<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,421.00	Public Records On File:	1
Revolving Line Utilization:	16.10%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at gnc? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it?s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	Type your answer here.I am a store manger of one of the busy locations & ai also over look 5 other stores.No other loans outstanding.I have been at my job over 10 years & the company is doing great.I iwll verify my income.
Your profile shows length of employment is less than one year with GNC. Is this correct?	Type your answer here.over 10 years at gnc .i called lending club they said its a program error they are fixing

Member Payment Dependent Notes Series 460296

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460296	$8,000	$8,000	11.48%	1.00%	November 19, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460296. Member loan 460296 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	ERNST & YOUNG	Debt-to-income ratio:	18.66%
Length of employment:	4 years	Location:	QUINCY, MA

Home town:
Current & past employers:	ERNST & YOUNG
Education:

This borrower member posted the following loan description, which has not been verified:

574396 added on 11/14/09 > I plan to use the loan to payoff two higher interest rate credit cards. My credit is excellent and I've never made a late payment. I have a great and stable job.<br/> 574396 added on 11/15/09 > Hi, Figured I should give some more details after looking at the other users on this website. I have a $6K credit card with an interest rate of 19.49%. I called them to see if they could lower the rate and they said that was the lowest rate they offer so after looking at how much interest is accruing each month I decided to do something about it. I went to the bank and they gave me a rate of 11.9. I searched on the internet and found this website and figured that I'd give it a try. The other $2K is needed to pay off a credit card that has a rate of 12.99%. The debt was accumulated as a result of going to grad school. I'm trying to pay it all off to be DEBT FREE!!!! Please help!!<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,559.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 460307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460307	$10,000	$10,000	11.14%	1.00%	November 20, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460307. Member loan 460307 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.18%
Length of employment:	n/a	Location:	Lewes, DE

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

574418 added on 11/14/09 > I own a successful tattoo shop in Rehoboth beach Delaware and expect to double my annual income in 2010. I've owned my own shop here since 2001 and have been tattooing professionally for 16 years. I have always paid all my bills on time or early and would like to pay off some of my higher interest credit cards. I owe less than $3,000 on my 2005 Ford truck and will pay that off as well. The payments on this loan will be substantially less than what I'm paying now.Truly a "no risk" investment.<br/> 574418 added on 11/15/09 > I should add that my intention is to pay off this loan within 18 months. My business revenue at the beach shop quadruple in the summer months, allowing me to double or triple payments.<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,581.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the debt was accrued? Thanks.	Type your answer here. In Nov. 2008 the brick facade on the "historic" building my business was in literally fell off. That effectively shut us down until late Jan. of this year. I was divorced earlier in the year and at the time was paying half the mortgage and my own rent. The credit debt was accrued at that time to cover expenses and pay for christmas.

Member Payment Dependent Notes Series 460308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460308	$7,000	$7,000	8.94%	1.00%	November 20, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460308. Member loan 460308 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Navfac southwest	Debt-to-income ratio:	9.44%
Length of employment:	10 + years	Location:	san diego, CA

Home town:
Current & past employers:	Navfac southwest
Education:

This borrower member posted the following loan description, which has not been verified:

574419 added on 11/14/09 > extra funds for future needs.<br/> 574419 added on 11/14/09 > make extra payments on outstanding credit card.<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	60
Revolving Credit Balance:	$7,124.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe what credit cards/loans you currently have and which you intend to pay off with this loan? Thank you.	bank of america

Member Payment Dependent Notes Series 460318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460318	$3,000	$3,000	13.92%	1.00%	November 24, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460318. Member loan 460318 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,208 / month
Current employer:	n/a	Debt-to-income ratio:	4.63%
Length of employment:	n/a	Location:	Rayne , LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

574437 added on 11/14/09 > I would like to pay off my bills and have just one payment every month and make some needed repairs to my vehicle<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	71
Revolving Credit Balance:	$900.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Source of income?	I own a small hotshot trucking service, I am the owner operator.
You didn	I own a very small business called Cajun Hotshots, I move small freight local and interstate
Your current employer is listed at n/a. What is your source of income?	I am self employed and have been in business since 1999 The name of my company in cajun hotshots
What is you source of income (employer) and how long have you had it? Thank you.	Souce of income is through being independantly contracted to ACME Truck Lines in Harvey, La Expenses run anywhere from 300.00 to 1500.00 it really depends on how busy we are and how many jobs I get dispatched on, I average 3-4 jobs a week.
1) What is your income source? 2) What are your average monthly expenses? 3) Please account for the 2 credit inquiries in the past 6 months. 4) Please account for the delinquency 71 months ago. 5) Do you have any additional debt or loans? (Student loans, mortgages, heloc, etc.)	2 Inq I am assuming you are refering to Transunion, That would have been a gas card from Chevron and the most recent Inq would be from this site, Chevron was Approved with a 500 limit and is used as a back up for my teenage daughter who just started driving, I wanted her to have a fail safe for gas and roadside service. The delinq of 71 months ago? I am not sure what you are referring to, I don't have a copy of my report with me to answer, I will assume that you are referring to Sears? I broke my leg in 2003 and required extensive surgery, I tried to work a payment plan with them but they did not advise me that I would remain delinq for those months, I have tried sending goodwill letters to have them removed but they no longer own the account, CitiBank owns it now and will not remove them since they have no records supporting those lates. Additional debt and or loans, I have no other loans, I do however have a Conn's account opened since july 2008 and have never been late, I also have 2 major credit cards that have never been late. If you have any other questions please please feel free to ask.

Member Payment Dependent Notes Series 460353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460353	$18,000	$18,000	12.53%	1.00%	November 24, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460353. Member loan 460353 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Tufts Health Plan	Debt-to-income ratio:	18.96%
Length of employment:	10 + years	Location:	Oxford, MA

Home town:
Current & past employers:	Tufts Health Plan
Education:

This borrower member posted the following loan description, which has not been verified:

574518 added on 11/14/09 > Due to husband's 2+ years of unemployment I have been sole provider. Illness and unemployment has lead to credit card debt. Looking for loan to regain financial independence. I have a clean credit history and pay my bills on time. However, credit card balances do not decrease too quickly when you're making only a little more than the minimum payment. I'm tired of being held hostage by the big banks holding the credit card accounts and seeking to be rid of them! I have a strong work history and have been with the same employer for 14+ years. My loan is for short term as it will pay off current loan on my 401(k) (daughter's college education) which I'll be able to obtain funds to repay loan with LendingClub as well as unload myself of credit card debt. Please help me regain my financial independence say goodbye to the big, bad banks charging way too much interest and keeping me trapped.<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,861.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current credit card usage. What else have you done to get control of your debt/finances?	Credit cards are not being used unless absolutely necessary, emergent use. Can't refinance to consolidate debt as only my salary is not enough to qualify.
Are illness related expenses now stable?	Yes, the illness related expenses are stabilizing. However, unemployment of husband still a factor.

Member Payment Dependent Notes Series 460375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460375	$6,500	$6,500	7.74%	1.00%	November 23, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460375. Member loan 460375 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	17.68%
Length of employment:	n/a	Location:	Denver, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,301.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	I have been self-employed since January 2009. My income fluctuates from month to month, which is one reason I'm trying to get my credit cards paid off by acquiring a loan at a lower interest rate than the credit cards.
Employer and/or source of income?	Self-employed.

Member Payment Dependent Notes Series 460404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460404	$6,500	$6,500	16.35%	1.00%	November 24, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460404. Member loan 460404 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	community ems	Debt-to-income ratio:	11.41%
Length of employment:	< 1 year	Location:	utica, MI

Home town:
Current & past employers:	community ems
Education:

This borrower member posted the following loan description, which has not been verified:

574630 added on 11/16/09 > I plan on paying off my credit card debt and other debts i have. I pay my bill on time and have done so for quite some time now.<br/>My budget is based on paying my bills 1st everything else 2nd.<br/>I have been pn my job for over 12 years. A typo was made when i put the years in and I apologize for the mistake. My job is quite stable due to the healthcare profession i am in.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,453.00	Public Records On File:	1
Revolving Line Utilization:	95.60%	Months Since Last Record:	70
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the Public Record about 70 months ago. You might want to call Lending Club to see if they can correct the length of employment. Other than requesting this loan, what actions have you taken to get control of your debt and/or finances?	The public record was due to a workers comp issue. I did not understand how that worked and it ended up being sent to court. Until that point i was lucky enough to avoid getting injured at work. One thing I have done to get control of my debt and finances is i sat down and put all of my bills and expenses on paper to see what i could do without and have dropped unneccessary expenses like going out to eat, shopping for items of luxury. If I do get the loan and pay off my debt I will cancel all of my credit cards except for one credit card for emergencies only.
$13,500 loan questions- 1. Housing pmt $? 3. Car pmts $? 3. CR $7,453 revolving credit balance. CC pmts $? (Total paid pm- not minimums due.) Advance thanks for answers to all questions. My Investment occurs after answers received.	My payment for my apt is 515 a month, my car is 255 a month, my credit cards are 450 a month. My revolving amount is lower than what I owe as 2 cards I had were both canceled by the companies due to the program they had were discontinued due to the current state of the economy. I want to thank you for considering investing in my loan and if you have anymore questions I will be happy to answer them.
You state that you are paying 450/month to Credit cards, but the loan you have applied for has payments of over 476. How will this help you?	The loan also includes what i owe the IRS from getting audited. Also the loan has a considerately lower interest rate then what my credit cards currently are giving me. My goal is to be completely credit card debt free at the end of the loan and not being dependent on my cards. In the long run this loan helps me achieve financial stability vs paying what I do now.

Member Payment Dependent Notes Series 460501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460501	$5,000	$5,000	7.40%	1.00%	November 19, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460501. Member loan 460501 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	American Home Shield	Debt-to-income ratio:	3.17%
Length of employment:	5 years	Location:	Sharpsburg, GA

Home town:
Current & past employers:	American Home Shield
Education:

This borrower member posted the following loan description, which has not been verified:

574859 added on 11/15/09 > I believes my credit history speaks for itself. I'm very proud of my credit and always strived to maintain it. I plan to purchase a fuel efficient "work vehicle" that will end up saving me money in the long run. Thank you for considering me for this loan.<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,432.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your monthly PITI? How much is your utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	PITI: $834.65 (not escrowed); Yearly insurance: $1,100.00; Taxes: $3,200.00. Transportation expenses (gas): $150-175/mo. Utilities: $300/mo. Cable/Phone/Internet: $135.00/mo. Number of dependents: 3 (not counting self).
Please respond to the following: What are your responsibilities at American Home Shield? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Job responsibilities: Telesales supervisor, I supvervise approx 10 sales associates who call our existing customers that did not renew their home warranty. I monitor them to make sure they are interacting w/ our customers in accordance to our company's guidelines. I am the sole income. I have only the 1 mortgage. As I stated earlier, I have always kept my credit in high regards. If I lost the job, I would do my best to find something/anything that would bring in money so that I may fulfill my financial obligations.
Given the information requested by 404114, I assume that the DTI in your listing is incorrect and should read 31.7% Or am I missing something?	DTI: I assumed that was my cc ratio only. I have a mgt, utilities and normal living expenses (food, clothes, etc; no car pmt) and my total credit card debt is around 5K. The DTI for just my mgt wld be about .20, not sure how and where 3.71 came from.

Member Payment Dependent Notes Series 460505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460505	$20,000	$20,000	15.31%	1.00%	November 23, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460505. Member loan 460505 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	WW Grainger	Debt-to-income ratio:	9.10%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	WW Grainger
Education:

This borrower member posted the following loan description, which has not been verified:

519281 added on 11/15/09 > I am a 39 year old college graduate working as a Talent Acquisition Manager for a well run and fiscally responsible fortune 500 company. (Little debt, strong cash position, 22% profit sharing payout in 2008, outperforming our competition this year by 10%.) The company is stable and in a position to invest in strategic acquisitions as well as sales/customer facing talent. I ran a fledgling start up business from 1999 until 2005 which lead to the accumulation of credit card debt. <br/><br/>I earn 100K per year and have recently been promoted to a position entitled to annual restricted stock options and a 10% bonus plan. I was a consultant with the company for three years before converting to a full time employee two years ago. <br/><br/>I am a renter and would like to take advantage of the first time buyer program currently offered until April of 2010. My credit card debt and lack of mortgage payment history has kept my credit score hovering around 600 to 620. My expenses are minimal and my payment history is impeccable. I would like to use this loan to consolidate and pay off the credit card debt, save a down payment and purchase a condo at what I believe to be the bottom of the real estate market. I really believe I represent a good safe investment for any lender. I have a history of solid employment, above average earnings, and on time payments. Current FHA opportunities allow for an 8K tax credit, 3.5% down and low interest rates for first time buyers. I believe the 20K loan will allow me to pay off the credit card debt and start earning equity. I am hopeful the above will be considered when evaluating my application. <br/><br/><br/>Expenses-<br/>$850/month rent<br/>$265/month car payment<br/>20K in credit card debt - rates going up<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,249.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$20,000 loan questions. 1.	I am sorry but there does not seem to be a question here. Thanks
Do you currently have the 3.5 own payment in savings? Thanks.	I have 4K n savings and would like to get that to 9K before I do anything. The 3.5% would be approx 5K - believe it or not there are some great properties in the 100K to 150K range right now. The mortgage would be lower than my rent! and much lower interest rate than my cards - This alone will free up cash flow for savings.
Talent Acquisition Manager- same as HR executive recuiter?	In some ways yes. I manage 8 HR recruiters all supporting the Sales and Marketing function in our company. Thanks
Hello -- I have a few questions for you: 1. What is the interest rate on the approximate $20,000 in credit card debt? 2. How/when/why did you incur this credit card debt? 3. Your credit report shows that your score is in the 679 to 713 range -- but you say that it is 600 to 620 -- can you explain the reason for the big difference? 4. If you gross about $10,000 per month, it seems like your net would be roughly $7,000 per month. If you only spend about $1,100 of this on rent and car payments each month, where does the rest of this money go? 5. What other debts do you have besides the credit cards? 6. Can you contact the Lending Club to have them verify your income? This will give investors more confidence to fund your loan. Thanks!	Great comments! 1. The interest rate is 21% on most of the cards - Those rates in some cases will go up as of Jan 2010. 2. No idea about the credit score - I checked a year ago and it was 625 - I was told due to hgh revloving debt. I know the anlaysis criteria has changed a bit so this may have benefited me. I will also be checking this out with my mortgage broker. 4. Lving in chicago on the whole is expensive but the reality is most of the money goes towrds the min payments and trying to pay off balances - it really has been a treadmill - again I really do not live an extravegent lifestyle at all. I acquired this debt between 1999 and 2005 to help susidize my income while running my business. I will get my income verified - great tip!! Hope this helps -
Loan 75 percent (plus) funded. When 100 percent funded, are you accepting loan? Or declining? in order to shop loan elsewhere? Just curious. RetiredUSMCInvestor. LOL.	I am looking at other options - the rate I am getting is decent for my situation and better than the credit card rates but it makes sense to look at other options. I would likely accept at 90% and up. Does this help? Its tough to get $$ these days without a history of mortgage payments. My history is solid but not wuite enough due to high intrest high revloving debt. The rate here would free up 7 - 10 percent of intrest - not bad

Member Payment Dependent Notes Series 460513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460513	$13,000	$13,000	11.48%	1.00%	November 23, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460513. Member loan 460513 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Sundance Institute	Debt-to-income ratio:	15.44%
Length of employment:	10 + years	Location:	Salt Lake City, UT

Home town:
Current & past employers:	Sundance Institute
Education:	Univeristy of Oregon

This borrower member posted the following loan description, which has not been verified:

574887 added on 11/15/09 > This loan is to consolidate the 3 credit cards I have been trying to pay off for the last few years. I've got a great job but can't keep up with the skyrocketing interest rates. I've already cut these cards up, so I'm anxious to pay them off. Please help me out!<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	73
Revolving Credit Balance:	$74,932.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much have you been paying monthly towards the credit card debt?	I've been paying $850, this includes $300 on my car loan, which I owe $2700 on. I was planning on rolling this into the new loan, so my overall monthly payments would decrease by $400. Thanks!
Please itemize (roughly) the breakdown of your Revolving Credit Balance of $74,932.00	That is a home equity loan. We currently have $174,000 loan through Chase ($74k through this revolving credit) on our home valued at $375k. We pay $1500/month on the loan.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I've actually been with my current employer for a little over 10 years. I'll check my history to make sure I filled it in correctly.
Please respond to the following: What are your responsibilities at the Sundance Institute (a great organization, by the way)? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s) ($1500 per above comment), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (73 months ago). In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hi! I'll try to answer the questions here: I am the Assoc. Director of Artist Relations - which essentially means I work with our filmmakers, theatre artists, composers both during their time at one of our programs and beyond in the alumni program I started 3 years ago. Check out the website at www.sundance.org/posse if you're interested. - My husband also works, our combined income is about $120k/year. - No other loans above what I've outlined here (13k in car and credit cards and 175k in house) - The rest of our monthly income goes to 401K ($500/month), savings ($400 month), food + general household expenses ($1000 month) - Balances on credit cards are: $5000, Discover, 28%, $150/month $2000, Amex, 29%, $200/month $2700, Car, 7%, $300/month $3300, Chase Credit card, 28%, $140/month - I am not sure what that delinquency is, I just saw it as well on the credit statement. I will investigate. - In case of job loss - a good question although I have very high expectations of keeping my job. I have about $30k in investments that I would probably sell if I had to. Thanks for your interest! virginia

Member Payment Dependent Notes Series 460566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460566	$3,000	$3,000	8.94%	1.00%	November 19, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460566. Member loan 460566 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	CS STARS LLC.	Debt-to-income ratio:	17.22%
Length of employment:	2 years	Location:	AURORA, IL

Home town:
Current & past employers:	CS STARS LLC.
Education:

This borrower member posted the following loan description, which has not been verified:

575038 added on 11/15/09 > This is to fulfill a short term cash need, and I expect significant bonus at end of February. Responsible credit history. I always pay on time. There is absolutely no risk!<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,814.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Verifying your income will help fund your loan. With nearly 15k of income per month, it seems surprising you don	I did not see the full question. I can verify my income. I work for a large Fortune 500 income. This is a small amount that I need for a relatively short period. It is above and beyond my regular budget / expenditures. I can get by without it, but since I have never made a late payment on any debt, I figured this would make things a little easier.

Member Payment Dependent Notes Series 460569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460569	$15,000	$15,000	11.83%	1.00%	November 24, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460569. Member loan 460569 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Metropolitan Police Department	Debt-to-income ratio:	10.44%
Length of employment:	4 years	Location:	ALEXANDRIA, VA

Home town:
Current & past employers:	Metropolitan Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

575044 added on 11/16/09 > I am using the funds to consolidate some of my debt that has a high interest rate and the respective institutions state they can't lower due to economic times. In my entire credit history, I have never had a late payment. My take-home pay is approximately $3,000 per month, allowing me to spend a large amount of money paying down this debt. I work for a city government and my job is very secure. I have been in the same job since I graduated college in 2005.<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,011.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the police department? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work in a narcotics/firearm enforcement unit. I am not the sole wage earner in my household. The combined household income is just over $100,000 per year. I pay $250 per month on a car note, $850 per month on rent and spend approximately $200 on various utilities. As I stated in my application, my take-home pay (base pay without overtime) is approximately $3,000 per month. The balances are $10,000 and $5,000 respectively, exactly what I am looking for in a loan. They are all of my outstanding revolving debt. The interest rates are 14% and 15%, as I opened the accounts while I was a student and unemployed. In the event of a job loss, I would need to fall back on my family, who is in a position to assist easily. In this case, however, I would rather handle the loan myself without involving them. In the event of job loss, they would be able to assist in repaying the loan until I am able to obtain employment again. Thanks.
For a brother in blue I will help fund this loan! Stay safe!	Thank you. Stay safe also!
Can you explain what are all your debts and which ones you are planning to consolidate? The listing shows that you only have $5k in credit card debt yet you	I saw that it only states I have 5k in revolving debt. This is inaccurate. I have 5k on one card and 10k on another. They are credit cards with high interest rates on them (higher than 11%). Neither bank will conduct any balance transfers so I am unable to get them onto one account. The 15k is all of the revolving debt I have. Neither card is near maxed out, however, I am trying to consolidate to one payment and the interest rate offered by Lending Club is lower than both cards. Not sure if that answered your question enough but I hope it did.

Member Payment Dependent Notes Series 460615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460615	$4,000	$4,000	7.74%	1.00%	November 19, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460615. Member loan 460615 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,500 / month
Current employer:	Smith's Inc. of Dothan	Debt-to-income ratio:	7.17%
Length of employment:	8 years	Location:	OZARK, AL

Home town:
Current & past employers:	Smith's Inc. of Dothan
Education:

This borrower member posted the following loan description, which has not been verified:

575138 added on 11/16/09 > Capital One Pay off<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$168.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is only $168. Is the debt on your spouse	Yes. I just got married 2 months ago. My spouse had some issues that needed to be taken care of. I will be fully responsible for this loan.
Please respond to the following: What are your responsibilities at Smith	I am a project manager, estimator and service manager. We are a mechanical contracting company employing 60 people.
Thanks for the answer. Is the gross income just yours or is it joint income?	just my income is listed.

Member Payment Dependent Notes Series 460657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460657	$1,200	$1,200	12.53%	1.00%	November 19, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460657. Member loan 460657 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,300 / month
Current employer:	Backcountry.com	Debt-to-income ratio:	23.69%
Length of employment:	< 1 year	Location:	Sandy, UT

Home town:
Current & past employers:	Backcountry.com
Education:

This borrower member posted the following loan description, which has not been verified:

575227 added on 11/16/09 > My wife and I just moved to the area so we have not been at our current jobs long enough to secure a loan through a bank. I will be using this for a down payment on a vehicle purchase.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,826.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Roughly how much will the monthly car payments be? Please tell us how you will fit the monthly car payments and the monthly loan payment into your budget. Thank you in advance.	I am buying a used car that will not be much more than the loan. I have reviewed my budget and set a price limit for myself. If you have any further question feel free to contact me. Thanks, Chad Cordell

Member Payment Dependent Notes Series 460667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460667	$2,000	$2,000	7.40%	1.00%	November 18, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460667. Member loan 460667 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Southeastern Penn. Transportation Auth.	Debt-to-income ratio:	1.88%
Length of employment:	4 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Southeastern Penn. Transportation Auth.
Education:

This borrower member posted the following loan description, which has not been verified:

575025 added on 11/15/09 > This loan will help pay for a surprise graduation party for my daughter this year. She has been a fantastic student and deserves this party. Thank you for your consideration.<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,796.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I thought I saw a request identical to this for $3400 just yesterday. Did you make a revision to your request?	I didn't need the original amount so I did indeed reduce the loan amount. Thank you for your interest.

Member Payment Dependent Notes Series 460733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460733	$12,000	$12,000	12.87%	1.00%	November 23, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460733. Member loan 460733 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wooster Orthopaedic & Sports Medicine	Debt-to-income ratio:	12.48%
Length of employment:	< 1 year	Location:	Wooster, OH

Home town:
Current & past employers:	Wooster Orthopaedic & Sports Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

575361 added on 11/16/09 > I know I'm a good borrower. I've always made payments on time. I know how important a good credit score is and do everything possible to avoid hurting it. I've got a fantastic job as a Physician Assistant. It's a great job that's secure, as well as my chosen field being secure. Even with my school loan payments, I have plenty budgeted toward this monthly payment. I'm not a bet, I'm a sure thing. Thanks.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,558.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your currently monthly living expenses including payments that you make towards credit cards or other debts. Thank you in advance.	Rent=595 CC1=220 CC2=100 CC3=145 CC4=20 CC5=30 Util=150
Not having added them all up, it looks like about 1200 a month living expenses. Roughly what do you net from the 5K each month?	Depending on the month a bring home about 3700. My fiance passed her certifying exam and landed a job where she'll bring home 3500 a month.
So you net ~3700, and have expenses of ~1200. What do you do with the remaining $2500. each month?	Rent & Util run 800 average. If I pay more than mim balance on credit cards I average 800. Then I have 500 in student loans. So that's 1600 left over for car insurance, living expences, ect. What else would you like to know?
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I passed my national exam at the end of May. I then started working at the begining of June. I was in school for the past 5 years getting my undergrads and Master's. I had student jobs while in school. I went to college right after high school. I had a part-time job in high school. This is the first "job" since graduating from my PA program.

Member Payment Dependent Notes Series 460779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460779	$15,000	$15,000	11.14%	1.00%	November 24, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460779. Member loan 460779 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,333 / month
Current employer:	point bridge	Debt-to-income ratio:	8.75%
Length of employment:	5 years	Location:	buffalo grove, IL

Home town:
Current & past employers:	point bridge
Education:

This borrower member posted the following loan description, which has not been verified:

575448 added on 11/16/09 > im looking to remodel my home the winter is coming i would like to add a new heating system in my house. taking out this loan will help me a lot. i have a few contractors lined up to start the job. taking out this loan will allow me to put down the deposit.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,065.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is your position at Point Bridge? 2) What are your average monthly expenses? 3) Please account for the 4 credit inquiries in the past 6 months. 4) Is the income listed that of a single or duel income household? 5) Do you have any additional debt or loans? (Student loans, mortgages, heloc, etc.)	1) I am the general manager of the company. 2) My total monthly expenses including all utilities is $4800.0 3) The income listed ont he application is just for me, I did not include my spouses. 4) No other loans other than my mortgage and car loans.

Member Payment Dependent Notes Series 460790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460790	$8,800	$8,800	8.59%	1.00%	November 23, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460790. Member loan 460790 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	KBACE	Debt-to-income ratio:	14.29%
Length of employment:	< 1 year	Location:	Wilton, NH

Home town:
Current & past employers:	KBACE
Education:

This borrower member posted the following loan description, which has not been verified:

575480 added on 11/16/09 > Hi. I am refinancing a Chase credit card that just changed terms out of the blue. I would rather give my money to regular people than the bank. Thanks for considering my request.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,657.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at KBACE? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Systems Engineer. I develop BI solutions for Oracle E-Business applications. Yes, I am the sole wage earner. I do not have a HELOC or 2nd mortgage. Mortgage is $1768, Car payment $330, Chase cc $368. The entire amount requested is to pay the chase cc and close the chase account.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Work History: Kbace - Systems Engineer - 3/2008 to present Fidelity - Database Developer - 10/2006 - 2/2008 Millard Group Inc - Sr. Programmer Analyst - 9/2000 - 9/2006 PVA / EPVA - Sr. Programmer Analyst - 8/1998 - 8/2000 NEBS - Programmer - 1991 - 8/1998
It says your revolving debt is about $12.5k, but you are only taking out ~$9k. Why the discrepancy? Also, can you talk about how the debt was accrued? Thanks.	The difference is on a 0% credit card that I will payoff before term expires. I had used a promotional check from chase to purchase an older truck for barn/house chores. The interest rate was 5.8% fixed for life of balance. That was better than any other used car loan rate I could find. Recently the card's minimum payment increased from $168 to $368. The interest rate remains the same. I had been paying $255 each month which would have paid off the card in 3 years. After that increase I decided I would rather take a loan with fixed terms instead of taking my chances with other changes from the card company (in light of what the companies are doing now to beat upcoming federal law changes).
I have the following questions: 1. Can you please, verify your income with lendingclub (Give them a call and they will provide details)? 2. You seem to have been recently employeed at KBACE. What were you doing before joining them? 3. What is the balance and the new rate of your Chase CC? Thank you!	Thank you for the information about income verification. I will contact lendingclub for instructions. I have provided a more comprehensive employment history for a question that asked the same right before yours. My understanding is that you should also be able to see that answer. Chase's rate did not change. The majority of the balance is at a promotional rate of 5.8%. A smaller portion is at 11%. The average is 7.9%. The minimum payment increased from $168 to $368. I had been paying $255 monthly with a plan to have it paid off in 3 years. I am just trying to refinance into a loan with fixed terms and payments. Thank you for your consideration.

Member Payment Dependent Notes Series 460829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460829	$10,000	$10,000	7.74%	1.00%	November 20, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460829. Member loan 460829 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Church Pension Group	Debt-to-income ratio:	1.71%
Length of employment:	10 + years	Location:	Peekskill, NY

Home town:
Current & past employers:	Church Pension Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,077.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Church Pension Group? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My responsibilites are to ensure the integrity of data entered in the department's benefits administration and payment systems. I also support other functional areas within Pension Services to guarantee accuracy of deliverables related to enrollments, billings and assessments, and benefit payments. My wife works almost full time as a registered nurse and brings home about another $2700 per month. That makes about $5700 take home pay for the both of us. We live below our means and do have saving that we choose not to dip into for this project. So if there was a job loss we do have the money to continue to pay. The only other loans we have are our mortgage which is $1385 per month, not including taxes which we pay separate 4 times per year and my wife has her student loan which is almost paid off, we only have to pay about $50 a month on that but we always over pay and put $200 a month towards it. I will have my own student loan but I'm not done with school until next year and then you have a grace period before you have to start paying that. We own both are cars free and clear. I hope this help. Thank you.
Congratulations on your stellar credit! Can you please, elaborate on your home improvement project?	Thanks. We are remodeling our bathroom. It is a original 1950's bathroom complete with pink tile. We also are replacing several old wood windows in our back bedrooms, repairing a rotted floor and replacing old radiators with new baseboard heating.
Hello fellow remodeller! Our 1960's bathroom has purple tile and matching commode that we have yet to replace. Are you going to contract out the work, or do it yourself? If contracting, do you already have estimates from bonded, insured contractors? If not contracting, can you give the basis of your loan? (That is, is this your estimated materials + potentially time off work to complete the job?)	We have a written estimate for labor and materials with a licensed insured contractor.

Member Payment Dependent Notes Series 460848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460848	$13,000	$13,000	11.48%	1.00%	November 23, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460848. Member loan 460848 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	USACE	Debt-to-income ratio:	5.24%
Length of employment:	8 years	Location:	new orleans, LA

Home town:	Bossier City
Current & past employers:	USACE
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

575597 added on 11/16/09 > Medical Bill, New Baby, Credit Card Raising Rates Through the Roof... O My! I trying to shift my finances so that all my money is not going to interest. thanks for the help.<br/> 575597 added on 11/19/09 > thanks for your support. I'm in the process of having my income verified as per requested from a member.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	77
Revolving Credit Balance:	$27,294.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to reduce your debt, other than requesting this loan?	The loan is for one balance that i've been carring around and paying down. It's teaser rate is ending. Other means is tighting down on family budgit and using a cash budgit.
Please respond to the following: What are your responsibilities at USACE? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (77 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work as a civil engineer. My wife is self-employee with a photography biz that we just start a couple of years ago. Our combined income is about $112k- $125, depending on how much biz we get on the photography next year. The delinquency on my credit history is an old girlfriend was supposed to been making payments on a computer and was not. When I found out I paid it off, it was about $700 or so. I do not have a second mortgage, we just bought a house a couple of years ago. I have a very secure federal government job and moved to this location because of the work. Right now we are very flexible and will move where the work is. My bills are as follow: mortgage $1777 at 6.75%; Credit Card balance $7131 at 4.9% until paid off with monthly of $100; Have $5000 on Home depot, Lowes & best buy at 0% interest that I will have paid off with tax refund at the end of year. Own car and pay $600 every 6 months in insurance. Utilities run about $300/ month. Biggest bill is the $12500 that will go to 19.99% at the end of Dec on credit card that I will pay off with this loan.
Could you please verify your income with Lending Club? If you contact them, they will let you know what documents are necessary to do the verification which makes lenders more confident in making loans. Thanks!	I will contact them and see what they need to verify my income. thanks,

Member Payment Dependent Notes Series 460867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460867	$5,600	$5,600	11.14%	1.00%	November 19, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460867. Member loan 460867 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	td ameritrade	Debt-to-income ratio:	13.37%
Length of employment:	3 years	Location:	staten island, NY

Home town:
Current & past employers:	td ameritrade
Education:

This borrower member posted the following loan description, which has not been verified:

575620 added on 11/16/09 > Not only do I have my honeymoon to pay for, but I have 3 other weddings that I am in. Could use some extra cash.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$436.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 39 months ago.	Not sure I had a deliquency 39 months ago. I would need to know the details, to answer the question
Hi -- paying for your own honeymoon is certainly understandable. Can you please describe the costs/expenses of the	3500 for one of the resorts that we're looking at..I also will be attending 3 bachelor parties Miami, Costa Rica, Cabo..Figure i need around 600-800 for each..

Member Payment Dependent Notes Series 460876

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460876	$4,500	$4,500	13.92%	1.00%	November 23, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460876. Member loan 460876 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Velocity Sports Performance	Debt-to-income ratio:	24.60%
Length of employment:	3 years	Location:	Chelsea, MI

Home town:
Current & past employers:	Velocity Sports Performance
Education:

This borrower member posted the following loan description, which has not been verified:

575633 added on 11/18/09 > I plan on using the funds to purchase a used snowmobile. I have plans to make the purchase on Sunday, November 22nd and need the money by then. <br/>I have taken out loans on my car and a motorcycle and have not missed or even been late on a payment in the three years I have had the car and year and a half I have had the bike. I always pay more than minimum payments on the motorcycle and am a full month ahead on my payments for that. <br/>- I budget very well and am not in trouble of missing a payment or overdrafting on any of my bank accounts.<br/>- I have worked at my place of employment for over three years now and am a full-time, salaried employee. I receive bonus pay periodically.<br/> 575633 added on 11/19/09 > I will be a low-risk investment for everyone that adds money to fund my loan. The company I work for is a booming small company that is only getting larger. Please help me out<br/> 575633 added on 11/19/09 > Also, I am not the only income in the household. My wife is a hair stylist.<br/> 575633 added on 11/20/09 > I plan on paying this loan off early. I will pay more than minimum each month.<br/> 575633 added on 11/20/09 > The purchase date has been pushed back, so don't worry about me needing the money by Sunday, November 22nd.<br/> 575633 added on 11/20/09 > Thank you so far to the 37 investors!<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	24
Revolving Credit Balance:	$1,355.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 24 months ago?	The delinquency from 24 months ago was a mess up on student loans from college. After i had graduated college I didn't receive any paperwork for my student loans and hadn't consolidated, so I didn't pay on time and it was delinquent. The problem has since been taken care of and I'm in no financial difficulties.
Questions: 1-Job position Velocity Motor Sports? 2-Housing AND auto pmts pm $? 3. Nov. 22nd purchase timeframe UNREALISTIC; many small investors sombine to fund loans expalins why listed 14 days or 100 percent funded. Allow at MINIMUM 7 - 10 days loan to fund, note issued, $$ deposited your bank account.	1. I hold a Director position at Velocity Sports Performance. 2. Housing is $250 per month (my wife & i rent from my mother in-law) and auto payments $326 with two years remaining on 5 year loan. 3. I didn't realize how this whole thing worked until I actually applied for the loan.
Greetings - Are you still interested in the loan if you can	Type your answer here.Yes, I'm still very interested because I can still make the purchase. It's just going to be delayed.

Member Payment Dependent Notes Series 460877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460877	$6,125	$6,125	8.59%	1.00%	November 19, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460877. Member loan 460877 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,113 / month
Current employer:	ADVANCE/NEWHOUSE COMMUNICATIONS	Debt-to-income ratio:	10.21%
Length of employment:	3 years	Location:	TALLAHASSEE, FL

Home town:
Current & past employers:	ADVANCE/NEWHOUSE COMMUNICATIONS
Education:

This borrower member posted the following loan description, which has not been verified:

575634 added on 11/17/09 > Faced with escalating interest rates on my credit card balances, I'd like a fixed-rate loan that will allow me to pay off my debt in a timely and predictable manner.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,775.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the debt was accrued? Thanks.	Most of the debt resulted from unexpected home repairs. The remainder stems from a portion of my graduate school tution bill, which I had hoped to pay off at a lower rate than the private student loans I was offered.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,775.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Advance/Newhouse Communications? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	This loan will account for paying off my installment-related credit card debt; the remainder in my revolving balance stems from expenses (primarily business) that are paid in full on a monthly basis. I do have car and student loans, as well as a home mortgage (equity has not been tapped). Additionally, I have a savings account, as well as a brokerage account. Both have healthy balances.

Member Payment Dependent Notes Series 460915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460915	$1,800	$1,800	12.18%	1.00%	November 20, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460915. Member loan 460915 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Baltimore Sun Media Group	Debt-to-income ratio:	10.31%
Length of employment:	2 years	Location:	College Park, MD

Home town:
Current & past employers:	Baltimore Sun Media Group
Education:	Bowie State University

This borrower member posted the following loan description, which has not been verified:

575719 added on 11/17/09 > I have two credit cards with less than $800 on each. I'm consolidating them to help build my emergency fund from one month to six months or more.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,651.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the 5 recent inquiries on your credit for?	I have been shopping around and was pre-qualified for a $130k 30 year fixed mortgage for a condo. I plan to take advantage of the $8000 First Time Homebuyer tax credit which expires in April. I have a roommate already lined up which will offset half of the costs.
Do you already have 10 or 20K closing costs set aside? And the downpayment?	Yes. These funds are separate from the emergency fund I mentioned in the description.

Member Payment Dependent Notes Series 460977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460977	$12,000	$12,000	12.87%	1.00%	November 24, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460977. Member loan 460977 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,619 / month
Current employer:	DoD, USN Civil Service	Debt-to-income ratio:	7.15%
Length of employment:	10 + years	Location:	Fallbrook, CA

Home town:
Current & past employers:	DoD, USN Civil Service
Education:

This borrower member posted the following loan description, which has not been verified:

575832 added on 11/17/09 > I am a 30+year government employee who loves my job and hopes to work into my 70s. My home has a small mortgage and is nearly paid off due to paying extra principle each month over the years. This loan is to pay off credit card debt and begin building a college fund for my grandson. I want to show and teach him about smart saving and spending so he can make wise decisions as he grows up.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,079.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your major monthly expenses (rent, utilities, student loans, car payments, etc)? Also, could you please verify your income with Lending Club? If you contact them, they will let you know what documents are necessary to do the verification which makes lenders more confident in making loans. Thanks!	Mortgage - 315 and utilities avg 200/mo. No student loans or car payments. I will be verifying my income by emailing pay stubs tomorrow.

Member Payment Dependent Notes Series 461016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461016	$4,000	$4,000	16.70%	1.00%	November 24, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461016. Member loan 461016 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	Grahams Greenhouse	Debt-to-income ratio:	0.00%
Length of employment:	2 years	Location:	BRADFORD, PA

Home town:
Current & past employers:	Grahams Greenhouse
Education:

This borrower member posted the following loan description, which has not been verified:

575900 added on 11/17/09 > Looking for some money to cover what my financial aid and other loans didnt.<br/> 575900 added on 11/18/09 > The only expenses I have are my cell phone bill. I still work at least 20 hours a week.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	10	Months Since Last Delinquency:	18
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you please list your expenses? Thanks	I only have a cell phone bill $90 a month.

Member Payment Dependent Notes Series 461060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461060	$15,000	$15,000	11.83%	1.00%	November 24, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461060. Member loan 461060 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	13.79%
Length of employment:	5 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Social Security Administration
Education:

This borrower member posted the following loan description, which has not been verified:

575978 added on 11/18/09 > I am using this loan to pay off high interest credit cards. I am not an irresponsible person who incurred the debt on shopping sprees and vacations. I used my credit cards to pay for dental implants for my front teeth. If I could post a picture I would. In all seriousness I hope you have faith and will help fund my loan, if not thank you for the consideration. All questions will be answered just send them.<br/> 575978 added on 11/19/09 > This is the response I got when I requested Lending Club verify my wages. I edited my name and work email out of original and reply message<br/><br/><br/>Dear XXXXX, <br/><br/>Thank you for your email. Your loan has already been approved by the Lending Club credit review team. This will be reflected on your account activity to show this information.<br/><br/>Regards,<br/><br/>Lending Club Member Support <br/><br/>For immediate answers to our most frequently asked questions, please visit our FAQs page at https://www.lendingclub.com/info/faq.action. If you need assistance with your Lending Club account, please contact us at support@lendingclub.com. Our support offices are open Monday through Friday from 8 AM to 5 PM Pacific Time. Notes offered by prospectus filed with the SEC: https://www.lendingclub.com/info/prospectus.action.<br/><br/> <br/><br/><br/>On 2009-11-19, 13:01, "XXXXX.XXXXX" (XXXXXX.XXXXX@ssa.gov) wrote:<br/>> My member loan number is 461060 and I have been requested by lenders to see<br/>> about verifying my income. I can do that but please let me know how. <br/>> Thank you<br/>> XXXXX XXXXX<br/>> Claims Representative<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,941.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe the debt you will address with this loan? Also, what are your monthly expenses/budget? Regards; Art	80 percent of this debt was due to emergency dental treatment. I was in a car accident several years back and due to bad dentistry then my front crowns rotted underneath. I needed dental implants for both front teeth. The cost was well over 11,000.00 spread out over 2 credit cards and high interest line of credit. My gross monthly income is 5400.00. I bring home about 3300.00 after taxes, health insurance, life insurance, tsp plan, etc. as far as monthly expenses 995 rent 80 car insurance 150-200 automobile expenses (gas, oil changes, etc) 200 home expenses (gas, electricity, cable, phone, cell phone) 300 monthly expenses (groceries, eating out, movies) 200-300 savings 300 separate 401k total is 2200-2400 monthly expenses That leaves me about 800-1000 to use towards my credit cards/line of credit. After monthly expenses I put the rest towards the 3 credit cards/line of credit but with a annual rate of 21.00, 28.00, and 19.00 I am unable to make significant dents in the debt over the past year. I can pay off my debt in less than 22 months with this loan. I have tried to lower my interest rates with my credit cards, but because I am having no difficulty paying them in a timely fashion they don't seem very willing to budge. One lowered the interest rate from 28.00 to 19.00. I hope I answered your question. If not please reply and I will do my best.
Please respond to the following: What are your responsibilities at the SSA? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a claims representative specializing in Disability and Retirement benefits. I am the sole wage earner in a household of one. As far as balances 2100.00 minimum payment of 67.00 a month Credit Card 6200.00 minimum payment of 150.00 a month Credit Card 6500.00 minimum payment of 280.00 a month Line of Credit Hopefully there is no loss of job but in case of job loss I will have to liquidate my TSP plan, pull funds out of my 401k and live off my savings and pay the minimum monthly payments until I can find gainful employment. I am assuming that I couldn't find gainful employment in a timely fashion.
Could you please verify your income with Lending Club? If you contact them, they will let you know what documents are necessary to do the verification which makes lenders more confident in making loans. Thanks!	I emailed customer support and hopefully they get back to me soon for salary verification. My actual yearly salary is $ 64,767.00 which is a GS-11 step 2 los angeles locality pay. http://opm.gov/flsa/oca/09tables/html/la.asp
Your listing only shows $10k in debt yet you	The question was cut off but I am assuming you were asking why I am asking for 15,000.00 when my revolving debt shows 10,000.00. Well one of my high interest credit cards is actually a line of credit. I am unsure if that is reported as a revolving debt or not. It's a Bank of America credit line that I took out to pay for the rest of my dental work. I was approved for 20,000.00 and used about 8,000.00. When I pulled up my account online it states that it is a Gold Option Loan. If I did not answer your question please reply. Thank you for your consideration.
You have been with the SSA for 5 years, which is not in my personal guidelines of a career government employee (that would be 10+ years). Please describe the last two full time jobs you have had and how long you had been employed. Also, assuming you are not laid off, what are your career plans for the next 5-10 years? This is the type of answer I'd prefer to hear with my ears, but I will try to literally read into what you type as best as I can in order to ascertain if I will help fund your loan. Thank you.	Before I worked for the Social Security Administration I was a claims representative for Sedgwick CMS for 2 years. Sedgwick CMS is a third party workers compensation firm. Before that I was in college and a student professional worker for the County of Los Angeles (paid internship). Over the next 1-3 years I plan to make a move into management. I am in the process of working with my direct supervisors and managers to put myself in a position to be promoted. As a GS-11 claims representative I can not achieve a higher pay grade.
Thank you. Based on your work ethic, previous credit history and very detailed answer, I see no reason why I should not help fund your loan. Good luck with funding and continue to enjoy your smile. :-)	Thank you so much. I appreciate all my lenders for having faith in me. I never heard of Lending Club until a few weeks ago. There was an article written about it on a federal employees website I frequent.
I am happy to help fund your loan. Thanks for your detailed answers. Wish all borrowers followed your lead. Good luck to you.	Thank you so much. Before I applied to this loan I reviewed Browse more Personal Loans link on the homepage. I read most of the questions and some seemed to ask for a lot of information. Then I thought about it and realized that before I invest in anything I would want to know as much as possible about a person or product. I welcome all questions (within reason). I did detect that some borrowers did not appreciate some questions based on their responses. I also noticed that those same borrowers were not getting funded as much as others. If you want funding be an open book, otherwise be prepared not to get fully funded.

Member Payment Dependent Notes Series 461064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461064	$8,000	$8,000	15.65%	1.00%	November 24, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461064. Member loan 461064 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,892 / month
Current employer:	US Navy	Debt-to-income ratio:	15.52%
Length of employment:	5 years	Location:	Waldorf, MD

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

575984 added on 11/17/09 > I am trying to get control on my finances. I am in a tight situation now but will be getting my career and salary on the right path next year. I just want to pay what I can as quick as I can.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	76
Revolving Credit Balance:	$11,310.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$12,000 loan questions- 1. Pay Grade US Navy? 2. Expiration Curent Contract (ECC) date? 3. Extending/Reenlisting? 4. Housing pmt $? 5. Car pmts $? 6. $11,300 revolving credit balance; CC pmts $? (Total paid pm not minimums due.) Thanks for answers to all questions. Investment occurs after answers received.	I am civil service and currently in nsps. I am equiv to a gs7 now and am in an accelerated compensation program where I go up a grade every 6 months to gs11. I will be gs12 a year after that. I don't have a house but my rent is going to be 1135. I am in process of getting a house next year and the payment is approx 1700. No car payment. I pay right now around 750 for all my bills and I don't pay only mins. With this I would knock out about 500 of that and save all that interest since most are around 20%. I do have a couple school loans that are included payment that I pay 110 a month for. I also have a timeshare that I pay 150 a month and reality is I want to get rid of that. If it was paid off I would just practically give it away. I moved to the east coast and don't plan on returning to the west where all the resorts are located. I hope this answers your questions. If not, please let me know. Thank you for your help.
Loan 75 percent (plus) funded. When 100 percent funded, are you accepting loan? Or declining? in order to shop loan elsewhere? Just curious. RetiredUSMCInvestor. LOL.	i guess i gotta get out of "In Review" first.

Member Payment Dependent Notes Series 461089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461089	$8,000	$8,000	11.83%	1.00%	November 23, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461089. Member loan 461089 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,132 / month
Current employer:	DOD civil servise	Debt-to-income ratio:	10.79%
Length of employment:	10 + years	Location:	chula Vista, CA

Home town:
Current & past employers:	DOD civil servise
Education:

This borrower member posted the following loan description, which has not been verified:

576039 added on 11/17/09 > Consolidate payments and lower monthly payments<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	14
Revolving Credit Balance:	$2,843.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe what you will be paying off? Also, could you explain your delinquency from about a year ago? Regards; Art	I will be paying off North Island Credit Union Personal Loan and Auto payment combined $5000.00 I also have G.E. Money Bank and this will free me up between pay days. I do not know about a delinquency you are mentioning a year ago.

Member Payment Dependent Notes Series 461142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461142	$1,500	$1,500	7.74%	1.00%	November 23, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461142. Member loan 461142 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,798 / month
Current employer:	ROCK ISLAND ARSENAL	Debt-to-income ratio:	4.36%
Length of employment:	< 1 year	Location:	EAST MOLINE, IL

Home town:
Current & past employers:	ROCK ISLAND ARSENAL
Education:

This borrower member posted the following loan description, which has not been verified:

576119 added on 11/17/09 > FOR HOLIDAY SEASON<br/> 576119 added on 11/17/09 > My job is very stable ,federal government<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,991.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	There is just my wife and me and our dog Rory now.I own the house ,there are no payments just on the yearly property taxes. I will give estimates by the month(30 days). Cable:$65.00 Food:$350.00 Life Insurance:$11.00(FEGLI taken out of check ) Phone:$40.00 Electric & Gas:$100.00 Water:40.00 Transportation:Bus($40.00) Medical:Blue Cross/Blue Shield:$99.91(taken out of check) Sears:$50.00 Menards:$60.00 No car payments

Member Payment Dependent Notes Series 461199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461199	$6,000	$6,000	11.83%	1.00%	November 23, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461199. Member loan 461199 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,898 / month
Current employer:	Louisiana Tech University	Debt-to-income ratio:	5.38%
Length of employment:	3 years	Location:	Ruston, LA

Home town:
Current & past employers:	Louisiana Tech University
Education:

This borrower member posted the following loan description, which has not been verified:

576218 added on 11/17/09 > Thank you for the downpayment of my next apartment<br/> 576218 added on 11/19/09 > this is for the downpayment of an apartment<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	62	Months Since Last Delinquency:	10
Revolving Credit Balance:	$1,839.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this for a rental or a purchase?	for a purchase

Member Payment Dependent Notes Series 461206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461206	$8,000	$8,000	8.59%	1.00%	November 23, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461206. Member loan 461206 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Lets Ride LLC	Debt-to-income ratio:	9.45%
Length of employment:	2 years	Location:	High Ridge, MO

Home town:
Current & past employers:	Lets Ride LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,887.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe what you plan to use the loan for? Also, what is your current employment situation? Regards; Art	I plan to use the loan to consolidate. I am employed full-time, and have been at current job since July 2007.
I have the following questions: 1. What do you do at Lets Ride LLC? 2. Can you please, verify your income with lendingclub (Give them a call and they will provide details)? 3. What debt (balances and rates) are your trying to pay off? 4. Can you please, provide your monthly recurring expenses (mortgage, utilities, car payments, et al) 5. Can you explain what were the 2 credit inquiries you have made in the last 6 months. Thank you!	I am the office/accounting manager and yes I will be more than happy to verify my income with LendingClub, I will give them a call. I want to pay off a couple of high interest credit cards. One is at 18% and the other is at 21%. My monthly rent is $530, utilities about $310, my health, dental, life and car insurance $282 and student loan $73. I also applied for a personal loan thru my credit union but then heard about LendingClub and decided to check it out. The other inquiry was for a purchase that I was going to make, but I changed my mind, I decided to get my debt paid off before I make any purchases.

Member Payment Dependent Notes Series 461219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461219	$7,750	$7,750	16.70%	1.00%	November 23, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461219. Member loan 461219 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Radio Shack	Debt-to-income ratio:	19.52%
Length of employment:	2 years	Location:	La Pine, OR

Home town:	Hollister
Current & past employers:	Radio Shack
Education:

This borrower member posted the following loan description, which has not been verified:

576258 added on 11/18/09 > Purchase of local Radio Shack dealership, I need additional downpayment funds.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,634.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Deion?	Not sure the question? I do not know what a Deion is.
$7,750 loan questions- 1. Job position at Radio Shack? 2.Housing pmt $? 3. Car pmts $? 4. $10,634 revolving credit balance; CC pmts $? (Total paid pm not minimums due.) 5. Category	Store Manager. If an investor is serious about providing the total amount I need, then I will send other financial documents directly to them. The store is profitable and can carry the loan costs. My other costs are managable
Could you explain exactly what you will do with this loan? How will a $275.14 / month payment over the next 3 years fit into your budget?	Down payment for store purchase. The payment is well within my budget.
What is this loan for?	Down payment for store purchase.
May we have a deion of the type of store and location and projected expenses? Thank you.	I do not know what a deion is. Radio Shack dealership. If an investor is serious about providing the total amount I need, then I will send other financial documents directly to them.
For some reason when we type d-e-s-c-r-i-p-t-i-o-n (without the hypens) the site is changing the word to deion.	Ok, that is funny. As I responded to other questions, I am trying to purchase the Radio Shack that I work at. I need some additional funds for down payment, I have long term financing in place already. Thanks.
Will this loan complete the total funds needed for purchase of Radio Shack or have will you have other loans. I would like to help, but please give a more detailed explanation of the $ it will take to buy a Radio Shack Franchise.	I will need some more funds, I was looking for 25,000 but this site limited me to the amount shown, so yes I am still looking for some more funding. The total sale of the dealership is through a private owner and I am not allowed to disclose any part of that agreement due to the purchase clauses. The private owner is carrying the main funding is about all I can state.
RetiredUSMCInvestor again; Reread Q&A's. Loan 72 percent funded; surely 100 percent funds. Fully-funded accepting? Or declining? And comparion shop $ amount, terms, interest rate elsewhere? Just curious. Unlike banks individually self-funding loans, many LC small investors TOGETHER fund loans. Your loan currently attracted 199 anonymous-to-each-other SEPERATE investors with confidence loan to be fully repaid. FYI- I follow selected loans funding progress(e.g., yours) but "sit-on-sidelines" until loan 90 percent funded- then I invest. Thanks for answer. Semper Fidelis. LOL.	Ok, I think there is a question here, am I taking this loan when it is 100%? Yes. But as I responded to other questions, I will still need more to complete what I need for a down payment. I don't know if that means I list again or what, Lending Club's restriction on my not being able to ask for total amount on loan surprised me. If in the long run the store purchase doesn't work out then I will just basically pay funds back with whatever interest is due. Thanks.
RetiredUSMCInvestor-again. Thanks for earlier email answer. FYI- After loan fully-funded, closed and $$ deposited into bank account, borrowers often reapply for additional funds by submiting new loan application. Recent examples: (1) Start-up CPA practice (NJ) initially borrowed $20K, 1 month later listed additional $7K loan that fully-funded and closed. (2) Ocala, FL mobile phone service retailer expanding locations initially borrowed $25K; additional $17K loan listed, CURRENTLY 23 percent funded. Borrower KEYWORD SEARCH this example either JWP or Ocala. You should consider applying for another loan after this loan fully funds and closes. Nothing ventured, nothing gained. LC HO controls borrowers loan screening, listing, $$ limits, terms, interest rates, etc.; collects and distributes borrower payments pro-rata to participating investors (lenders). Investor (lender) involvement limited to fund loans individually selceted for participation. LOL.	Thanks, will do.

Member Payment Dependent Notes Series 461230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461230	$13,500	$13,500	14.96%	1.00%	November 23, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461230. Member loan 461230 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,968 / month
Current employer:	U.S. Fire Administration	Debt-to-income ratio:	16.49%
Length of employment:	10 + years	Location:	Gettysburg, PA

Home town:	Hampton
Current & past employers:	U.S. Fire Administration, U.S. Coast Guard
Education:	Virginia Commonwealth University, Old Dominion University

This borrower member posted the following loan description, which has not been verified:

576286 added on 11/17/09 > I am trying to reduce my debt. I have a young family and have recently refinanced my home mortgage. I am a career federal employee of 10 years. I am trying to reduce debt to save for my children's college.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,881.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$13,500 loan questions- 1. Job position U S Fire Administration 2. $7,968 Income- 1 or 2 persons? 3. Housing pmt $? 4. Car pmts $? 5. $21,881 revolving credit balance; CC pmts $? (Total paid pm not minimums due.) Thanks for answers to all questions. Investment occurs after answers received.	1. Instructional Systems Specialist - National Fire Academy. 2. 1 person. 3. $1,386 per month. 4. $499 per month. (1 car loan, 1 car paid off). 5. 3 CC's pay $550 per month total. Plan to cancel cards once paid. I am keeping one card that I did not include in the $13500 as the interest rate on the card is lower than the loan rate. I am also keeping it for emergencies. I hope this answers your questions. Thank you.
Even after you receive this loan, you will have $8381 remaining on your revolving debt. Please explain how you will address paying that off as well or will you just continue making monthly payments? I saw in your last answer that you pay $550 total a month. Can you please break down your 3 CCs into total limits and balances on those limits (e.g. $10000 CC limit $6000 balance)? Thank you and good luck with the loan.	Thank you for your question. Here they are in close approximation. 1. CC limit $7800, balance $7293 2. CC limit $4500, balance $4174 3. CC limit $7200, balance $7100 4. CC limit $3500, balance $1710 5. Open End Acct. with CU - limit $1600, balance $1600. On two of the loans, the interest rate is much lower than the rate offered by Lending Club. I will continue paying these two above the minimum payment to knock out as quickly as possible.
Loan 75 percent (plus) funded. When 100 percent funded, are you accepting loan? Or declining? in order to shop loan elsewhere? Just curious. RetiredUSMCInvestor. LOL.	Thank you for your question. I have already explored my options with regard to this request. This is by far the best interest rate I could obtain with a relatively short payoff time. My plan is to accept this loan. That, and I really like the idea of P2P loans. Why should banks make all the money when ordinary citizens can help each other and make out well on both sides. Once I get into a more stable position and have amassed some extra cash on my own, I am going to seriously consider this type of investment myself.

Member Payment Dependent Notes Series 461259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461259	$1,500	$1,500	8.94%	1.00%	November 23, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461259. Member loan 461259 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Cablevision	Debt-to-income ratio:	9.60%
Length of employment:	3 years	Location:	Wantagh, NY

Home town:
Current & past employers:	Cablevision
Education:

This borrower member posted the following loan description, which has not been verified:

576332 added on 11/17/09 > Thank you to all who review and consider my loan request. I am moving in to a new Apartment and need the money for security deposit as soon as possible. Although I have listed a 36 month payment plan, this is the absolute longest period of time it would take to pay back. I always make timely payments on my credit card, and student loans. Please help!! Again, thank you for considering my loan and hope to hear from you soon!<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	26
Revolving Credit Balance:	$193.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 461274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461274	$8,500	$8,500	12.87%	1.00%	November 24, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461274. Member loan 461274 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,380 / month
Current employer:	Veterans Administration	Debt-to-income ratio:	10.36%
Length of employment:	10 + years	Location:	Northampton, MA

Home town:
Current & past employers:	Veterans Administration
Education:

This borrower member posted the following loan description, which has not been verified:

576358 added on 11/17/09 > this loan will help me pay my automobile off and eliminate<br/>four credit cards<br/> 576358 added on 11/17/09 > my job is stable as I work for the Federal Goverment<br/> 576358 added on 11/17/09 > My job is stable as I work for the Federal Goverment<br/> 576358 added on 11/18/09 > on my application they made a mistake,I have 17 years Federal <br/>service and my job is quite secure<br/> 576358 added on 11/18/09 > If I get this loan I will finanally be out of debt the only <br/>outstanding bill I will have will be this loan. I also receive<br/>$1427 from social security monthly this takes care of my utilities and my rent. thank you I am going to fax the documents that you have requested. I hope they are sufficient.<br/> 576358 added on 11/20/09 > If I am granted this loan the only payment that I will have is <br/>this loan as I have paid my automobile insurence for the I can<br/>start saving for my retirement which will be in 3 years<br/> 576358 added on 11/20/09 > I also wanted to mention that I am paying 18% to 23% interest<br/>on my four credit cards. This will give me financial freedom.<br/><br/> Thank you<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,934.00	Public Records On File:	1
Revolving Line Utilization:	52.50%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 461321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461321	$8,500	$8,500	12.18%	1.00%	November 20, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461321. Member loan 461321 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,083 / month
Current employer:	ENTERPRISE RENT A CAR	Debt-to-income ratio:	7.08%
Length of employment:	7 years	Location:	LOUISVILLE, CO

Home town:
Current & past employers:	ENTERPRISE RENT A CAR
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

576456 added on 11/17/09 > Just trying to streamline what I owe in to a lower apr. Full time job over 7 years. I don't even have to make car payments since I get a company vehicle.<br/> 576456 added on 11/18/09 > My utilities expenses amount to about 700.00 including HOA fees for my condo. My condo is owned by me and my siblings (we have a corporation that was set up by our family that has stock on the market, this condo , and another property). My condo was bought outright so there is no rent and no mortgage. I just dont want to involve the corporation in this. I have a car through the company and get deducted 200.00/month from my paycheck and includes gas, insurance and maintenance. The company uses this to cover those expenses so there is no car payment. I have no student loans (my credit report would verify this). Other expenses go to my revolving accounts which I plan to pay off with this loan because their interest rates are higher. I also want to use more of my monthly income t invest and put more on my 401k for retirement. Please let me know if there is anything else I can answer!! and thank you!<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,679.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are the interest rates currently on your cards?	19% to 22% range on some of them , others were 13% . What I am looking to do is streamline the balance to one payment while at the same time saving some money on interest. I would like to close most of these accounts and not pay their outrageous interest rates.

Member Payment Dependent Notes Series 461342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461342	$10,000	$10,000	11.14%	1.00%	November 23, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461342. Member loan 461342 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	Verizon	Debt-to-income ratio:	8.10%
Length of employment:	< 1 year	Location:	Easton, PA

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

576497 added on 11/17/09 > Excellent credit score, high income and very solid/stable employment.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,930.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Length of employment less than a year? Please provide previous work history. Thank you.	I have worked for Verizon for well over 11 years and continue to work there now.
Please respond to the following: What are your responsibilities at Verizon? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I was recently promoted to Director. We are in process of relocating to company head quarters. I get reimbursed for the total relaocation package and I am just looking for funds to help ease the process. I am the sole wage earner in the family. I am currently paying $2200/month for rent and about another $850/month on everything else. Both of my cars are payed off. 2006 Volvo XC90 and 2007 Toyota Camry Hybrid. I am in the process of buying a house and will be using about $178,000.00 I have saved on a down payment. I will use the $10,000.00 loan for miscellaneous expenditures/safety net knowing I get reimbursed. In teh end, as I was just proted I am not concerned with a layoff.

Member Payment Dependent Notes Series 461346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461346	$4,000	$4,000	11.14%	1.00%	November 20, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461346. Member loan 461346 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	SP Newsprint	Debt-to-income ratio:	10.29%
Length of employment:	3 years	Location:	McMinnville, OR

Home town:
Current & past employers:	SP Newsprint
Education:

This borrower member posted the following loan description, which has not been verified:

576507 added on 11/18/09 > My girlfriend and I plan to be married in the early spring and wanted to use the proceeds from this loan to finance our wedding. We did not want to use credit cards due to the higher intrest rates.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,787.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	To fund my wedding.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	With everything including gas and groceries we spend about 3500 monthly, but my girlfriend also works fulltime, and yes we have 2 dependants.
Greetings - What do you plan to use the loan for? Regards; Art	Greetings. We plan to use this for our wedding.

Member Payment Dependent Notes Series 461390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461390	$3,000	$3,000	8.94%	1.00%	November 20, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461390. Member loan 461390 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	CCS-Inc.	Debt-to-income ratio:	10.29%
Length of employment:	2 years	Location:	Christiansburg, VA

Home town:
Current & past employers:	CCS-Inc.
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

576598 added on 11/18/09 > I've been a loyal customer to Citi for 6 years now, and they repay me by raising my rate to a ridiculous APR. Hello lending club, goodbye Citi.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,349.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you stopped using your credit card?	Yeah, it's been cut up for some time now.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Other than some short term internships, I don't have any other work history to speak of. (Recent college graduate)

Member Payment Dependent Notes Series 461400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461400	$4,000	$4,000	8.94%	1.00%	November 20, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461400. Member loan 461400 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	2.77%
Length of employment:	< 1 year	Location:	LEWIS CENTER, OH

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

576614 added on 11/18/09 > Simply looking to pay off the last of my credit card debt from college. I've never missed a payment on anything, I still live at home so there's no rent or other debt obligations to worry about, and I have a solid job that with this loan my DTI would be somewhere around 5-6%.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,969.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current credit card usage.	I currently have two credit cards that I use- one I used to transfer the majority of my balance to for the lower rate about a year ago, but I never charge anything to that card I just make payments, and the other card I finally got paid down to where it is paid off month to month, but I'll use it for gas and groceries mainly, just to keep it active.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Certainly. Before starting at Verizon Wireless I worked for a large regional bank in Columbus for about three and a half years. I left because they asked me to relocate due to the elimination of my position in Columbus and I had no interest in moving. I was out of work for a few months while I decided whether to go back to grad school or start a new career, ultimately deciding I'd rather take care of my personal debt first rather than add substantially to it. I worked as a bartender and server while I was job hunting- and actually still work there part-time on the weekends, and started at Verizon Wireless Aug. 1st
what is the interest rate currently on your credit card?	It was 8.99%, but they sent me a notice that due to the current market it was being modified to 15.99%. I didn't miss a payment or anything they just altered the rate.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,969.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Verizon Wireless? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, this loan would be used to completely pay off my credit card debt and nothing else- I have no other debts. My estimated monthly expenses are: $100 for car insurance, $100 for health/dental/vision, $200 for food, $175 for gas, $250 for leisure/entertainment, $150 to my 401k, $250 to an IRA, and probably $100 for other expenses. I might have missed one or two things there, but I think that hits all the biggies. At Verizon Wireless I provide technical assistance and general account maintenance to existing business and consumer accounts. I have a small CD that can be accessed in case of an emergency and have already given my permission to Lending Club to verify income. I hope that answers all your questions.

Member Payment Dependent Notes Series 461412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461412	$2,000	$2,000	12.87%	1.00%	November 24, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461412. Member loan 461412 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Walt Disney World	Debt-to-income ratio:	17.21%
Length of employment:	3 years	Location:	WINTER PARK, FL

Home town:
Current & past employers:	Walt Disney World
Education:

This borrower member posted the following loan description, which has not been verified:

576641 added on 11/20/09 > I am attending classes through Ashford University online for my Bachelors in Business Administration and have been paying out of pocket. I would like to take concurrent classes as opposed to one class at a time. This would help me finish my degree sooner.<br/> 576641 added on 11/20/09 > I'm a manager with a salaried income and am capable of paying the loan back well within the terms of the proposed loan. I have no current debt, aside from student loans from previously attending college a few years ago that are in forbearance since I am in college.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	14	Months Since Last Delinquency:	23
Revolving Credit Balance:	$2,360.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last 3 delinquencies?	They were roughly 2 years ago, it was with my federal student loans. I had moved to Florida before the loans started to collect. When the collection started the invoices were going to my old address in New York and not being forwarded to me in Florida. My address was updated in all system when I moved to Florida. It was a glitch in my college files that were sending that loan to my old address (permanent address versus current address). Due to this I was unaware that I was getting invoices and delinquent in my payments. This occurred for 3 months. This was corrected when I finally received a mail in Florida about my delinquency.

Member Payment Dependent Notes Series 461451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461451	$15,000	$15,000	14.61%	1.00%	November 24, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461451. Member loan 461451 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	County of El Paso	Debt-to-income ratio:	7.83%
Length of employment:	8 years	Location:	El Paso, TX

Home town:
Current & past employers:	County of El Paso
Education:

This borrower member posted the following loan description, which has not been verified:

415837 added on 11/18/09 > Would like to update my home.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	24
Revolving Credit Balance:	$6,618.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 24 months ago.	I paid off my car in 2004. Over the course of the loan of 5 years I was never past due over 30 days. However on a couple of occasions I paid 15 days after the due date. I was unaware of the late charges of some $100.00. When I became aware of itin 2007, I paid it. This was reported as a delinquency in 2007 when actually it was $100 from July 2004. In fact I sold the car in late 2004 and the title was released and I had no idea about the late charges until I checked my credit in 2007.
HIP loan Q	I am unsure of what the question is asking. Please clarify. thank you.
HIP loan question. Position @ County of El Paso, TX? Thanks. LOL.	Judge
Investing in your loan. Oct invested OK retired jurist loan. FYI small investors fund LC loans. Active, retired w/pension, members academia (public-private school-college-university), federal-state-municipal CS, military personnel borrowers desirable. Their stable income affords capacity to repay loan. Be patient; $20K-$25K loans take 12-14 listing days fully fund. Pace improves after LC HO verifies borrower job-income. Final 25-33 percent funds within last 2 full listing days. Semper Fidelis. (USMC Motto) LOL-End.	Thank you.
Your Honor, how long do you plan on sitting on the bench for? Will you be a career judge, or will you go into private practice at some point in your career? Also, how long have you had your corrent mortgage and do you have access to a HELOC that I would presume would be at a lower interest rate than the loan you are seeking for your HIP.	I plan to stay until I retire some 15 years from now. I have had my mortgage 1 year and haven't built up enough equity yet for a HELOC. Thank you.
BTW I meant go back into private practice and I mistyped "current". My sincerest apologies.	No problem.
Thank you for your very prompt and honest reply. I will be assisting in funding your loan. A sitting judge with verified income is sincerely more than good enough for me. I wish you good luck on quick funding and a sucessful home improvement project.	Thank you.
JUdge, $15,000 HIP Loan currently 50 percent funded. When 100 percent funded accepting? Or declining? And comparison shopping terms, rate, elsewhere? Just curious. Thank you. RetiredUSMCInvestor, Virginia Beach, VA. LOL.	I will be accepting. Haven't really been comparison shopping right now. Thanks.
Your Honor, I am pleased to pledge $500 toward your loan request. We could use more Texas style justice in the State of Washington. Ever think about moving to Seattle? Thank you for your service to your community and good luck on your project. (Member, State of Washington Bar)	Thanks, appreciate your support.

Member Payment Dependent Notes Series 461461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461461	$10,000	$10,000	7.74%	1.00%	November 24, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461461. Member loan 461461 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	USDA Rural Development	Debt-to-income ratio:	0.17%
Length of employment:	10 + years	Location:	Redmond, OR

Home town:
Current & past employers:	USDA Rural Development
Education:

This borrower member posted the following loan description, which has not been verified:

576734 added on 11/19/09 > I am going to pay off existing debt and a loan to my Thrift Savings Plan (TSP) retirement account with a balance of about $5,000. I am a loan officer for Rural Development and have worked here since 10/1988. I make $86,000/yr, not per month. My wife makes over $35,000/year as well. I am doing this for the better interest rate and to retire the TSP loan.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,994.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan title says 21 years on job, but your profile says under one year. Please call Lending Club to see if that can be corrected. Also, is the income amount shown (~86K per month) correct?	Type your answer here. Okay. $86k/year and 21 years on the job. Will call.
Hi. Can you confirm length of employment and monthly gross income? Your profile says	Type your answer here. Yes, I answered another lender with these errors.
Please respond to the following: What are your responsibilities at the USDA? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (39 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a business & industry loan specialist. We have a myriad of loan and grant programs. I also help with our single family housing guaranteed loan program. My wife earns something over $35,000/year. Our total debt and expenses were $3,888 last month, not including the $162 I pay on the loan against my TSP retirement which has a balance of $4,500 or so. I will pay off my TSP loan and the only other debts with this loan. These are a WF credit card with about a $2,700 balance and a Cap1 CC with about a $2,800 balance. The 2 CC's minimum payments total less than $200, but I have been paying substantially more. My children are expensive so we have travel, entertainment and meals out cash expenses as well. One is on a traveling soccer team, the other shows livestock and travels throughout Oregon and Washington in the Spring & summer. Those expenses are paid via debit/cash and vary widely every month. We belong to a golf course @ $165/month as well. No 2nd mortgage on house. No other debts. I put 8% of my gross into the TSP account.

Member Payment Dependent Notes Series 461510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461510	$6,000	$6,000	12.18%	1.00%	November 24, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461510. Member loan 461510 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Emory Healthcare	Debt-to-income ratio:	13.90%
Length of employment:	3 years	Location:	Clarkston, GA

Home town:
Current & past employers:	Emory Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

576829 added on 11/18/09 > I plan to use this money to consolidate some credit card balances and loans that my wife (of 2 years) and I accrued while I was in school. I've been working with the same company as a health care professional since my graduation 3 years ago. As far as my job stability goes, I just got a nine dollar/hour promotion in a poor economy. I'm proud of the fact that I pay my bills on time and have never missed a payment. I am committed to getting out of debt and will do so faster through this consolidation. I love the idea that other people will be making money off the interest charged to me rather than the large corporations that keep raising our APRs every 3 months for not using our credit cards. My wife and I follow a strict budget with a combined income of $5,300 - $6,500 depending on OT and sales. We paid off over $8,000.00 in debt this year and are fully committed to paying off our debt over the next few years. I assure you that I am a very safe investment and look forward to a time where I can invest in people like myself. Sometimes you just need a break, and a break for me is a LOWER FIXED APR. Someone will make a lot of money off my debts and it might as well be you. Thanks for your consideration.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,563.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you would be paying off, the balances, and the APRs. Thank you in advance.	A potential investor wanted to know which debts I plan to pay off along with the annual percentage rates. The following is a combination of my household debt I plan to consolidate and eliminate: Credit Union Loan: 4,721 APR: 16.00 Chase Visa: 2,341 APR: 29.24 Chase MC: 2,348 APR: 19.24 Capital One: 2,465 APR: 17.90 Citi MC: 3,872 APR: 18.99 Citi Visa: 3,041 APR: 13.24 (About to be raised to 18.99) Thank you for your interest.
It does not seem that all of the cc you plan on paying off are part of your revolving credit balance. Are you planning on using this loan to pay off someone elses debt? if yes, whose? (please do not provide a name, just how the person is related to you)	These are debts that my wife and I accrued while I was in school. Most cards are in my wife's name. However, we share debt just like we share income.
Thank you for your answer. So the total income that you have together is $4,833 per month? What is the total debt that you have together? Also, what are your total monthly living expenses? Thank you in advance.	The credit and income information that you see is for me only. I am the one applying for the loan. My wife and I's gross income together is $7500/month. Total debt is approx $20,200 in cc's and personal loan. I also have approx $35,000 in school loans. Our total living expenses a month is approx $4300. We can afford to pay our debts, which we do, we would just like to save some money on interest. Hope this information helps you.
What's your position at Emory? Why do you ask only for $6k when you have ~$20k in cc's? Lastly, which of the cc's do you plan to pay off w/ the $6k?	I originally asked for $19,000 and was tentatively approved for that amount. However, because I don't own a home or a nice car, they will only lend me $6,000 now. At least that is what I'm assuming. Disappointing, but I'll still be able to consolidate the Chase cards and most of the Capital one.

Member Payment Dependent Notes Series 461571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461571	$7,500	$7,500	13.57%	1.00%	November 24, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461571. Member loan 461571 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,235 / month
Current employer:	UPS	Debt-to-income ratio:	3.38%
Length of employment:	< 1 year	Location:	MOUNT WASHINGTON, KY

Home town:	Frankfort
Current & past employers:	UPS
Education:	University of Louisville

This borrower member posted the following loan description, which has not been verified:

576935 added on 11/18/09 > Reliable and responsible , have not defaulted on any loans, pay on time . Also hold company stock ,<br/> 576935 added on 11/21/09 > I have been employed with UPS since 1/03/1993. I am a FT manager . I have always been responsible with my credit and have paid on time . I do not take my responsibility to my creditors lightly and have never defaulted on any loan payments or credit cards. The proceeds of the funding will go towards dental deductibles. I unfortunately must have major dental work done . I will also be paying for my youngest son's car transmission and rac and pinion repair. Currently my monthly budget is 2100. This will be significantly reduced by December , when I have paid three credit cards off . I appreciate your funding . Best Regards<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,963.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have worked at UPS for less than a year? Please provide previous employment history.	No I have worked at UPS from 1/03/1993. Approximately 16 years and 11 months . I am a Ft supervisor
Questions: 1-$5,235 Income-1 or 2 person? 2-Housing AND car pmt $? 3-$6K revolving credit; CC pmts $? (Total paid pm not minimums due.) 4-Describe	Income , is based on my monthly salary only . Total monthly household salary is $9235. No car payments. Monthly Mortgage payment of 15274 . 3 Credit CARD accounts will be paid off in December . I pay more than my minimum payment due each month , so what I actually will vary , but it is usually 800.00 or 850.00 a month Best Regards
Describe $7,500 intended Major Purchase? RetiredUSMCInvestor LOL	Sorry , The amount was a typo . Monthly mortgage payment is 1574.00
Can you confirm your monthly mortgage payments? I think there is a typo in your response.	Yes, it was a typo. Monthly mortgage payment is 1574.
In the response to 505570, you list a mortgage payment of 15274, is that correct?	No , That was a typo. My actually monthly mortgage is 1574.
I would like to help fund your loan, but have a few questions. Could you please be a bit more explicit on what kind of major purchase you are planning? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Loan is for major dental work deductibles , transmission work for son's car and rac and pinion( not sure if it's spelled correctly) replacement. I do have an emergency fund , but don't wish to tap into at this time, if at all possible. I have over 8,000 in UPS stock and 1,200 in savings.I am willing and can verify my income if required. My current total monthly expenses are approximately 2100. This includes gas , food , Credit card payments. This will drop at the end of December when I have paid of some of the credit cards . At the end of December my monthly expenses should only average around 1700. Best Regards

Member Payment Dependent Notes Series 461581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461581	$5,000	$5,000	8.59%	1.00%	November 23, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461581. Member loan 461581 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,960 / month
Current employer:	Harland Electric	Debt-to-income ratio:	20.32%
Length of employment:	9 years	Location:	Ayer, MA

Home town:
Current & past employers:	Harland Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,673.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please tell me about your revolving credit balance of over $6,000? For example, does this mean you have to pay a finance fee each month and at what rate?	I Appreciate that you put time into considering my request. I am guilty of revolving credit, but my spotless record keeps my APR's low, i have one credit card with an apr of 8.9. the rest of my debt is loans(mortgage, Car, Consolidation) thats it. This loan isnt for a dream vacation as much as a chance to see my wifes aging parents who live in AZ. But dream Vacation was the closest thing on the list.
I have the following questions: 1. Position at Harland Electric? 2. Can you please, verify your income with lendingclub (Give them a call and they will provide details)? 3. What are your monthly recurring expenses (rent/mortgage, car, utilities, et al) Thank you!	My position is company VP. My brother owns the company and I run it. I will give lending club a call and provide more info if need be. any other questions just ask.
To what extent is your business affected by the recession and by the drop in new construction? I know little about this business.	That's a great question. We have been spared some pain due to the fact that we do mostly residential old work, rarely new construction.By old work i mean existing homeowners that want or need electrical work, ie. recessed lights, service upgrades and troubleshooting to name a few. We also handle many commercial maintainance contracts. For example: we service several school districts and nursing homes. These accounts are steady work regardless of the economy. We have a large repeat customer base that is loyal. we have seen the trends; who hasn't. But we are holding steady, and we are actually the busiest we've ever been. so busy that we had to hire another electrician this past wednesday. any other questions just ask.

Member Payment Dependent Notes Series 461582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461582	$5,400	$5,400	15.31%	1.00%	November 23, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461582. Member loan 461582 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Accu-Serve	Debt-to-income ratio:	11.33%
Length of employment:	1 year	Location:	Cheyenne, WY

Home town:	Fort Collins
Current & past employers:	Accu-Serve , Clean Start
Education:

This borrower member posted the following loan description, which has not been verified:

576955 added on 11/18/09 > Paying more for seperate card payments and wanting to get rid of this debt in 3 years or less.<br/> 576955 added on 11/19/09 > It shows that I have had my job for a year but I have been doing the same job for the past three years. Started working through a temp agency to work for the hospital laundry department then was hired buy a commercial laundry buisness who got the contract to do the hospital linen. They went bankrupt and I was hired by my current employer who took over most of the previous companies contracts.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,600.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What other measures have you taken to reduce your debt and/or manage your finances?	I always pay my bills on time however my intrest rates as high as 32% are killing me. I am wanting to consolidate them down to one lower intrest payment a month and start saving money for the future.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have been with the same company for three years. The company changed its name from clean start to accu sevre after clean start went bankrupt. I put one year to avoid confusion in that issue.
Hello -- I have a couple questions for you: 1. Your listing shows that you	Your question was cut off. Please resend it. Thank You
I know -- it's really frustrating to investors that our questions keep getting truncated! Let me try again: 1. Your listing shows that you "own" your home with no mortgage -- is that correct? 2. You loan amount is for $5,400 but your credit card debt shows to be $3,600 -- can you explain the difference? Thanks!	Yes i own and do not pay any morgage. I asked for more then my credit debt because i have car tags due and my dog had to get stitches so i need to pay that off too.

Member Payment Dependent Notes Series 461593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461593	$5,000	$5,000	12.87%	1.00%	November 24, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461593. Member loan 461593 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Longhorn Steakhouse	Debt-to-income ratio:	13.14%
Length of employment:	8 years	Location:	West Warwick, RI

Home town:
Current & past employers:	Longhorn Steakhouse
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,154.00	Public Records On File:	1
Revolving Line Utilization:	86.50%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the Public Record 88 months ago for?	Hello and thanks for your question, CriticalMiss. The public record was personal bankruptcy - discharged in August of '02.

Member Payment Dependent Notes Series 461609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461609	$2,000	$2,000	7.40%	1.00%	November 23, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461609. Member loan 461609 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Saint Francis Hospital	Debt-to-income ratio:	4.53%
Length of employment:	2 years	Location:	Fayetteville, WV

Home town:
Current & past employers:	Saint Francis Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

576993 added on 11/20/09 > Excellent Credit (780)...very stable job with more than adequate income to cover loan payments...will probably pay off this loan quickly with tax refund at the beginning of the year...use for installation of new, energy efficient windows in older home...<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$706.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 461664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461664	$4,000	$4,000	7.74%	1.00%	November 23, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461664. Member loan 461664 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,375 / month
Current employer:	civil works corp	Debt-to-income ratio:	17.64%
Length of employment:	9 years	Location:	PICO RIVERA, CA

Home town:
Current & past employers:	civil works corp
Education:

This borrower member posted the following loan description, which has not been verified:

577091 added on 11/19/09 > I plan spending the money on a shopbot cnc router and using it to make cabinets and furniture so that i can have additional income.<br/> 577091 added on 11/19/09 > I have an excellent credit history and score. I also have minimal expenses and get paid on union scale as i am part of the Carpenters union<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$611.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purchase you plan on making?	a shopbot cnc router. I am a woodworker and furnature maker and this would be a valuable asset to my ventures. It saves production time and is a solid corner stone to any modern cabinet/furniture shop.
California seems to be a hotspot for a bad economy. How does your job look for the long term?	surprisingly good my company has a lot of solid school contracts that are already in works as well as a possible freeway bid that we just recently won.
What is this loan for?	A Shopbot cnc router
Lenders are more comfortable lending to people they know something about. You haven no narrative, except your dreams I have the following questions: 1. Position at Civil Works Corp? 2. Can you please, verify your income with lendingclub (Give them a call and they will provide details)? 3. What are you planning to use your money on? 4. What are your monthly recurring expenses (rent/mortgage, car, utilities, et al) Thank you!	1.)I am a carpenter. 2.)I have no problem verifying that in, and i will call them friday afternoon. 3.)on a Shopbot cnc router. 4.)$299.00 truck payment , $98.00 chase mastercard, $65.00 firestone credit card.
Other lenders - You can see a Shopbot "tool" here - http://www.shopbottools.com/	yes

Member Payment Dependent Notes Series 461673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461673	$6,000	$6,000	8.94%	1.00%	November 24, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461673. Member loan 461673 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Activant Solution	Debt-to-income ratio:	15.70%
Length of employment:	3 years	Location:	Hillsborough, NJ

Home town:
Current & past employers:	Activant Solution
Education:

This borrower member posted the following loan description, which has not been verified:

577122 added on 11/18/09 > Approved<br/> 577122 added on 11/18/09 > I plan to use these funds for a household improvement project. I guarantee payments on time, and have a FICO score over 720<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	39
Revolving Credit Balance:	$55.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you please be a bit more explicit on what kind of home improvement project you are planning? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Activant Solution? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am looking to re-do a room in my home. I have outstanding student loans, which I am paying at the moment. I am a computer software expert at my job, and do have a savings account. If you assist in funding the loan, I will be sure to pay all payments on time.

Member Payment Dependent Notes Series 461717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461717	$6,250	$6,250	15.31%	1.00%	November 23, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461717. Member loan 461717 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	St. Johns United Methodist Church	Debt-to-income ratio:	13.73%
Length of employment:	< 1 year	Location:	AIKEN, SC

Home town:
Current & past employers:	St. Johns United Methodist Church
Education:

This borrower member posted the following loan description, which has not been verified:

577225 added on 11/19/09 > This loan will be used to consolidate 5 credit card loans into one loan. I will want to receive another loan once this one is paid off to further reduce my debt.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,988.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to reduce your debt other than requesting this loan?	My husband and I use to live beyond our means in order to purchase wants as well as needs. Now we live within a specific budget each month and no longer use credit cards. I want to get this loan, which has a lower interest rate vs. our credit cards, in order to reduce the interest wasted each month and apply those savings towards more debt to further reduce my overall debt.
Q: 1-Position @ St Johns UMC? 2-House and auto pmts pm $? 3-Application reflects less than 1 year (<1) present employer. Provide three years work history PRIOR employer? I invest after receiving answers. LOL	I am the Director of Children's Ministries at our church. We own our house and pay $1724.00 each month for it as well as $872 each month for both of our cars. Prior to working at the church I was a stay-at-home mom caring for our two children. Prior to having children I worked in HR for an envelope manufacturing company in Charlotte, NC and for Baptist Hospital in Winston-Salem, NC after I finished college.
The expenses you listed exceed your gross income, so I take that you will be using your family combined income for this, so please list how much it is and what your husband does for a living and how long he has been doing it. Thanks.	My husband is the Plant Superintendent for a mining company where he has worked for 3 years. Prior to that he worked for a textile company as an Assistant Plant Manager for 6 years. Our combined annual salary is over $112K.

Member Payment Dependent Notes Series 462038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462038	$1,000	$1,000	11.14%	1.00%	November 24, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462038. Member loan 462038 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$800 / month
Current employer:	n/a	Debt-to-income ratio:	4.38%
Length of employment:	n/a	Location:	Silver Spring, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

577817 added on 11/20/09 > I am currently a senior undergrad and would like to get a head start on paying off my credit card bills. I plan on working part-time next year, at the pace of about $1000 a month, to assist in paying back this loan. I have a good credit rating at the moment and do not have any other debts to mention of. Thank you all for your consideration!<br/> 577817 added on 11/20/09 > I also would like to clarify that I do not actually own a home as I still live with my parents. It was necessary that I made a selection in the "Home Ownership" box.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$486.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer? Length of employment?	My most recent employer was Safeway, Inc. I've worked for them part-time over the past 2 years, when my school workload has not been too heavy, or during my semester breaks. I have a great relationship with my local store and I'm fairly certain that I would be offered at least a temporary position if requested.
What is your major in college? Also, what field and industry do you expect to procure employment?	I'm actually a double major with a B.S. in Biology and Environmental Science. Living near DC, I hope to eventually have a job working for the federal government, or perhaps a science-oriented NGO. It appears that the environment will be a hot issue in the coming decade, so I'm banking on that as well.

Member Payment Dependent Notes Series 462081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462081	$4,000	$4,000	17.74%	1.00%	November 24, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462081. Member loan 462081 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	MacNeill group	Debt-to-income ratio:	14.04%
Length of employment:	< 1 year	Location:	Fort lauderdale, FL

Home town:
Current & past employers:	MacNeill group
Education:

This borrower member posted the following loan description, which has not been verified:

568271 added on 11/06/09 > We are a fantastic, low risk listing. My fiance and I make very good money, have very low overhead, no children and very stable, steady employment. We will be able to repay this loan quickly and easily. Thank you for your interest.<br/>

A credit bureau reported the following information about this borrower member on October 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	25
Revolving Credit Balance:	$3,082.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Less than a year at MacNeill group? Please provide previous employment history. Thank you in advance.	I'm sorry. I think I made an error in the employment section. I have been at MacNeill Group for over three years. I started in April 2006.
Define "quickly"? 3 months? 6 moths? 9 months? Or what? Thanks. LOL.	It should take no more than a year.
You may want to call Lending Club and ask them to make the correction in your profile.	Thank you. I will do that. I know what a big difference length of employment makes when underwriting a loan.
My personal opinion is that the longer someone is employed at the same employer, the more reliable they are as a Borrower, generally speaking. There are exceptions of course. Different Lenders here have different criteria, and as you can see by my screen name, I tend to be on the critical end of the spectrum.	That's a good place to be. I agree completely.

Member Payment Dependent Notes Series 462245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462245	$6,000	$6,000	11.14%	1.00%	November 24, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462245. Member loan 462245 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Executive Hotels Vintage Court	Debt-to-income ratio:	24.10%
Length of employment:	2 years	Location:	Walnut Creek, CA

Home town:	Vallejo
Current & past employers:	Executive Hotels Vintage Court, Kimpton Hotels: Argonaut Hotel, San Francisco, Kimpton Hotels: Harbor Court Hotel, San Francisco, Atherton Hotel at OSU
Education:	Oklahoma State University-Main Campus, Murray State College, Oklahoma State University-Okmulgee

This borrower member posted the following loan description, which has not been verified:

578132 added on 11/20/09 > Help my partner and I overcome a difficult year. Because of some medical issues this year, I had to work fewer hours, leaving us short on cash to cover living expenses and relying on credit cards too much. However, life is normal again and I am working full time. But because of these credit card debts, differing due dates and interest rates, it's difficult for us pay them off and not affect our ability to pay other bills.<br/><br/>Patelco Visa $901 14.9%<br/>HSBC Discover $280 14.99%<br/>HSBC MC $676 14.9%<br/>Juniper Card $1,210 22.4%<br/>Barclay Card $220 20.74%<br/>Capital One $1,800 22.9%<br/><br/>These total a bit more than $5,000, but am adding on the few extra hundred to help jump start savings and to cover any fees/charges that may occur.<br/> 578132 added on 11/20/09 > Patelco Visa $901 14.9%<br/>HSBC Discover $280 14.99%<br/>HSBC MC $676 14.9%<br/>Juniper Card $1,210 22.4%<br/>Barclay Card $220 20.74%<br/>Capital One $1,800 22.9%<br/><br/>These total a bit more than $5,000, but am adding on the few extra hundred to help jump start savings and to cover any fees/charges that may occur.<br/> 578132 added on 11/21/09 > I failed to note above that I didn't add my partners income, for the record, his gross income is $52,000 per year.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	61
Revolving Credit Balance:	$4,136.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 61 months ago. Thank you in advance.	CriticalMiss, thank you for your interest. The delinquency is a mistake on my report that has been corrected on my Equifax report, but apparently not on the other bureaus. I consolidated my student loans and some lenders did not reflect this for some time, even though ACS, the company that manages my consolidated loan, showed that they had been paid. I disputed the delinquency report and with ACS' help, th lenders agreed and removed the record. But I suppose Experian and TransUnion have yet to note this. I'll file a dispute with them now.

Member Payment Dependent Notes Series 462313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462313	$3,000	$3,000	14.26%	1.00%	November 24, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462313. Member loan 462313 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	Spherion	Debt-to-income ratio:	12.21%
Length of employment:	< 1 year	Location:	Greensburg, PA

Home town:
Current & past employers:	Spherion
Education:

This borrower member posted the following loan description, which has not been verified:

578263 added on 11/22/09 > I want to borrow money to finally purchase an engagement ring for my girlfriend. We've been together for 4.5 years and she's been waiting forever to get married. My plan was to have my career fully underway before marriage, but she is really depressed having to wait so long, while seeing all of her friends, cousins, etc. get married and start familes.<br/>I assure that all payments will be on time.<br/>

A credit bureau reported the following information about this borrower member on November 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	68
Revolving Credit Balance:	$1,772.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Less than a year at Spherion? Please provide previous employment history? Thank you.	Hello, I worked for a business called 'Classic Industries' for about 6 years. I had left that position because I was doing full-time clinical work (intern) as part of my college schooling for physical therapy. Although I have recently graduated, I still need to pass the state board exams. Currently, however, I am trying to obtain a career with the state police. Please let me know if you have any other questions. Thanks
Does your household have any other income beyond what you have listed in this request - such as from your future spouse?	Yes, We currently live together. She is an HR specialist, and has been working for the same company for the last 4 years.
Thanks for your reply. With the combination of your willingness to communicate details and the relatively small monthly payment on this loan I will contribute toward your goal. Good luck in your engagement!	Thank you very much. I really appreciate your help.

Prospectus Supplement (Sales Report) No. 17 dated November 24, 2009